FACILITY AGREEMENT


                    Dated 5th November, 1995

                       1,100,000,000 pounds


                      TERM LOAN FACILITIES



                       150,000,000 pounds

                    REVOLVING CREDIT FACILITY
                             Between


                         CSW INVESTMENTS
                          CSW (UK) PLC
                   as Borrowers and Guarantors


                   CITIBANK INTERNATIONAL PLC
                          CREDIT SUISSE
                    UNION BANK OF SWITZERLAND
                          as Arrangers


                         CITIBANK, N.A.
                          CREDIT SUISSE
                    UNION BANK OF SWITZERLAND
                        as Original Banks


                          CREDIT SUISSE
              as Facility Agent and Security Agent


                          ALLEN & OVERY

                             London
                         Ref. B3:47631.5


                            CONTENTS

Clause                                              Page

1.   Interpretation                                   1
2.   Facilities and Related Matters                   21
3.   Purpose and Responsibility                       24
4.   Conditions Precendent                            25
5.   Advances                                         26
6.   The Bill Facility                                27
7.   Cancellation of Commitments                      31
8.   Repayment                                        32
9.   Prepayment                                       32
10.  Interest Periods                                 33
11.  Interest                                         35
12.  Payments                                         36
13.  Taxes                                            38
14.  Market Disruption                                40
15.  Increased Costs                                  42
16.  Illegality                                       44
17.  Mitigation                                       45
18.  Guarantee                                        46
19.  Additional Borrowers                             49
20.  Representations and Warranties                   49
21.  Undertakings                                     53
22.  Financial Ratios                                 68
23.  Default                                          69
24.  Indemnities                                      76
25.  Agents, Arrangers and Banks                      78
26.  Fees, Expenses and Stamp Taxes                   83
27.  Waivers, Remedies Cumulative                     85
28.  Notices                                          85
29.  Assignments, Transfers and Substitutions         86
30.  Set-Off and Redistribution                       90
31.  Governing Law and Jurisdiction                   91
32.  Confidentiality                                  92
33.  Miscellaneous                                    93




Schedules

A.   Notice Details for Borrower and Agents           94
B.   Banks' Commitments and Notice Details            97
C.   Forms of Request                                 98
D.   Substitution Certificate                         101
E.   Calculation of Additional Cost                   104
F.   Accession Agreement                              106
G.   Documentary Conditions Precedent                 109
H.   Form of Bill                                     110
I.   Form of Power of Attorney                        111
Signatories                                           113


THIS  FACILITY AGREEMENT is dated the 5th November, 1995 and made BETWEEN:-

(1)  CSW  INVESTMENTS a company incorporated in England and Wales
     (No. 3123865) ( the "Company");

(2)  CSW  (UK)  PLC a company incorporated in England  and  Wales
     (No. 3123442) ("Bidco");

(3)  CITIBANK INTERNATIONAL PLC, CREDIT SUISSE and UNION BANK  OF
     SWITZERLAND as Arrangers (in this capacity the "Arrangers");

(4) CITIBANK, N.A., CREDIT SUISSE and UNION BANK OF SWITZERLAND as original lenders (in this capacity the "Original Banks");

(5) CREDIT SUISSE as facility agent for the Banks (in this capacity the "Facility Agent"); and

(6)  CREDIT  SUISSE as security agent and trustee for  the  Banks
     (in this capacity the "Security Agent").

WHEREAS pursuant to arrangements made by the Arrangers and upon and subject to the terms of this Agreement, the Original Banks
(as defined above) have agreed to make available term loan facilities aggregating 1,100,000,000 pounds to the Company and a revolving credit and bills acceptance facility of 150,000,000 pounds to the Borrowers.

IT IS AGREED as follows:-

1.   INTERPRETATION

1.1  Defined Terms

     In this Agreement:-

     "Accession Agreement" means an agreement substantially in the form of Schedule F made pursuant to Clause 19;

     "Accounting Date" means each 30th June, 30th September, 31st December and 31st March, falling after the date of this Agreement (or, where contemplated by Clauses 21.2(a)(vii) and 22.2, up to one year prior to the date of this Agreement), save as any such date may be adjusted forwards or backwards with the agreement of the Facility Agent to avoid an Accounting Date falling on a day which is not a Business Day and/or to ensure that all Accounting Dates fall on the same day of the relevant weeks.

     "Accounting Period" means any period of approximately three months or one year ending on an Accounting Date for which Accounts are required to be prepared for the purposes of this Agreement, including pro forma Accounting Periods as contemplated in Clauses 21.2(a)(vii) and 22.2.

     "Accounts" means from time to time:-

     (a) the latest audited consolidated annual accounts of the Group;

     (b) the latest unaudited consolidated quarterly accounts of the Group; and

     (c) any other audited or unaudited consolidated or unconsolidated accounts (if any) of the Group or any member thereof (including without limitation, the pro forma accounts referred to in Clause 21.2(a)(vii)), delivered or required to be delivered to the Facility Agent pursuant to this Agreement (together with any letter applicable thereto delivered to the Facility Agent pursuant to Clause 21.2(e)), or such of the foregoing as the context requires.

     "Act" means the Electricity Act 1989 and, unless the contract otherwise requires, all subordinate legislation made pursuant thereto.

     "Additional Borrower" means the Target upon it becoming, and any other entity which becomes, party to this Agreement as a Borrower pursuant to an Accession Agreement.

     "Additional Cost" in relation to each Advance or overdue amount means, for the Interest Period relating to that Advance or overdue amount, the cost as calculated by the Facility Agent in accordance with Schedule E imputed to each Bank participating in such Advance or overdue amount of compliance with the Mandatory Liquid Assets requirements of the Bank of England during that Interest Period, expressed as a percentage rate per annum.

     "Adjusted Capital and Reserves" means the amount (including any share premium) for the time being paid up or credited as paid up on the issued share capital of the Company;

          plus the outstanding amount of any Subordinated Debt;

          plus the amount standing to the credit (or, as the case may be, minus the amount standing to the debit) of the capital and revenue reserves of the Group;

          plus any amount standing to the credit or minus any amount standing to the debit of the consolidated profit and loss account of the Group;

          plus the amount of goodwill arising upon and in respect of the acquisition of the Shares pursuant to the Offer;

          minus any distribution declared or made by the Company or any of its Subsidiaries (other than to another member of the Group) out of profits included within reserves to the extent that those reserves have not already been reduced on account thereof;

          minus amounts attributable to the interests (if any) of outside holders of issued share capital in any member of the Group other than the Company itself;

     and for the purposes of the foregoing, no item shall be effectively deducted or added more than once, all items shall be calculated on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) in accordance with the Applicable Accounting Principles and, where the calculation is being made as at the end of any Accounting Period shall be determined from the balance sheet forming part of the Accounts for that Accounting Period.

     "Advance" means the principal amount of each borrowing under this Agreement from the Tranche 1 Commitments (a "Tranche 1 Advance") or the Tranche 2 Commitments (a "Tranche 2
     Advance") or the Tranche 3 Commitments (a "Tranche 3 Advance") or, in each case, the principal amount of such borrowing outstanding from time to time.

     "Affiliate" means, in relation to a body corporate,  any  of
     its   Holding  Companies  or  Subsidiaries  or   any   other
     Subsidiary of any of its Holding Companies.

     "Agent" means:-

     (a) when designated "Facility", Credit Suisse or any of its successors pursuant to Clause 25.14;

     (b)  when designated "Security", Credit Suisse or any of its
          successors   pursuant   to   Clause   25.14   and   any
          corresponding provision of any Security Document; and

     (c) without any such designation, the Facility Agent or the Security Agent, as the context requires.

     "Announcement  Date"  means  the date  on  which  the  Press
          Release is issued.

     "Applicable Accounting Principles" means accounting principles and practices, which at the date hereof are generally accepted in the United Kingdom and approved by the Institute of Chartered Accountants of England and Wales and which are consistent with the accounting principles and practices applied in the preparation of the Base Financial Statements, and any variation to such accounting principles and practices which is not material or, if material, has been agreed in writing by the Majority Banks.

     "Applicable  Taxes" has the meaning given to  it  in  Clause
     13.1.

     "Auditors" means a firm of independent public accountants of international standing recognised and authorised by the Institute of Chartered Accountants of England and Wales which is appointed by the Company to audit the consolidated annual accounts of the Company.

     "Authorised Signatory" in relation to any Obligor and any communication to be made or document to be executed or certified by that Obligor means, at any time, any person:-

     (a) who is at such time duly authorised by a resolution of the board of directors of that Obligor or by virtue of his appointment by that Obligor to a particular office to make that communication or to execute or certify that document on behalf of that Obligor and in respect of whom the Facility Agent has received a certificate of a director or the secretary of that Obligor setting out the name and signature of that person and confirming that person's authority so to act; and

     (b) in respect of whom no notice has been received by the Facility Agent from that Obligor to the effect that that person is no longer an Authorised Signatory for that Obligor.

     "Available  Facility Amount" at any time in respect  of  the
     Tranche  3  Facility  means the  amount  of  the  Tranche  3
     Commitments,  less the amount of the outstanding  Tranche  3

     Utilisations at such time taking into account any Tranche  3
     Utilisations scheduled to be made, repaid or prepaid by assuming that the same occurs when due.

     "Availability Period" means the period from opening of business in London on the date of this Agreement to:-

     (a) when designated "Tranche 1/2", close of business in London on whichever is the earlier of (i) the date 180 days after the Announcement Date, (ii) the date falling three months after the Unconditional Date, and (iii) the date 200 days after the date hereof;

     (b) when designated "Tranche 3", close of business in London on whichever is the earlier of (i) (if no Tranche 1 Advance and no Tranche 2 Advance is drawn at all) the expiry of the Tranche 1/2 Availability Period, and (ii) the fifth anniversary of the Unconditional Date;

     or in either case such later date as all the Banks may agree in writing on or after the date hereof.

     "Bank" means each of the following:-

     (a)  each bank whose name is set out in Schedule B;

     (b) each bank to which rights and/or obligations under this Agreement are assigned or transferred pursuant to Clause 29 or which assumes rights and obligations pursuant to a Substitution Certificate; and

     (c) any successor or successors in title to any of the foregoing,

     provided that upon (i) termination in full of all the Commitments of any Bank, and (ii) irrevocable payment in full of all amounts which may be or become payable to such Bank under the Finance Documents, such Bank shall not be regarded as being a Bank for the purposes of determining whether any provision of any of the Finance Documents requiring consultation with or the consent or approval of or instructions from the Banks or any of them or the Majority Banks has been complied with.

     "Base   Financial  Statements"  means  the  audited   annual
     consolidated accounts of the Target for and as at the end of the financial year of the Target ended 31st March, 1995.

     "Bill" means a Sterling bill of exchange issued pursuant to the terms of this Agreement substantially in the form of Schedule H.

     "Borrower"  means  the Company, Bidco  and  each  Additional
     Borrower.

     "Borrowing" means any indebtedness for, or for interest or other charges relating to, or otherwise in respect of or pursuant to:-

     (a) moneys borrowed or raised, including, without limitation, monies raised by the sale of receivables or other financial assets on terms (and to the extent) that recourse may be had to the vendor in the event of non-payment of such receivables or financial assets when due and monies raised under acceptance credit facilities and through the issue of bonds, notes, debentures, bills, loan stocks and other debt securities (including any debt security convertible, but not at the relevant time converted, into share capital), provided that the Subordinated Debt (if any) shall not constitute a Borrowing;

     (b) the acquisition cost of assets or services to the extent payable on deferred payment terms after the time of acquisition or possession thereof by the party liable (whether or not evidenced by any bond, note, debenture, loan stock or other debt security), excluding (i) retentions which are normal in the trade concerned and not entered into primarily as a means of raising finance, (ii) any payment relating to construction works or the acquisition of fixed assets which will become payable only upon fulfilment of conditions relating to or comprising completion or commissioning of certain stages in such works or in the supply programme or the granting of any planning permission for such works or fixed assets and which has not yet become payable by reason of the non-fulfilment of any such condition, and (iii) any such cost payable on deferred payment terms which are normal in the business concerned and not entered into primarily as a means of raising finance, and which do not involve any deferral of payment of any sum for more than six months;

     (c) moneys received in consideration for the supply of goods and/or services to the extent received more than six months before the due date for such supply (but excluding any liability in respect of bona fide advance payments and deposits received from customers in the ordinary course of trade);

     (d) instalments under conditional sale agreements entered into primarily as a method of raising finance;

     (e) payments under leases (whether in respect of land, machinery, equipment or otherwise) and payments under hire purchase agreements and similar agreements and instruments, in each case where such leases, agreements or instruments are treated as finance leases in accordance with the Applicable Accounting Principles;

     (f) (i) any guarantee, indemnity, letter of credit or other legally binding instrument to assure payment of, or against loss in respect of non-payment of, any of the indebtedness specified in this definition and any counter-indemnity in respect of any thereof; and/or

          (ii) any legally binding agreement or other instrument entered into in connection with any of the indebtedness specified in this definition requiring, or giving any person the right (contingently or otherwise) to require, that any other person invest in, make advances to, purchase assets of or maintain the solvency or financial condition of any other person;

     (g) any interest rate and/or currency swap, and any other interest or currency protection, hedging or financial futures transaction or arrangement;

     (h) transactions which involve or have the commercial effect of the borrowing of commodities as part of an arrangement for or in substitution for the raising of finance, the value of indebtedness concerned for this purpose being the sum which must be paid and/or the value in money terms of the commodities which must be delivered by the "borrower" to, or to the order of, the "lender";

     provided that in computing an amount of Borrowings of any person or persons for the purposes of the definition of Consolidated Net Total Borrowings in Clause 1.1 or for the purposes of Clause 21.4(a) double counting shall be avoided and:-

     (i) any interest, dividends, commission, fees or other like financing charges, and any item falling within paragraph (g), shall be excluded, save in each case to the extent capitalised or more than 15 days overdue for payment;

     (ii) in respect of any bonds, notes, debentures, loan stocks and/or other debt securities issued at a discount or redeemable at a premium and constituting a Borrowing, the issue price thereof, together with any applicable discount or premium recognised or required by the Applicable Accounting Principles to be recognised at the time of calculation (other than amounts required by the Applicable Accounting Principles to be accounted for as interest) in Accounts of the relevant person (were any then to be prepared), shall be included;

     (iii) in respect of paragraphs (d) and (e) (but in the case of paragraph (d), only where no interest or similar charge is charged), only the principal amount thereof as determined by the Applicable Accounting Principles or (in the case of paragraph (e)) the capitalised value (as so determined) of any items falling thereunder shall be included;

     (iv) any item falling within paragraph (f) which is in respect of any sum excluded by item (i) or (iii) of this proviso shall be excluded; and

     (v) any item falling within paragraph (f)(ii) shall be included only to the extent that the same has been or (in accordance with the Applicable Accounting Principles) ought to be given a value in the latest or next Accounts, or in any notes to those Accounts.

     "Business Day" means a day (not being a Saturday or Sunday) on which banks and foreign exchange markets are open for business in London.

     "CSW"  means Central and South West Corporation  and/or  any
     wholly   owned   Subsidiary  or  wholly-owned   Subsidiaries
     thereof.

     "Chief Financial Officer" means the finance director of the Company from time to time or in his absence his deputy
     (being an Authorised Signatory of the Company).

     "Code" means The City Code on Takeovers and Mergers.

     "Commitment" in relation to a Bank means an amount appearing and designated as such against that Bank's name in Schedule B or in the Substitution Certificate or other document by which it became party to or acquired rights under this
     Agreement (being a "Tranche 1 Commitment" or a "Tranche 2 Commitment" or a "Tranche 3 Commitment" as therein indicated), in each case as reduced or increased by substitution or transfer pursuant to Clause 29 and any Substitution Certificates to which such Bank is party, and to the extent not cancelled, reduced or terminated under this Agreement.

     "Consolidated EBITDA" for any period comprising an annual Accounting Period of the Company or four consecutive quarterly Accounting Periods (including, where contemplated by Clauses 21.2(a)(vii) and 22.2, pro forma Accounting Periods) of the Company (taken together as one period) means the profit of the Group for such period:

          before deducting all depreciation and other amortisation (including, without limitation, amortisation of goodwill arising from and upon the acquisition of the Shares and amortisation of Offer Costs in accordance with Financial Reporting Standard 4 issued by the Accounting Standards Board);

          before  taking  into  account all  Extraordinary  Items
          (whether positive or negative) but after taking into account all Exceptional Items (whether positive or negative);

          before deducting advanced corporation tax, mainstream corporation tax and their equivalents in any relevant jurisdiction;

          before  taking into account Consolidated Total Interest
          Payable for such period;

          before deducting any Offer Costs;

          after deducting any gain over book value arising in favour of the Group on the sale, lease or other disposal of any asset (other than on the sale of trading stock) during such period and any gain arising on revaluation of any asset during such period, in each case to the extent that it would otherwise be taken
          into  account,  whether  as  an  Exceptional  Item   or
          otherwise;

     and for the purposes of the foregoing no item shall be effectively deducted or credited more than once in this calculation, all items shall be determined on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) in accordance with the Applicable Accounting Principles and as determined from the consolidated Accounts of the Group for such annual Accounting Period or for the relevant Accounting Periods falling within such period.

     "Consolidated Net Total Borrowings" at any time means the aggregate at that time of the Borrowings of the members of the Group from sources external to the Group (giving effect to the proviso to the definition of Borrowings in Clause 1.1.), plus (to the extent not otherwise included) the amount of any actual or contingent liability of any member of the Group (a) for Borrowings at that time of any person in which any member of the Group has an ownership interest or (b) to provide funds by loan, subscription for share capital or otherwise to any person in which any member of the Group has an ownership interest;

     less the cash in hand and cash equivalents of the members of the Group at that time;

     less the aggregate amount of any premium over face value arising with respect to certain bonds issued by the Target prior to the date hereof,

     calculated on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified herein and/or in the definition of Borrowings in Clause 1.1) in accordance with the Applicable Accounting Principles and, where the calculation is being made as at the end of any Accounting Period for which a consolidated balance sheet of the Group has been delivered to the Facility Agent, as shown in that balance sheet.

     "Consolidated Total Interest Payable" for any period comprising an annual Accounting Period of the Company or four consecutive quarterly Accounting Periods (including, where contemplated by Clauses 21.2(a)(vii) and 22.2, pro forma Accounting Periods) of the Company (taken together as one period) means the Interest accrued during such period as an obligation of any member or members of the Group (whether or not paid or capitalised during or deferred for payment after such period) adjusted to take account of any amount constituting Interest receivable by any members of the Group under interest rate and/or currency hedging agreements or instruments under which all parties are in compliance with their payment and other material obligations, all determined on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) in accordance with the Applicable Accounting Principles and as shown in the consolidated Accounts of the Group for such annual Accounting Period or for the Accounting Periods falling within such period.

     "Dangerous Substance" means any radioactive emissions, noise, any natural or artificial substance (whether in the form of a solid, liquid, gas or vapour) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous substance or waste, gives rise to a risk of causing harm to man or any other living organism or damaging the Environment or public health or welfare.

     "Default" means (a) any Event of Default or (b) any event which, with the giving of notice and/or the expiry of any cure period and/or fulfilment of any other condition (apart from the mere occurrence of such event) stated in any Finance Document would be or become an Event of Default, provided that any such event which by reason of express provisions in any Finance Document requires the satisfaction of a condition as to materiality before it may become an Event of Default shall not be a Default unless that condition is satisfied.

     "Director General" means the person appointed from time to time by the Secretary of State to hold office as the Director General of Electricity Supply for the purpose of the Act.

     "EBDR" means the rate, as determined by the Facility Agent at or about 11.00 a.m. on the Utilisation Date for a Utilisation by way of a Bill, at which Eligible Bills of an equivalent tenor to such Bill can be discounted in the London discount market at or about that time.

     "Eligible Bill" means a Sterling Bill of exchange eligible for rediscounting at the Bank of England.

     "Encumbrance" means any standard security, assignation in security, bond and floating charge, mortgage, pledge, lien, charge, assignment for the purpose of providing security, hypothecation, right in security, security interest or trust arrangement for the purpose of providing security, and any other security agreement or other arrangement having the effect of providing security (including, without limitation, the deposit of monies or property with a person with the primary intention of affording such person a right of set-off or lien).

     "Environment" means all, or any of, the following media, the air (including, without limitation, the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

     "Environmental Claim" means any claim by any person:

     (a) in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law; or

     (b) that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings, including without limitation, any such claim arising from injury to persons, property or natural resources.

     "Environmental Contamination" means each of the following and their consequences:

     (a) any release, emission, leakage or spillage of any Dangerous Substance at or from any site owned, occupied or used by any member of the Group into any part of the Environment; or

     (b)  any  accident, fire, explosion or sudden event  at  any site owned, occupied or used by any member of the Group
          which   is   directly  or  indirectly  caused   by   or
          attributable to any Dangerous Substance; or

     (c)  any other pollution of the Environment.

     "Environmental Law" means all applicable laws (including, without limitation, common law), regulations, directing codes of practice, circulars, guidance notices and the like having legal effect (whether in the United Kingdom or elsewhere) concerning pollution or the protection of human health, the Environment, the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

     "Environmental   Licence"   means   any   permit,   licence,
     authorisation, consent or other approval required by any Environmental Law.

     "Event  of Default" means, subject to Clause 23.3,   any  of
     the events specified in Clause 23.1.

     "Exceptional Items" has the meaning given to it in Financial Reporting Standard 3 issued by the Accounting Standards Board (as in force at the date hereof), but shall exclude any items falling within the definition of Extraordinary Items.

     "Extraordinary Items" has the meaning given to it in Financial Reporting Standard 3 issued by the Accounting
     Standards Board but in addition shall include those items listed in paragraph 20 thereof.

     "Facility" means:

     (a) when designated "Tranche 1", the term loan facility referred to in Clause 2.1(a);

     (b) when designated "Tranche 2", the term loan facility referred to in Clause 2.1(b);

     (c) when designated "Tranche 3", the revolving credit and bill acceptance facility referred to in Clause 2.1(c);

     (d) without any such designation, the Tranche 1 Facility, the Tranche 2 Facility or the Tranche 3 Facility, as the context requires.

     "Facility Office" in relation to a Bank means:-

     (a) the office of that Bank in the United Kingdom whose address appears under its name in Schedule B or is specified for this purpose in the schedule to the Substitution Certificate or in any other document by which such Bank became party to or acquired rights under this Agreement; and/or

     (b) any (and each) other office in the United Kingdom notified by that Bank to the Facility Agent in accordance with Clause 29.6 as the office through which that Bank will participate in the Facilities or any of them.

     "Finance  Documents"  means  this  Agreement,  the  Security
     Documents, any Bill, the Intercreditor Agreement and any other document designated as such by the Facility Agent and the Company together.

     "Finance Party" means each Arranger, each Bank, the Security
     Agent   and  the  Facility  Agent  (together  the   "Finance
     Parties").

     "Grid  Shares" means shares in the capital of  The  National
     Grid Holding plc beneficially owned by the Target at the date hereof.

     "Group" means the Company and its Subsidiaries from time to time.

     "Guarantor" means each of the Company and Bidco.

     "Holding Company" means, in relation to a body corporate, any other body corporate of which it is a Subsidiary.

     "Information Memorandum" means an information memorandum relating to the Group as, when and if agreed between the Company and the Arrangers for use in the syndication of the Facilities.

     "Intercreditor Agreement" means an agreement in the agreed form made or to be made between the Company, the Finance
     Parties and the creditors from time to time for any Subordinated Debt.

     "Interest" means:

     (a)  interest and amounts in the nature of interest  accrued
          (including, without limitation, the interest elements of finance leases);

     (b) prepayment penalties or premiums incurred in repaying or prepaying any Borrowing;

     (c) discount fees and acceptance fees payable or deducted in respect of any Borrowing (including all fees payable in connection with any letter of credit, guarantee or acceptance); and

     (d) any other costs, expenses and deductions of the like effect (including, without limitation, the interest element of finance leases) and any net payment (or, if appropriate in the context, receipt) under any interest rate hedging agreement or instrument, taking into account any premiums payable for the same and the interest element of any net payment (plus or minus any accrued exchange gains or losses) under any currency hedging instrument or arrangement and dividends.

     For the avoidance of doubt, "Interest" includes commitment, utilisation and non-utilisation fees (including, without limitation, those payable hereunder) but excludes agent's and front-end, management, arrangement and participation fees with respect to any Borrowing (including, without limitation, those payable hereunder) and any up-front premium or front-end fee payable pursuant to any interest rate hedging agreement or instrument.

     "Interest Date" means, in relation to any Advance or any overdue amount, the last day of an Interest Period relating thereto.

     "Interest Period" means, in relation to any Advance or Bill, each (or the) period determined in accordance with Clause 10 or Clause 6.2(e) respectively, and, in relation to any overdue amount, each period determined in accordance with Clause 11.3.

     "LIBOR" in relation to any Advance for any Interest Period relating thereto, means the arithmetic mean (rounded upward, if necessary, to four decimal places) of the respective rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the ordinary course of business in the London Interbank Market at or about 11.00 a.m. on the first day of such Interest Period for the offering of deposits in the currency of such Advance for the same period as such Interest Period, provided that if any of the Reference Banks shall be unable or otherwise fails so to supply such offered rate by 1.00 p.m. on the required date, "LIBOR" for the relevant Interest Period shall be determined, on the basis of the quotations of the remaining Reference Banks.

     "Licence" means a public electricity supply licence held by a member of the Group and issued pursuant to Section 6(1) of the Act, as modified or supplemented from time to time.

     "Licenceholder" means at any time a member of the Group which then holds a Licence.

     "Licence Undertaking" means any and each undertaking or assurance given in connection with the Offer by any one or more of CSW, the Company, Bidco or the Target or any
     Affiliate of any of them to the Director General or the Secretary of State concerning the management and/or ownership of and/or other matters concerning the Target once it has become a Subsidiary of the Company.

     "Majority Banks" means at any time:

     (a) whilst no Advance or Bill is outstanding, a Bank or Banks the aggregate amount of whose Commitments at the relevant time represents by value more than sixty-six and two-thirds per cent. (66 2/3%) of the aggregate Commitments at such time;

     (b) if an Advance or Bill is then outstanding, a Bank or Banks the aggregate of whose participations in the Advances and aggregate potential liability under Bills outstanding at such time represents by value more than sixty-six and two-thirds per cent. (66 2/3%) of the aggregate of all the Advances and all the Outstanding Liability Amounts of all Bills outstanding at such time;

     provided that whilst the Original Banks are the only Banks, the term "Majority Banks" shall mean all of the Banks together.

     "Margin" means a rate per annum determined by reference to columns 1 and 3 of the table below (when used for the purpose of determining any rate of interest to apply hereunder to any Tranche 1 Advance or to any amount payable in respect of a Tranche 1 Advance or calculated by reference to any Tranche 1 Commitment or which in the reasonable opinion of the Facility Agent, whose opinion shall be conclusive in the absence of manifest error, is otherwise referable to a Tranche 1 Advance or any one or more of the Tranche 1 Commitments) or by reference to columns 1 and 2 of the table below (for any other purpose):

                  (1)                (2)            (3)
            Ratio set out in    Margin (p.a.)  Margin (p.a.)
            Clause 22.1 (a)
     (a) Greater than 65:100         1.00%          0.75%

     (b) Equal to or less than       0.75%          0.50%
         65:100 but greater
         than 60:100
     (c) Equal to or less than       0.50%         0.375%
         60:100 but greater
         than 55:100
     (d) Equal to or less than      0.325%          0.25%
         55:100

     For this purpose the ratio set out in Clause 22.1(a) shall be determined by reference to (a) where the Company considers that such ratio has changed (in each case on one occasion only) sufficiently as a result of the prepayment of outstanding Tranche 1 Advances consequent on the sale of Grid Shares and/or the sale of receivables and application of the proceeds in reduction of Borrowings that the Margin should be reduced in accordance with the foregoing table, a certificate of the Company in a form satisfactory to the Facility Agent, acting reasonably, confirming the relevant occurrence and setting out the calculation of the resulting ratio, and/or (b) the Accounts for each quarterly and/or annual Accounting Period delivered to the Facility Agent pursuant to Clause 21.2(a)(i) or Clause 21.2(a)(ii) and the supporting report and/or certificate referred to in Clause 21.2(a)(iii) or (iv) (as appropriate). The Margin being determined shall be that set out in the relevant column opposite the relevant ratio level and shall have effect from (and including) (in the case of a determination as provided in (a) above) the date of delivery of the certificate therein referred to (including with respect to the determination of rates of interest for Interest Periods then current) or (in the case of a determination as provided in
     (b) above) the Accounting Date as at and for the Accounting Period ended on which such Accounts have been prepared (but only with respect to the determination of rates of interest for Interest Periods commencing after that Accounting Date and then only where the relevant interest has not fallen due for payment prior to the date of delivery of such Accounts and report and/or certificate), in each case until (but excluding) the effective date for any subsequent change in the Margin in accordance with this definition. Notwithstanding the foregoing:

     (a) for the period from the date hereof to (but excluding) the effective date for any change in the Margin in accordance with this definition , the applicable Margin shall be that stated in the relevant column in line
          (a); and

     (b) where any such Accounts or report and/or certificate for any such Accounting Period have not been delivered to the Facility Agent on or before the last day for the delivery of such Accounts in compliance with Clause 21.2(a), the applicable Margin shall be that stated in the relevant column in line (a) (if any Tranche 1 Advances are then outstanding or if the Margin was at that level on such last day) or in line (b) (in any other case), until (but excluding) the effective date for any subsequent determination of the Margin in accordance with this definition; and

     (c) if at the time when the Margin would otherwise decrease in accordance with the foregoing a Default exists of which notice has been given by the Facility Agent to the Company (whether pursuant to Clause 23.2(a) or otherwise) such decrease shall not take effect for any purpose before the date when such Default is cured (and the Facility Agent is notified of that fact by the Company in writing) or waived by a Waiver Letter which makes reference to this paragraph of this definition.

     "Material Adverse Effect" means any effect which is or is reasonably likely:

     (a) to be materially adverse to (i) the ability of the Company, Bidco or the Target to perform its payment obligations under any of the Finance Documents, or (ii) the financial condition of the Group taken as a whole; and/or

     (b) to result in modification of the Licence in any manner which in the reasonable opinion of the Majority Banks would have (whether immediately or over time but prior to the Tranche 2/3 Repayment Date) a Material Adverse Effect as described in paragraph (a) above; and/or

     (c) result in the termination of the Licence without a new public electricity supply licence being issued simultaneously to the Company or a wholly-owned Subsidiary pursuant to Section 6(1) of the Act whose terms are not materially less favourable than those of the Licence.

     "Maturity Date" means the last day of the Interest Period relative to a Bill.

     "Obligor" means each Borrower and each Guarantor.

     "Offer" means the offers for the Shares to be made by CS First Boston Limited on behalf of Bidco substantially on the terms and conditions referred to in the Press Release, as the same may be amended, varied or waived in compliance with Clause 21.10.

     "Offer Costs" means all banking, brokerage, accounting, legal, public relations and other fees and commissions, out-of-pocket costs and expenses and stamp, registration, transfer and similar taxes incurred by or on behalf of the Company or any Subsidiary thereof (including any member of the Target Group which becomes such a Subsidiary pursuant to the Offer) in connection with the negotiation, preparation and execution of this Agreement or otherwise in connection with the Offer.

     "Offer Document" means the document in the agreed form to be delivered to the shareholders of the Target containing the formal Offer.

     "Offer Termination Date" means the earliest date (as notified by Bidco to the Facility Agent in writing) on which all of the following have occurred: (a) all payments in respect of acceptances of the cash alternative in the Offer have been made in full, (b) no further such acceptances are possible, and (c) all procedures pursuant to section 428 et seq. Companies Act 1985 which are capable of being implemented have been completed and all payments pursuant thereto to shareholders in the Target have been made in full.

     "Option Schemes" means the Target's savings related employee share schemes and executive share option schemes as in effect at the Unconditional Date.

     "Optionholders" means holders for the time being of options issued under any of the Option Schemes.

     "Outstanding Liability Amount" means in relation to an outstanding Bill, the full face amount thereof.

     "Panel" means The Panel on Takeovers and Mergers.

     "Pooling and Settlement Agreement" means an agreement dated 30th March, 1990 made by the Target with the National Grid Company plc and others setting out the rules and procedures for the operation of an electricity trading pool and of a settlement system and, while the same has effect, the "Initial Settlement Agreement" also dated 30th March, 1990 and made between the same parties, as amended from time to time.

     "Power of Attorney" means a Power of Attorney issued by a Borrower to the Facility Agent substantially in the form set out in Schedule I.

     "Press Release" means the agreed form of press release by which the Offer is announced.

     "Principal Subsidiary" means each member of the Group (a) which is a Licenceholder, or (b) whose pre-tax profits represent at least ten per cent. of the consolidated pre-tax profits of the Group, or (c) the book value of whose gross assets represents at least ten per cent. of the consolidated gross assets of the Group, and for this purpose:

     (i) in the case of a company which itself has Subsidiaries, the calculation shall be made by using the consolidated pre-tax profits or gross assets, as the case may be, of it and its Subsidiaries;

     (ii) all calculations of consolidated pre-tax profits or gross assets shall be made by reference to:

          (A) the latest accounts of the relevant company (or, as the case may be, a consolidation of the accounts of it and its Subsidiaries) used for the purpose of the then latest unaudited quarterly or audited annual consolidated Accounts of the Group delivered to the Facility Agent under Clause 21.2; and

          (B)  those   unaudited  quarterly  or  audited   annual
               consolidated Accounts (as the case may be) of the Group;

          and shall  be  made  in accordance with the  Applicable
          Accounting Principles;

     (c) the Target (once it becomes a Subsidiary of the Company) shall be deemed to be a Principal Subsidiary until it is shown to the Facility Agent's reasonable satisfaction not to be a Principal Subsidiary under paragraph (b) above;

     (d) any member of the Group which is not a Principal Subsidiary to which any Principal Subsidiary transfers in any annual Accounting Period any fixed assets in any transaction or series of transactions (related or not) with an aggregate book value or market value in excess of 25,000,000 pounds shall be deemed to be a Principal Subsidiary (and the Principal Subsidiary from which the assets were transferred shall be deemed to continue to be a Principal Subsidiary) unless and until it is shown (in each such case) to the Facility Agent's reasonable satisfaction not to be a Principal Subsidiary under paragraph (b) above;

     (e) in the event of any dispute as to whether a Subsidiary is or is not at any time a Principal Subsidiary the question shall be referred to the Auditors for determination according to the foregoing provisions of this definition (acting as experts at the cost of the Company) and their decision shall be conclusive and binding on the parties hereto in the absence of manifest error.

     "Project Finance Subsidiary" means any Subsidiary of the Company (other than a Licenceholder):

     (a)  which  is a company whose principal assets and business
          are   constituted   by   the  ownership,   acquisition,
          development  and/or  operation  of  an  asset   whether
          directly or indirectly;

     (b) none of whose Borrowings in respect of the financing of such ownership, acquisition, development and/or operation of an asset benefits from any recourse whatsoever to any member of the Group (other than the Subsidiary itself or another Project Finance Subsidiary) in respect of the repayment thereof, except as expressly referred to in paragraph (b)(iii) of the definition of Project Finance Indebtedness in this Clause 1.1; and

     (c) which has been designated as such by the Company by written notice to the Facility Agent, provided that the Company may give written notice to the Facility Agent at any time that any Project Finance Subsidiary is no longer a Project Finance Subsidiary, whereupon it shall cease to be a Project Finance Subsidiary.

     "Project Finance Indebtedness" means any Borrowing which finances the acquisition, development, ownership and/or operation of an asset:

     (a)  which is incurred by a Project Finance Subsidiary; or

     (b) in respect of which the person or persons to whom such Borrowing is or may be owed by the relevant debtor (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than to a Project Finance Subsidiary) for the repayment thereof other than:

          (i) recourse to such debtor for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset; and/or

          (ii) recourse to such debtor for the purpose only of enabling amounts to be claimed in respect of such Borrowing in an enforcement of any Encumbrance given by such debtor over such asset or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the debtor over its shares or like interest in the capital of the debtor) to secure such Borrowing, provided that (I) the extent of such recourse to such debtor is limited solely to the amount of any recoveries made on any such enforcement, and (II) such person or persons are not entitled, by virtue of any right or claim arising out of in connection with such Borrowing, to commence proceedings for the winding up or dissolution of the debtor or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the borrower or any of its assets (save only for the assets the subject of such Encumbrance); and/or

          (iii) recourse  to  such  debtor  generally,   or
               directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available.

     "Recognised Bank" means at any time:

     (a) a bank which is recognised by the Inland Revenue as carrying on a bona fide banking business in the United Kingdom for the purposes of Section 349 of the Income and Corporation Taxes Act 1988 (or any statutory re-enactment or modification thereof, in substantially the same form and content as at the date hereof) and which brings into account as a trading receipt of that business all payments of interest received by it hereunder; or

     (b) if at any time Section 349 of the Income and Corporation Taxes Act 1988 (or a statutory re-enactment or modification thereof, in substantially the same form and context as at the date hereof) shall not at any time continue in full force and effect or shall be modified with the result that a bank or certain banks shall cease to be so recognised, a bank carrying on a bona fide banking business in the United Kingdom which brings into account as a trading receipt of that business all payments of interest received by it hereunder.

     "Reference Banks" means the principal London offices of Citibank, N.A., Credit Suisse and Union Bank of Switzerland and/or of such other Banks (if any) as may become Reference
     Banks pursuant to Clause 29.5.

     "Repayment Date" means each of (a) the date 364 days after the date on which the first Tranche 1 Advance shall be made hereunder (the "Tranche 1 Repayment Date"), and (b) the fifth anniversary of the Unconditional Date (the "Tranche 2/3 Repayment Date").

     "Request" means a request, substantially in the form of Schedule C Part I or Part II (as appropriate), made by a
     Borrower to the Facility Agent for an Advance to be made or for a Bill to be accepted under this Agreement.

     "Reservations" means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under the Limitation Acts, the possibility that following the judgement in the case of In re Charge Card Services Limited (1986) it may not be possible for a bank to obtain a charge to secure obligations owed to it over monies deposited with it, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of UK stamp duty may be void, defences of set-off or counterclaim and similar principles, rights and defences under the laws of any foreign jurisdictions in which relevant obligations may have to be performed.

     "Same Day Funds" means freely transferable funds denominated in Sterling settled for same day value through the Clearing House Automated Payment System or through such other clearing system as the Facility Agent shall notify to the Company and the Banks as being customary for the settlement of Sterling transactions of the type contemplated by this Agreement.

     "Secretary of State" means the Secretary of State as referred to in the Act.

     "Security Documents" means the Debenture of even date herewith executed by both the Company and Bidco, together with such other documents (if any) as may be required to be entered into by the Company and/or Bidco pursuant to the terms thereof.

     "Shares" means existing unconditionally allotted or issued and fully paid shares in the Target and any further shares in the Target which are unconditionally allotted or issued before the date on which the Offer ceases to be open for acceptances (or such earlier date as the Company and the Banks may, subject to the Code agree) upon the exercise of any options granted under the Option Schemes or otherwise.

     "Sterling" and "pound" means the lawful currency for the time being of the United Kingdom.

     "Subordinated Debt" means separate unsecured loans to the Company from CSW and/or any other person permitted pursuant to Clause 21.6(c) which (a) have a maturity date falling after the Tranche 2/3 Repayment Date, (b) are not capable of acceleration whilst any amount may be or become payable by any Obligor hereunder or any of the Commitments remain in effect, (c) are subordinated (as regards priority of payment, ranking, rights of enforcement and all other rights) as to principal, interest and all other amounts payable on or in respect thereof and any and all claims (including for damages) related thereto to all amounts which may be or become payable by the Company under the Finance Documents on the terms set out in the Intercreditor Agreement.

     "Subscription Agreement" means the subscription agreement made or to be made between the Company and CSW in the agreed form pursuant to which CSW agrees to subscribe for shares in the capital of the Company and/or Subordinated Debt of the Company.

     "Subsidiary"  means (a) a subsidiary as defined  in  Section
     736 of the Companies Act 1985 as amended, and (b) a subsidiary undertaking as defined in Section 258 of the Companies Act 1985 as amended, or, in either case, any statutory re-enactment or replacement thereof, provided that an entity falling only within paragraph (b) shall come within the definition of "Subsidiary" only (i) if it is a Licenceholder (in which case it shall be a Subsidiary for all purposes of this Agreement) and/or (ii) for the purposes of Clauses 21.4, 21.6(a) and 22 (and the defined terms used in those Clauses) and all Accounts and other financial information to be delivered pursuant to Clause 21.2.

     "Substitution Certificate" has the meaning ascribed to it in Clause 29.4 (together the "Substitution Certificates"), and references to "substitutes" shall be construed as references to persons becoming party to this Agreement pursuant to Substitution Certificates.

     "Target" means SEEBOARD plc.

     "Target  Group"  means Target and all those companies  which
     immediately  prior  to  the  first  Utilisation   Date   are
     Subsidiaries of Target and will remain so immediately thereafter.

     "Taxes" means all income and other taxes and levies, imposts, duties, charges, deductions and withholdings in the nature or on account of tax together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof, and "Tax" and "Taxation" shall be construed accordingly.

     "Transaction  Documents" means the  Finance  Documents,  the
     Subscription Agreement, the Licence and any and each Licence
     Undertaking.

     "Unconditional Date" means the date upon which the Offer becomes or is declared unconditional in all respects without any breach of Clause 21.10.

     "Utilisation" means a utilisation of a Facility under this Agreement, being, when designated "Tranche 1", a utilisation of the Tranche 1 Facility by way of Advance, when designated "Tranche 2", a utilisation of the Tranche 2 Facility by way of Advance, and when designated "Tranche 3", a utilisation of the Tranche 3 Facility by way of Advance or Bill.

     "Utilisation Date" means in relation to each Advance or Bill, the date specified as such in the relative Request therefor or, on and after the making and/or issue thereof pursuant to such Request, the date on which it was made and/or issued.

     "Waiver Letter" means any letter or other document setting out the terms (if any) upon which (a) compliance with any provision of any Finance Document is waived, or (b) any amendment to or variation of or departure from the terms of any Finance Document is approved, or (c) any consent or approval required or requested to be given is given, in each case by the Facility Agent with the agreement of the Majority Banks or if so required by the terms of this Agreement or any other Finance Document, all of the Banks.

1.2  Construction

     In this Agreement, save where the context otherwise requires:-

     (a) references to documents being in the "agreed form" means documents either (i) in a form previously agreed in writing by or on behalf of the Facility Agent and the Company, or (ii) in form and substance satisfactory to the Original Banks and initialled by or on behalf of the Company and the Facility Agent on or prior to the date hereof for the purposes of identification, or
          (iii)  in  a  form  substantially as  set  out  in  any
          Schedule  to  any  Finance Document, or  (iv)  (if  not
          falling within (i) to (iii) above) in form and substance satisfactory to the Original Banks acting reasonably;

     (b) references to "assets" shall include revenues and the right thereto and property and rights of every kind, present, future and contingent and whether tangible or intangible (including uncalled share capital) references to "shares" shall include stock;

     (c) the expressions "hereof", "herein", "hereunder" and similar expressions shall be construed as references to this Agreement as a whole (including all Schedules) and shall not be limited to the particular clause or provision in which the relevant expression appears, and references to "this Agreement" and all like indications shall include references to this Agreement as supplemented by the Accession Agreements, the Substitution Certificates, the Waiver Letters and any other agreement or instrument supplementing or amending this Agreement;

     (d) references to "indebtedness" shall be construed so as to include any obligation or liability (whether present or future, actual or contingent) for the payment, repayment or redemption of any obligation expressed by reference to monetary value or quantity or value of commodities (whether such obligation is performable by the payment of money or in some other way);

     (e) references to a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

     (f) references to any of the Transaction Documents and any other agreement or instrument shall be construed as a reference to the same as amended, varied, supplemented or novated from time to time (including, where relevant, by any Accession Agreement and/or Substitution Certificate);

     (g) unless otherwise specified, references to Clauses and Schedules are references to, respectively, clauses of and schedules to this Agreement;

     (h) words importing the singular shall include the plural and vice versa;

     (i) references (by whatever term, including by name) to the Company, Bidco, the Target, each Obligor, the Arranger, each Bank, each Reference Bank, the Facility Agent, the Security Agent, CSW or the parties to this Agreement shall, where relevant and subject as otherwise provided in this Agreement, be deemed to be references to or to include, as appropriate, their respective successors, replacements and assigns, transferees and substitutes permitted by the terms of the relevant Finance Documents;

     (j) reference to a time of day is, unless otherwise stated, a reference to London time and references to a "month" are references to a period starting on a particular day in a calendar month and ending on the numerically corresponding day in the next calendar month provided that if a period starts on the last day in a calendar month or if there is no numerically corresponding day in the month in which the relevant period ends, that period shall, save as otherwise provided in this Agreement, end on the last day in such later month (and references to "months" shall be construed accordingly).

     (k) the contents page of, and headings in, this Agreement are for convenience only and shall be ignored in construing this Agreement;

     (l)  all   references  to  statutes  and  other  legislation
          include all re-enactments and amendments of those statutes and that legislation;

     (m) an outstanding Bill is "repaid" or "prepaid" by providing (in accordance with the terms hereof) cash cover therefor in the same currency as that in which such Bill is denominated in an amount determined in accordance with Clause 6.13, by reducing the
          Outstanding Liability Amount of such Bill or by cancelling such Bill and returning the original to the Facility Agent on behalf of the Banks which accepted the same (as appropriate) or providing other evidence
          (in form and substance satisfactory to the Facility Agent) that no further liability exists thereunder for any Bank; references to Utilisations being prepaid are to be construed accordingly insofar as those Utilisations involve Bills;

     (n) an amount "outstanding" at any time under or in respect of a Bill (or the "principal amount" thereof at any time) is the Outstanding Liability Amount of such Bill and a "drawing" under the Tranche 3 Facility includes the acceptance of a Bill by a Bank and each provision of this Agreement which contains reference to the concepts contained in this paragraph (n) shall be construed accordingly;

     (o) any reference to "certificate", "certification" (or any like term) in relation to an amount shall be a reference to a certificate containing such detail as is reasonably necessary in order to determine how such amount was calculated; and

     (p) any reference to a document being "certified" means a document certified by an Authorised Signatory of the party providing the document, or by lawyers acting on his behalf, as being genuine and in full force and effect and, if a copy, a true and complete copy of the original.

2.   FACILITIES AND RELATED MATTERS

2.1  Facilities

     Subject to the terms of this Agreement, and in reliance upon the representations and warranties set out in Clause 20.1 as repeated from time to time pursuant to Clause 20.2, the Banks grant to the relevant Borrowers the following facilities:

     (a) Tranche 1 Facility: a term loan facility whereby, subject as aforesaid, the Banks, when requested by the Company pursuant to a Request, will make Tranche 1 Advances denominated in Sterling to the Company during the Tranche 1/2 Availability Period in an aggregate principal amount not exceeding the aggregate Tranche 1 Commitments;

     (b) Tranche 2 Facility: a term loan facility whereby, subject as aforesaid, the Banks, when requested by the Company pursuant to a Request, will make Tranche 2 Advances denominated in Sterling to the Company during the Tranche 1/2 Availability Period in an aggregate principal amount not exceeding the aggregate Tranche 2 Commitments; and

     (c) Tranche 3 Facility: a revolving credit facility whereby, subject as aforesaid, the Banks, when requested by a Borrower or the Company pursuant to a Request, during the Tranche 3 Availability Period will make to the Borrower specified in or giving such Request Tranche 3 Advances denominated in Sterling or accept Bills denominated in Sterling drawn by such Borrower, up to an aggregate amount at any one time outstanding with respect to all the Borrowers and all Utilisations taken together equal to the aggregate Tranche 3 Commitments.

2.2  Limitations

     Subject to the terms of this Agreement unless otherwise agreed by the Facility Agent and the Banks:

     (a) no Utilisation of any Facility may be made before the Unconditional Date;

     (b) Tranche 1 Utilisations and Tranche 2 Utilisations may be made only by the Company;

     (c) Tranche 1 Utilisations may not be made unless a member of the Group owns Grid Shares at the relevant Utilisation Date, and may not be made on or after the later of 31st January, 1996 and the date 30 days after the date on which shares in The National Grid Holding plc are first listed on The Stock Exchange or (if no such listing has occurred) are first able to be freely disposed of by holders thereof;

     (d) the aggregate of the outstanding Tranche 3 Utilisations at any time may not exceed the Tranche 3 Commitments then in effect; and

     (e) no Tranche 3 Utilisation may be made before there has been (or unless there is on the same day occurring) a drawing of the Tranche 1 or Tranche 2 Commitments.

2.3  Nature of the Banks' rights and obligations hereunder

(a) Banks' Commitments: No Bank is obliged to participate in the making of any Utilisation (i) in the case of a Tranche 1 Advance, in an amount exceeding its undrawn Tranche 1 Commitment, (ii) in the case of a Tranche 2 Advance, in an amount exceeding its undrawn Tranche 2 Commitment, and (iii) in the case of a Tranche 3 Utilisation, if to do so would cause the aggregate of the amounts of (A) its participations in the Tranche 3 Advances outstanding under this Agreement, and (B) the Outstanding Liability Amounts in respect of all outstanding Bills accepted by such Bank, to exceed its Tranche 3 Commitment.

(b) Obligations several: The obligations of each Bank under this Agreement are several. The failure of a Bank to carry out its obligations under this Agreement shall not relieve any other party of its obligations under any Finance Document. No Bank shall be responsible for the obligations of any other Bank under this Agreement.

(c)  Agents not responsible:  The Facility Agent and the Security
     Agent, in their capacities as such, shall not be responsible for the non-performance by any Bank of its obligations under this Agreement.

(d) Rights several: The obligations of each Obligor to the Finance Parties under the Finance Documents are owed to each of them as separate and independent obligations. Each Finance Party may, except as otherwise stated herein, separately enforce its rights hereunder without joining in any other Finance Party.

2.4  Nature of Borrowers' rights and obligations hereunder

(a) Rights and Obligations: The obligations of the Borrowers under this Agreement in their capacities as such shall be separate and independent and not joint and several, and the Company and not the other Borrowers shall be liable for:-

     (i) payment of all amounts becoming due under Clause 15 to the extent that such amounts are not referable to
          Utilisations   made  by  or  to  monies   received   or
          receivable from a particular Borrower or are not otherwise in the reasonable opinion of the Facility Agent referable to a particular Borrower; and

     (ii) payment of all amounts due under Clause 24, to the extent that in the reasonable opinion of the Facility
          Agent  such  amounts are not referable to a  particular
          Borrower.

(b) Facility Agent's determination: The written determination of the Facility Agent acting reasonably with regard to any matter which, according to Clause 2.4(a), is to be determined according to its reasonable opinion shall be conclusive save in the case of manifest error. No person shall have any recourse to the Facility Agent in relation to any such determination if it proves to be the case that its opinion was incorrect unless the Facility Agent was negligent or fraudulent in making any such determination.

(c) Company as Obligors' Agent: Any and each Obligor (other than the Company) by and upon its execution of an Accession Agreement, irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises the Company on its behalf to give all notices and instructions (including Requests) to execute on its behalf any Accession Agreement and to make such agreements capable of being given or made by such Obligor notwithstanding that they may affect such Obligor, without further reference to or the consent of such Obligor and such Obligor shall be bound thereby as though such Obligor itself had given such notices and instructions (including, without limitation, any Requests) or executed or made such agreements.

(d) Company's acts binding: Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Company under this Agreement, or in connection with this Agreement (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under this Agreement) shall be binding for all purposes on all the Obligors as if the Obligors had expressly concurred with the same. In the event of any conflict between any notices or other communications of the Company and any other Obligor, those of the Company shall prevail.

2.5  Issues Relative to the Offer

(a) Each of the Facility Agent and the Banks acknowledges that issues ("Issues") involving the possibility of amendment to the Offer or waiver of or determination of satisfaction (or otherwise) as to conditions to the Offer are likely to arise which will require to be determined at short notice if the efficient conduct of the Offer is not to be impeded.

(b) Each of the Company, Bidco, the Facility Agent and the Banks acknowledges that, depending on the Issue involved, the agreement of the Banks or Majority Banks may be required before an Issue can be addressed in the manner in which the Company or Bidco wishes to address it whilst complying with the provisions of Clause 21.10 and other provisions of this Agreement.

(c) The Facility Agent has identified to the Company and Bidco the names and contact details of certain persons to whom Issues should be referred for the purpose of initiating the process by which any agreement of the Banks or Majority Banks required in relation thereto may be sought. Each of the Banks has identified to the Facility Agent the names and contact details of certain persons to whom the Facility Agent should in turn refer such Issues for a determination as to whether such Bank will give or withhold its agreement where the agreement of the Banks or Majority Banks is required.

(d) The Facility Agent undertakes to the Company and Bidco that it will use its reasonable endeavours to ensure the availability of appropriate personnel at all times to deal promptly on its behalf with any referral to the Facility Agent and the Banks of any Issues in relation to which any agreement of the Banks or Majority Banks is required and with the obtaining of the decision of the Banks or Majority Banks (as appropriate) as to whether or not to give such agreement, and that it will use its reasonable endeavours to ensure that each request for any such agreement is dealt with and responded to by it and the Banks within the time horizon communicated to it by the Company or Bidco.

(e) Each Bank undertakes to each of the Facility Agent and the Company and Bidco that it will use its reasonable endeavours to ensure the availability of appropriate personnel at all times to deal promptly on its behalf with any referral to it by the Facility Agent of any Issue in relation to which its agreement is requested in order that its decision as to whether to give or withhold such agreement may be communicated promptly to the Facility Agent, and that it will use its reasonable endeavours to ensure that each such request is dealt with and responded to within the time horizon communicated to it by the Facility Agent.

(f) In addition to the undertakings of the Facility Agent and the Banks contained in paragraphs (d) and (e) above, the Facility Agent and each Bank acknowledges that (i) during the final phase of the Offer period and when notified by the Company or Bidco, authorised Bank personnel will have to be available on a 24 hour basis to consider Issues, and (ii) failure by any Bank to give a prompt response in relation to any Issue during such final phase could jeopardise the success of the Offer. Accordingly each Bank agrees that (so far as practicable, and taking into account the materiality of any particular Issue) it will establish an appropriate internal approval process to enable it to provide such a response.

3.   PURPOSE AND RESPONSIBILITY

3.1  Purpose

(a) The proceeds of each Advance shall be applied only in or towards financing the following:

     (i) in the case of Tranche 1 Advances and Tranche 2 Advances, payment of Offer Costs by the Company and/or subscription in cash for shares in Bidco (or making loans to Bidco subordinated to the obligations of Bidco under the Finance Documents on terms satisfactory to the Majority Banks) the proceeds of which will be used by Bidco to finance (A) the acquisition by Bidco of Shares pursuant to the Offer, (B) payments by Bidco to the Optionholders under proposals with respect to the Option Schemes put to them in connection with the Offer, (C) payment of Offer Costs by Bidco and/or (D) the refinancing of Borrowings by the Target from third parties; and

     (ii) in the case of Tranche 3 Advances, (A) the general working capital requirements of the Borrowers and their Subsidiaries, (B) subject to the proviso set out below, any of the purposes described in paragraph (ii) above,
          and   (C)  other  general  corporate  purposes  of  the
          Borrowers and their Subsidiaries permitted under the terms of this Agreement, provided always that no more than 50,000,000 pounds may be drawn and outstanding on any day as Tranche 3 Utilisations where the proceeds have been applied directly or indirectly towards financing any of the purposes set out in sub-paragraphs (A), (B) or (C) of paragraph (i) above.

(b) Each Borrower undertakes that the proceeds of each Utilisation by it shall be used only for the purposes permitted for such Utilisations by Clause 3.1, and that no Utilisation in any event shall be used in any way which would be illegal under, or would cause the invalidity or unenforceability (in each case in whole or in part) of any Finance Document under, any applicable law (including, without limitation, section 151 of the Companies Act 1985).

3.2  Responsibility

     Without prejudice to the foregoing and the remaining provisions of this Agreement, none of the Finance Parties shall be bound to enquire as to the use or application of the proceeds of any Utilisation, nor shall any of them be responsible for or for the consequences of such use or application.

4.   CONDITIONS PRECEDENT

4.1  Conditions precedent to first Utilisation

     The obligations of each Finance Party to the Company and each Borrower under this Agreement with respect to the making of any Utilisations hereunder are subject to the conditions precedent that on or before the date of the first Utilisation hereunder:

     (a) Documents: the Facility Agent shall have received all of the documents listed in Schedule G in the agreed form and each of the documents referred to in Schedule G as being certified shall be certified by or on behalf of the relevant Obligor as being a true and complete copy, and in full force and effect as at the date such document is required to be delivered;

     (b)  Equity:  the  Original Banks shall be  satisfied,  and shall have received such evidence as they may reasonably require, that CSW has subscribed in full in cash in the amount heretofore agreed in writing between the Company and the Facility Agent for ordinary shares and/or Subordinated Debt of the Company, and that such shares have been issued to, and are unconditionally owned by CSW and have been registered in its or their names in the books of the Company; and

     (c) Offer: the Offer shall have become or been declared unconditional in all respects without Bidco having declared the Offer or permitted the Offer to become unconditional in circumstances where any provision of Clause 21.10 (other than paragraphs (a)(ii) and/or
          (iii)) is breached thereby.

4.2  Further Conditions Precedent

     The obligations of each Finance Party with respect to the making of any Utilisation are subject to the further conditions precedent that both at the date of the Request for and at the Utilisation Date for such Utilisation:

     (a)  no  breach  of  Clause  21.10  (other  than  paragraphs
          (a)(ii) and/or (iii)) shall have occurred and be continuing which has not been waived by a Waiver
          Letter; and

     (b) all of the representations and warranties in Clause 20.1(a), (b), (c), (d), (f)(i) and (ii), (j), (n) and
          (p) are and will be correct (as if then made) immediately before the Unconditional Date, ignoring any references to Subsidiaries (other than Bidco), Principal Subsidiaries (other than Bidco), the Target and their respective businesses and assets.

4.3  Further Conditions Precedent

     The obligations of the Finance Parties in respect of each Utilisation (other than a Tranche 1 Advance, a Tranche 2 Advance or a Tranche 3 Advance the proceeds of which in each case are to be applied directly in financing, or in refinancing a Tranche 3 Advance the proceeds of which were applied in financing or refinancing, the payment of special dividends as referred to in Clause 3.1(a)(i) and/or the acquisition of Shares pursuant to the Offer and/or pursuant to procedures implemented under section 428 et seq. Companies Act 1985 directly or indirectly as described in Clause 3.1(a)(ii) or (iii)) are subject to the further conditions precedent that both at the date of the Request for and at the Utilisation Date for such Utilisation:-

     (a) in respect of each Utilisation by the drawing of a Tranche 3 Advance by a Borrower to the extent that it does not exceed a Tranche 3 Advance made to such
          Borrower which is repaid on the date of such Utilisation by such Borrower (a "Rollover Utilisation"), no Event of Default shall have occurred and be continuing which has been declared pursuant to Clause 23.2 and not waived; and

     (b) (other than in respect of a Rollover Utilisation) (i) no Default shall have occurred and be continuing or would result from the making of such Utilisation which has not been waived pursuant to a Waiver Letter, and
          (ii) the representations and warranties in Clause 20.1 to be repeated on those dates are correct in all material respects and will be correct in all material respects immediately after the making of such Utilisation.

4.4  Additional Borrower

     The obligations of each Finance Party to each Additional Borrower under this Agreement with respect to the making of the first Utilisation by such Additional Borrower under this Agreement are further subject to the condition precedent that the Facility Agent shall have received in respect of the Additional Borrower and the Accession Agreement to which it is a party certified copies of all of the documents listed in Schedule G paragraphs 1, 5, 6, 7 and 8 in form and substance reasonably satisfactory to the Facility Agent.

5.   ADVANCES

5.1  Delivery of Request

     Subject to the terms of this Agreement, the Company (in the case of the Tranche 1 Facility or the Tranche 2 Facility) or any Borrower (in the case of the Tranche 3 Facility) may request an Advance by delivering to the Facility Agent by facsimile transmission (provided that the original is received by the Facility Agent prior to 10.00 a.m. on the proposed Utilisation Date) or letter, prior to 10.00 a.m. on the second Business Day before the proposed Utilisation Date (or in any such case at such later time and/or date as may be agreed by the Facility Agent in writing), a duly completed Request.

5.2  Form of Request

     Each Request shall specify:

     (a) the Borrower in relation thereto (being, in the case of a Tranche 1 Advance, and a Tranche 2 Advance the Company and in the case of a Tranche 3 Advance to be applied in financing the acquisition of Shares pursuant to the Offer and/or pursuant to procedures implemented under section 428 et seq. Companies Act 1985 or the payment of Offer Costs, Bidco or the Company and, in the case of any other Tranche 3 Advance, any Borrower);

     (b)  the Tranche designation for the requested Advance;

     (c)  the  proposed  Utilisation  Date,  which  shall  be   a
          Business Day falling during the applicable Availability
          Period   and   complying  with  any  other   applicable
          provisions of this Agreement;

     (d) the amount of the proposed Advance (the "Requested Amount") which shall be (i) in the case of any Tranche
          1 Advance or Tranche 2 Advance, an amount not less than 40,000,000 pounds or such other amount as the Facility
          Agent may agree and (ii) in the case of a Tranche 3 Advance, an amount not less than 10,000,000 pounds, provided always that no Requested Amount for a Tranche 3 Advance may exceed the then Available Facility Amount;

     (e)  the  duration of its (or, in the case of  a  Tranche  1
          Advance  or  Tranche  2 Advance,  its  first)  Interest
          Period, in the manner required by and subject to the terms of Clause 10; and

     (f) unless previously notified to the Facility Agent in writing and not revoked) the details of the bank and account to which the proceeds of the proposed Advance are to be made available.

     Subject to the terms of this Agreement, each Request shall be irrevocable and the Borrower named in the same shall be bound to borrow an Advance in accordance with such Request. The Facility Agent shall promptly notify each Bank of each Request.

5.3  Participations in Advances

     Subject to the terms of this Agreement each Bank shall, on the date specified in any Request for an Advance, make available to the Facility Agent in Sterling for the account of the relevant Borrower the amount of its participation in that Advance in the proportion (applied to the Requested Amount) which its Commitment bearing the same Tranche designation as such Advance bears to the aggregate amount of the Commitments having such designation. All such amounts shall be made available to the Facility Agent in accordance with Clause 12.1 for disbursement to or to the order of the relevant Borrower in accordance with the provisions of this Agreement.

6.   THE BILL FACILITY

6.1  Delivery of Bill Request

     Subject to the terms of this Agreement, the Company or any Borrower directly may request a Utilisation of the Tranche 3 Facility by acceptance of Bills by delivering to the Facility Agent by facsimile transmission (provided that the original is received by the Facility Agent prior to 10.00 a.m. on the proposed Utilisation Date) or letter, prior to
     10.00 a.m. on the second Business Day before the proposed Utilisation Date (or in any such case at such later time and/or date as may be agreed in a Waiver Letter), a duly completed Request.

6.2  Form of Bill Request

     Each Request for a Utilisation by acceptance of Bills shall specify:

     (a)  the Borrower in relation thereto;

     (b)  the  proposed  Utilisation  Date,  which  shall  be   a
          Business  Day falling during the Tranche 3 Availability
          Period;

     (c) the amount of the proposed Utilisation (the "Requested Amount") which shall be a minimum amount of 10,000,000 pounds and an integral multiple of 1,000,000 pounds, provided that the Requested Amount may not exceed the then Available Facility Amount;

     (d)  the purpose for which the Bills are requested;

     (e)  the  duration  of  the Interest Period  for  the  Bills
          (being a period of between 7 and 183 days (inclusive) ending on or prior to the Tranche 2/3 Repayment Date;

     (f) (unless previously notified to the Facility Agent in writing and not revoked) the details of the bank and account to which the proceeds of the discounting of such Bills are to be made available.

     Subject to the terms of this Agreement, each such Request shall be irrevocable and the Borrower named in the same shall be bound to make a drawing by the acceptance of Bills in accordance with such Request. The Facility Agent shall promptly notify each Bank of each such Request.

6.3  Power of Attorney

     The Company shall procure that a Power of Attorney duly executed by any Borrower which is to make a Utilisation of the Tranche 3 Facility by acceptance of Bills shall be given to the Facility Agent at the same time as (or before) any Request for such Utilisation unless there is already in effect at that time an existing Power of Attorney executed by such Borrower.

6.4  Amount of Bills to be accepted by each Bank

     Subject to the terms of this Agreement, including without limitation Clause 6.7, the aggregate principal amount of the Bills to be accepted by a Bank will be the proportion of the Requested Amount which its Tranche 3 Commitment bears to the aggregate Tranche 3 Commitments on the proposed Utilisation Date.

6.5  Notification of the Banks

     The  Facility  Agent  shall, not later than  1.00  p.m.  one
     Business Day prior to the Utilisation Date, notify each Bank of the details of the requested Bills and of the aggregate principal amount of the Bills to be accepted by it.

6.6  Acceptance of Bills

(a) The Facility Agent shall, not later than 10.30 a.m. on the Utilisation Date, deliver to each Bank Bills completed in accordance with Clause 6.9.

(b) Each Bank shall accept the Bills delivered to it in accordance with paragraph (a) above.

(c)  The  Facility Agent shall, not later than 11.30 a.m. on  the
     Utilisation Date, notify the relevant Borrower and each Bank
     (except  a  Bank  to  which  Clause  6.7  applies)  of   the
     applicable EBDR.

(d) Subject to the terms of this Agreement, each Bank shall pay to the Facility Agent for value on the Utilisation Date for the relevant Borrower an amount equal to:

     (i) the amount which the Bank would have received as the proceeds of discounting if it had discounted the Bills accepted by it at the applicable EBDR; less

     (ii) acceptance commission calculated at the rate of the then applicable Margin on the aggregate principal amount of those Bills for the Interest Period relative thereto.

6.7  Advances as an alternative

(a) If it would be contrary to any law or regulation for a Bank to accept any Bills or a Bank is not eligible to accept and discount Bills in the London Discount Market, then it may notify the Facility Agent accordingly by no later than 3.00 p.m. one Business Day prior to the proposed Utilisation Date.

(b)  If  a  Bank  notifies the agent in accordance with paragraph
     (a) above, then, subject to the terms of this Agreement, that Bank shall instead make a Tranche 3 Advance in accordance with Clause 5 in Sterling on the relevant
     Utilisation Date in a principal amount equal to the aggregate principal amount of the Bills which it would otherwise have been obliged to accept pursuant to this Clause 6 and for an Interest Period equal to the Interest Period of those Bills.

6.8  Acceptance Commission

     Acceptance commission on any Bill shall be calculated on the basis of a year of 365 days and for the actual number of days in the relevant Interest Period.

6.9  Holding and completion of Bills

(a) The Company and each Borrower shall ensure that the Facility Agent has a sufficient stock of Bills before delivering any Request for Bills. The Facility Agent shall, subject to the terms of this Agreement, hold such Bills to the order of the Borrower in whose favour they are drawn.

(b)  Each Bill shall:

     (i) be drawn in its own favour by and be signed by the relevant Borrower and endorsed by it in blank;

     (ii) be undated;

     (iii) have the Maturity Date and the face amount left blank; and

     (iv) be claused in a manner which complies with the Bank of England's requirements for Eligible Bills at that time.

(c) Subject to the terms of this Agreement, the Facility Agent shall:

     (i)  date each Bill with the relevant Utilisation Date;

     (ii) insert in each Bill the name of the Bank on which it is drawn, its face amount and its Maturity Date; and

     (iii) deliver the requisite number of completed Bills to the relevant Banks for acceptance in accordance with this Agreement.

(d) If the Power of Attorney given to the Facility Agent by the relevant Borrower is in effect on the relevant Utilisation Date and no notice of revocation thereof has been received by the Agent and the Agent has not notified that Borrower in writing at least two Business Days prior to such proposed Utilisation Date that it will no longer exercise the powers given to it under the Power of Attorney, the Facility Agent, for and on behalf of the relevant Borrower, shall draw, endorse and deliver Bills complying with the requirements of paragraph (b) above to implement the relevant drawing in satisfaction of that Borrower's obligations thereunder.

     Having executed the Bills in accordance with the Power of Attorney, the Facility Agent will hold the Bills and shall only release the Bills in accordance with the terms of this Agreement.

(e) The Facility Agent shall be liable to the relevant Borrower for any loss or liability incurred by that Borrower as a result of any loss, theft, fraudulent usage or other misapplication of any Bill only to the extent that such loss or liability was incurred directly as a result of the Facility Agent failing to take reasonable care to safeguard the Bills.

6.10 Discounting of Bills

     Each Bank will arrange for each Bill accepted by it to be discounted on its behalf by a bank carrying on a bona fide banking business or a person bona fide carrying on the business of a discount house, in the United Kingdom in each case (which may include the Bank discounting the Bill itself).

6.11 Information relating to Bills

     Each Borrower, promptly on request by a Finance Party, shall supply to the Facility Agent for that Finance Party any information relating to any Bill (including the underlying trade transaction for that Bill) as that Finance Party may reasonably require or which may be required by the Bank of England or any other fiscal or monetary authority in the United Kingdom.

6.12 Eligible Bills

     Each Borrower shall ensure that each Bill drawn by it and accepted by a Bank is, assuming that the relevant Bank is a bank whose acceptances are then being treated as eligible acceptances by the Bank of England, eligible for rediscounting at the Bank of England.

6.13 Cash Cover

(a) If any Borrower shall prepay any Bill pursuant to any of Clauses 9.2, 13.6, 14.5, 15.2 or 16 by providing cash cover therefor, the amount to be so provided shall be the face amount of that Bill discounted on the basis of such normal commercial rates prevailing at the time of prepayment for Sterling deposits of an amount equal to such face amount for the period from the date of prepayment to the Maturity Date of such Bill as the Facility Agent (after consultation with the Company and the relevant Bank) shall reasonably determine.

(b) If any Borrower shall be required to provide cash cover for any Bill pursuant to Clause 23.2(e), the amount to be so provided and deposited with the Facility Agent shall be the face amount of such Bill, and the Facility Agent, promptly upon receipt, shall in turn deposit an amount equal to the amount so received by it for the period from the date of payment to the Maturity Date for such Bill at the then prevailing market rates for like deposits. Upon receipt of interest on such deposit, the Facility Agent shall pay an amount equal thereto to the Company (after deduction of any applicable tax) by way of interest on the cash cover deposited with it, unless a Default is then continuing in which event such amount shall be applied in payment of any overdue amount or, if none, added to the cash cover deposited with the Facility Agent.

7.   CANCELLATION OF COMMITMENTS

7.1  Tranche 1 Commitments

     Any part of the Tranche 1 Commitments not borrowed hereunder before the expiry of the Tranche 1/2 Availability Period shall be cancelled automatically at close of business in London on such expiry.

7.2  Tranche 2 Commitments

     Any part of the Tranche 2 Commitments not borrowed hereunder before the expiry of the Tranche 1/2 Availability Period shall be cancelled automatically at the close of business in London on such expiry.

7.3  Tranche 3 Commitments

     The  Tranche  3 Commitments shall be cancelled at  close  of business  in  London  on  the last  day  of  the  Tranche  3
     Availability Period.

7.4  Voluntary Cancellation

     The Company may, on giving not less than three Business Days' prior written notice to the Facility Agent (which shall promptly give notice of the same to the Banks) at any time cancel or reduce the Tranche 1 Commitments, the Tranche 2 Commitments or the Tranche 3 Commitments in whole or in part (but, if in part, by a minimum of and in whole multiples of 10,000,000 pounds in each case and so that such reduction shall be applied pro rata to all the Tranche 1 Commitments, Tranche 2 Commitments or Tranche 3 Commitments (as the case may be)) without incurring any penalty or other cost, provided that such cancellation or reduction may only be effected to the extent of the amount of the Tranche 1 Commitments, Tranche 2 Commitments or Tranche 3 Commitments (as the case may be) undrawn on the date therefor taking into account any repayment or prepayment of any Utilisation due to be made on that date. Any such notice by the Company shall be irrevocable and shall specify the date upon which the reduction is to become effective and the amount of the reduction.

7.5  Reduction consequent on Repayment or Prepayment

(a) Subject to Clause 7.5(b), the Tranche 1 Commitments shall be reduced and cancelled (such reduction being applied pro rata as between the Tranche 1 Commitments of all of the Banks), by the amount of any repayment or prepayment of any Tranche 1 Advance made pursuant to any provision of this Agreement. Subject as aforesaid, the Tranche 2 Commitments shall be reduced and cancelled (such reduction being applied pro rata as between the Tranche 2 Commitments of all the Banks) by the amount of any repayment or prepayment of any Tranche 2 Advance made pursuant to any provision of this Agreement.

(b) Each Bank's Tranche 1 Commitment shall be reduced and cancelled by the amount of any prepayment of that Bank's participation in any Tranche 1 Advance made pursuant to any of Clauses 13.6, 14.5, 15.2 or 16. Each Bank's Tranche 2 Commitment shall be reduced and cancelled by the amount of any prepayment of that Bank's participation in any Tranche 2 Advance made pursuant to any of Clauses 13.6, 14.5, 15.2 or 16.

7.6  Limitations

     Save as expressly provided in this Agreement any amount of the Commitments cancelled or otherwise extinguished under this Agreement may not be reinstated. Save as expressly provided in this Agreement none of the Commitments may be reduced or cancelled under this Agreement.

8.   REPAYMENT

8.1  Repayment of the Tranche 1 Advances

     The  Company, subject to the application of Clause 9,  shall repay  the  Tranche  1 Advances in full  on  the  Tranche  1
     Repayment Date.

8.2  Repayment of the Tranche 2 Advances

     The Company, subject to the application of Clause 9, shall repay the Tranche 2 Advances in full on the Tranche 2/3
     Repayment Date.

8.3  Repayment of the Tranche 3 Utilisations

(a) Each Borrower shall repay the full amount of each Tranche 3 Advance made to it on the last day of the Interest Period relating to that Tranche 3 Advance, provided always that each Tranche 3 Advance then outstanding shall be repaid in full on the Tranche 2/3 Repayment Date.

(b) Each Borrower shall pay an amount equal to the face amount of each Bill on its Maturity Date to the Facility Agent for the Bank which accepted such Bill, provided always that each Bill then outstanding shall be repaid in full on the Tranche 2/3 Repayment Date.

9.   PREPAYMENT

9.1  Prohibition

     No Borrower may prepay all or any part of any Utilisation except as expressly provided in this Agreement.

9.2  Voluntary Prepayment

(a) Subject to Clause 9.2(b), the Company, on giving not less than three Business Days' prior written notice to the Facility Agent (which shall promptly give notice of the same to the Banks) specifying, inter alia, the amount and date for prepayment and identifying the Utilisation concerned, may procure that any Utilisation is prepaid at any time in whole or in part by the Borrower by which it was made, provided that any prepayment shall be (if in part) in the case of a Tranche 1 Advance or a Tranche 2 Advance of an amount which is at least 10,000,000 pounds or, in the case of a Tranche 3 Utilisation, of an amount which is a minimum (and, if more, a whole multiple) of 1,000,000 pounds.

(b)  Any  such  prepayment and any prepayment pursuant to  Clause
     9.3 shall be applied pro rata against the participations of the Banks in the Utilisation prepaid.

9.3  Mandatory Prepayment

     The Company and Bidco shall procure that the Net Proceeds of sales of Grid Shares by any member of the Group to any person who is not a member of the Group shall be applied in or towards prepayment of Tranche 1 Advances promptly after receipt of such Net Proceeds by the relevant member of the Group, provided that such Net Proceeds may be deposited in an interest bearing account with the Facility Agent with irrevocable instructions being given to the Facility Agent in a form satisfactory to it to apply such Net Proceeds on the next Interest Date(s) relative to the Tranche 1 Advances in or towards prepayment of the Tranche 1 Advances. For this purpose "Net Proceeds" means the consideration received by any member or members of the Group in respect of the disposal from the Group to any third party of the Grid Shares concerned, after deduction of all amounts for or on account of Taxes applicable to, or to any gain (including any deemed gain) resulting from, the disposal and all costs, fees, expenses and the like properly incurred by members of the Group in arranging and effecting that disposal.

9.4  Bills

(a) If and to the extent that any prepayment of Tranche 3 Utilisations made or required to be made under any provision of this Agreement could be satisfied by a prepayment of Tranche 3 Advances, then Tranche 3 Advances rather than Bills shall be prepaid.

(b) For the avoidance of doubt, Clauses 1.2(m) and 6.13 describe the manner in which a Utilisation by Bill may be prepaid for the purposes of this Agreement, and any prepayment of such a Utilisation shall be effected in that manner.

9.5  General provisions relating to prepayment

(a) Any notice of prepayment given under this Agreement shall be irrevocable, and the Company or the Borrower named in such notice shall be bound to prepay (or, in the case of the Company, to procure prepayment) in accordance with such notice.

(b)  Amounts  repaid  and prepaid in respect  of  any  Tranche  1
     Advance or Tranche 2 Advance under any provision of this Agreement may not be reborrowed hereunder.

(c) Amounts repaid or prepaid pursuant to Clause 8.3 or 9.2 in respect of Tranche 3 Utilisations may, prior to the Tranche 2/3 Repayment Date but subject to the terms of this Agreement, be redrawn as Tranche 3 Utilisations. Any amounts repaid or prepaid in respect of Tranche 3 Utilisations under any other provision of this Agreement may not be redrawn.

(d) Any prepayment of any Advance under any provision of this Agreement shall be made together with interest accrued on the amount prepaid, but (subject to clause 24.2(c)), without premium or penalty.

10.  INTEREST PERIODS

10.1 Selection and agreement

     The relevant Borrower shall give notice to the Facility Agent not later than 10.00 a.m. on the second Business Day prior to the commencement of each (or the) Interest Period relative to any Advance made hereunder (or in the Request therefor in the case of the first Interest Period relative to any Tranche 1 Advance or Tranche 2 Advance or the Interest Period in the case of any Tranche 3 Advance) specifying the duration of such Interest Period, which in the case of any Tranche 1 Advance or Tranche 2 Advance shall be of one, three or six months and in the case of any
     Tranche 3 Advance shall be of one, two, three or six months, or in each case such other duration as may be agreed by the Facility Agent after consultation with the Reference Banks or as may be required in order to comply with Clause 10.3 (provided that if such duration is over six months then the Facility Agent may only agree with the unanimous consent of the Banks participating in such Advance). If the relevant Borrower fails to specify the duration of an Interest Period for any Advance the duration of that Interest Period shall be three months subject as otherwise required in order to comply with any other provision of this Agreement.

10.2 Splitting

     The relevant Borrower may, in any notice given pursuant to Clause 10.1 (or in any Request therefor) split any Tranche 1 Advance or Tranche 2 Advance into any number of separate Tranche 1 Advances or Tranche 2 Advances, respectively (each having an Interest Period of a different duration, separately designated in such notice or Request), provided that each such separate Advance must be of a minimum amount of 100,000,000 pounds. Each Advance resulting from any such splitting shall continue as a separate Advance unless and until consolidated with another Advance having the same Tranche designation.

10.3 Restrictions on selection

(a) Each Borrower shall use its reasonable endeavours (i) to ensure the selection by it of the duration of Interest Periods pursuant to Clause 10.1 so that the Tranche 1 Repayment Date will also be an Interest Date relative to all outstanding Tranche 1 Advances and that the Tranche 2/3 Repayment Date will also be an Interest Date relative to all outstanding Tranche 2 Advances and Tranche 3 Advances,
     (ii) in relation to the Tranche 1 Advances and Tranche 2 Advances, to ensure the selection by it of the duration of Interest Periods pursuant to Clause 10.1 so that Tranche 1 Advances and Tranche 2 Advances are aggregated and consolidated pursuant to Clause 10.4 into Tranche 1 Advances and Tranche 2 Advances respectively of not less than 100,000,000 pounds each and (iii) to select the duration of Interest Periods pursuant to Clause 10.1 so as to ensure that no Advance shall have an Interest Period expiring after the Repayment Date relative thereto.

(b) If it appears to the Facility Agent in good faith that the requirements of paragraph (a) above will not be met by a Borrower's selection of any Interest Period, the Facility Agent, on behalf of and after consultation with that Borrower, may select a different duration for such Interest Period (which shall prevail over that selected by that Borrower) in order to facilitate the meeting of such requirements.

10.4 Duration and Consolidation

(a) The first (or the) Interest Period relative to each Advance shall commence on its Utilisation Date and end on the last day of the period selected or provided for in accordance with this Clause. Any subsequent Interest Periods in relation to a Tranche 1 Advance or Tranche 2 Advance shall commence on the expiry of the immediately preceding Interest Period relating thereto and end on the last day of the period so selected or provided therefor. If any Interest Period for any Advance would otherwise end on a day which is not a Business Day, such Interest Period shall end instead on the next Business Day.

(b) If any Interest Period relating to any Tranche 1 or Tranche 2 Advance expires on an Interest Date relative to (respectively) another Tranche 1 Advance or Tranche 2 Advance (as the case may be), then, with effect from such Interest Date, such Tranche 1 Advances or Tranche 2 Advances (as the case may be), subject to Clauses 10.1, 10.2 and 10.3, shall be aggregated and consolidated to form (respectively) a single Tranche 1 Advance or Tranche 2 Advance.

10.5 Notification

     The Facility Agent will notify the relevant Banks and the Company and (if different) the relevant Borrower of the duration of each Interest Period relating to each Advance promptly after ascertaining the same.

11.  INTEREST

11.1 Rate

     The rate of interest applicable to each Advance for each (or the) Interest Period relative to it shall be the rate per annum determined by the Facility Agent to be the aggregate of:-

     (a)  the Margin;

     (b)  LIBOR  relative  to  such  Advance  for  such  Interest
          Period; and

     (c) the Additional Cost, if any, relative to such Advance from time to time during such Interest Period.

11.2 Due dates

     Save as otherwise provided herein, interest accrued on each Advance for each Interest Period relative thereto shall be paid by the Borrower in respect of such Advance in Sterling in arrear on the last day of such Interest Period and also, in the case of an Interest Period of a duration exceeding six months, on the last day of each consecutive period of six months from the first day of such Interest Period.

11.3 Default interest

     If any Obligor fails to pay any amount payable by it under this Agreement on the due date therefor, such Obligor, on demand by the Facility Agent from time to time, shall pay interest on such overdue amount (including overdue default interest) in the currency in which such overdue amount is for the time being denominated from the due date up to the date of actual payment, both before and after judgement, at a rate determined by the Facility Agent to be one per cent. (1%) per annum above that which would be payable if such overdue amount constituted, during the period of non-payment thereof, an Advance made to such Obligor in the same currency as the overdue amount for successive Interest Periods of such duration of up to three months as the Facility Agent, after consultation with the Company to the extent practicable in the circumstances, may designate from time to time. Such rate shall be determined or redetermined on the first Business Day of each such Interest Period. In calculating the amount of default interest due from the Guarantor in respect of any overdue amount due from any Borrower, the amount of default interest accrued due from such Borrower and the amount of overdue default interest accrued due from the Guarantor shall not be double counted.

11.4 Bank basis

     Interest shall accrue from day to day, and be computed on the basis of a year of 365 days for the actual number of days elapsed.

11.5 Determination conclusive; notification

     Each  determination of a rate of interest  by  the  Facility
     Agent under this Agreement shall, in the absence of manifest error, be conclusive and shall be promptly notified to the Company, the relevant Borrower and the Banks.

12.  PAYMENTS

12.1 Funds, place and currency

     Unless otherwise agreed between the Banks, the Facility Agent and the Company, all payments to be made to the Facility Agent by any Obligor under any Finance Document or by any Bank under this Agreement shall be made on the due date to the Facility Agent at The Royal Bank of Scotland plc, sort code 16-00-34, for credit to Account Number 10000643 or to such other account at such bank or office as the Facility Agent shall designate by not less than three Business Days' notice to the Company or such Bank (as the case may be).

12.2 Application

     Each payment received by the Facility Agent for the account of another person pursuant to Clause 12.1 shall:-

     (a) in the case of a payment received for the account of any Borrower, be made available by the Facility Agent to that Borrower by application, on the date and in the funds of receipt:-

          (i) first, in or towards payment of any amounts then due and payable (and unpaid) by that Borrower under this Agreement; and

          (ii) second,  in  payment  to  such  account  as   that
               Borrower shall have properly designated for the purpose in the relevant Request or otherwise in writing; and

     (b) in the case of any other payment, be made available by the Facility Agent to the person for whose account the payment was received (in the case of a Bank, for the account of its Facility Office) on the date and in the currency and funds of receipt to such account of the person with the office or bank in the country of the currency concerned as that person shall have previously notified to the Facility Agent for the purposes of this Agreement.

     The Facility Agent (or the Security Agent in the case of monies received pursuant to the Security Documents) shall promptly distribute monies received for the account of the Banks among the Banks pro rata to their respective entitlements and in the funds and currency of receipt, provided that the Facility Agent or Security Agent (as the case may be) may deduct therefrom any amount due to the Facility Agent pursuant to Clause 12.4 or 30.2.

12.3 Currency

     Any amount payable under this Agreement, unless otherwise provided, shall be payable in Sterling.

12.4 Recovery of payments

     Unless the Facility Agent shall have received notice from a Bank or a Borrower not later than 11.00 a.m. on the Business Day prior to the date upon which such Bank or a Borrower (the "Party Liable") is to pay an amount to the Facility Agent for transfer to any Borrower or any Bank respectively (the "Payee") that the Party Liable does not intend to make that amount available to the Facility Agent on the due date, the Facility Agent may assume that the Party Liable has paid that amount to the Facility Agent on that date in accordance with this Agreement. In reliance upon that assumption, the Facility Agent may (but shall not be obliged to) make available to the Payee(s) a corresponding sum. If that amount is not in fact so made available to the Facility Agent, the Payee(s) shall forthwith on demand repay that sum to the Facility Agent together with interest on such sum until its repayment at a rate determined by the Facility Agent to reflect its cost of funds incurred in making available the corresponding amount to that Payee(s) (any such determination to be conclusive in the absence of manifest error). The Facility Agent may make a demand on a Borrower as Payee only if and to the extent that the Facility Agent has demanded the appropriate funds from the relevant Bank and those funds have not been paid by that Bank forthwith after the demand. The provisions of this Clause are without prejudice to any rights the Facility Agent and the Payee may have against the Party Liable.

12.5 Non-Business Days

     Whenever any payment under any Finance Document shall become due on a day which is not a Business Day, the due date for that payment shall be extended to the next Business Day. During any such extension of the due date for payment of any principal, interest shall be payable on such principal at the rate payable on the original due date.

12.6 Appropriations

     Other than in the case of prepayment to a specific Bank permitted by the terms of this Agreement, in the case of a partial payment by any Obligor of amounts due and payable under any Finance Document, the Facility Agent or, as the case may be, the Security Agent may appropriate such payment towards such of the amounts due and payable by such Obligor under this Agreement as the Facility Agent or, as the case may be, the Security Agent may with the approval of the Majority Banks decide (subject to the requirement that such payment shall be appropriated first towards those overdue amounts which attract the higher Margin), and each part of any payment so appropriated towards a particular amount due and payable under any Finance Document shall be treated as received by the Facility Agent or, as the case may be, the Security Agent for the account of the Banks to whom such particular amount is due, in each case pro rata to the respective amounts thereof due to each of them from such Obligor. Any such appropriation shall override any appropriation made by any Obligor.

12.7 Certifications

     Save as otherwise provided herein, any certification or determination of a rate or amount or other matter as referred to herein and made by the Facility Agent or a Bank, as the case may be, shall be prima facie evidence of the same.

13.  TAXES

13.1 Applicable Taxes

     As used in this Agreement, "Applicable Taxes" means all Taxes imposed by or in the jurisdiction in which the relevant Obligor is resident or any other country through or out of which the relevant payment is made or by any federation or organisation of which that country may be a member or by or through any taxation authority of that country, federation or organisation on any payment by any Obligor or any Finance Party to any Finance Party, under any Finance Document, other than Taxes imposed on that payment which would not have been imposed on that payment if the Finance Party to which or for whose account that payment was made was a Recognised Bank.


13.2 No Set-Off or Deductions

     All payments to be made by any Obligor under any of the Finance Documents shall be made:-

     (a)  without set-off or counterclaim; and

     (b) free and clear of all and without deduction for or on account of any Applicable Taxes, except to the extent that such Obligor is compelled by law to make payment subject to the Applicable Taxes.

13.3 Gross-up

     If any Applicable Taxes or amounts in respect thereof must be deducted from any payment by an Obligor under any Finance Document or any other deductions must be made from any amounts paid by any Obligor (or from any corresponding payment by any Finance Party to any other Finance Party under or pursuant to the terms of any Finance Document), or any such payment shall otherwise be required to be made subject to any Applicable Tax, such Obligor shall pay such additional amounts as may be necessary to ensure that each Finance Party receives a net amount after deduction for and payment of all Applicable Taxes equal to the full amount which it would have received had payment not been made subject to the Applicable Tax. All Applicable Taxes required to be deducted from any payment by any Obligor under any Finance Document shall be deducted and paid when due by such Obligor to the applicable Tax authorities. Each Finance Party shall notify each Obligor through the Facility Agent of the application of this Clause 13.3 to any payment then due or to become due to it under any Finance Document promptly upon its becoming aware of the same.

13.4 Tax Receipts

     As soon as reasonably practicable after each payment by any Obligor of any Applicable Tax (or any Tax which would be an Applicable Tax save for the exceptions contained in
     Clauses 13.1(a) or (b)) on any payment by it under any Finance Document, such Obligor shall deliver to the Facility

     Agent for the relevant payee Finance Party or other party to this Agreement evidence reasonably satisfactory to the payee (including copies of relevant Tax receipts received by such Obligor, which such Obligor shall use its reasonable endeavours to obtain) that the relevant Tax has been duly remitted to the appropriate authority.

13.5 Tax Saving

(a)  In   the  event  that,  following  the  imposition  of   any
     Applicable Tax on any payment by any Obligor (or any corresponding payment by any Finance Party to any other Finance Party under this Agreement) in consequence of which such Obligor is required under Clause 13.3 to pay such Applicable Tax or to pay any additional amount in respect of it, any Finance Party shall in its sole opinion and based on its own interpretation of any relevant laws or regulations (but acting in good faith) receive or be granted a credit against or remission for or deduction from or in respect of any Applicable Tax payable by it, or shall obtain any other relief in respect of Applicable Tax on its profits or income, which in such Finance Party's opinion in good faith is both reasonably identifiable and quantifiable by it without requiring such Finance Party or its professional advisers to expend a material amount of time or incur a material cost in so identifying or quantifying (any of the foregoing, to the extent so reasonably identifiable and quantifiable, being referred to as a "saving"), such Finance Party shall, to the extent that it can do so without prejudice to the retention of the relevant saving and subject to such Obligor's obligation to repay the amount to such Finance Party if the relevant saving is subsequently disallowed or cancelled (which repayment shall be made promptly on receipt of notice by such Finance Party of such disallowance or cancellation), reimburse such Obligor promptly after receipt of such saving by such Finance Party with such amount as such Finance Party shall in its sole opinion but in good faith have concluded to be the amount or value of the relevant saving.

(b) Nothing contained in this Agreement shall interfere with the right of any Finance Party to arrange its Tax and other affairs in whatever manner it thinks fit and, in particular, no Finance Party shall be under any obligation to claim relief from Tax on its corporate profits, or from any similar Tax liability, in respect of the Applicable Tax, or to claim relief in priority to any other claims, reliefs, credits or deductions available to it or to disclose details of its Tax affairs. No Finance Party shall be required to disclose any confidential information relating to the organisation of its affairs.

(c) Each Finance Party will notify the relevant Obligor promptly of the receipt by such Finance Party of any saving and of such Finance Party's opinion as to the amount or value of that saving.

13.6 Right to Prepay

     In the event that any such Applicable Tax is required to be deducted from any payment to be made by any Borrower to any Finance Party under this Agreement (or on any corresponding payment by the Finance Party to any other Finance Party under this Agreement) and, in consequence, any Borrower is or would be obliged under Clause 13.3 to pay any additional amounts to such Finance Party in respect of the Applicable Tax, such Borrower may prepay the whole (but not part) of the then outstanding amount of such Finance Party's participation in the Utilisations made by it, together with all interest and other charges accrued on those participations and all other amounts payable to such Finance Party under the Finance Documents, on giving not less than ten Business Days' prior written notice to such Finance Party (through the Facility Agent).

13.7 Recognised Bank

     Each Finance Party confirms to the Company that it is a Recognised Bank and agrees to notify the Company promptly if it becomes aware that (a) it is no longer a Recognised Bank, or (b) Clause 13.3 may for any other reason apply in respect of payments made to it or to the Facility Agent for its account.

14.  MARKET DISRUPTION

14.1 Disruption events

     If, in relation to any Advance or proposed Advance and any (or the) Interest Period relative thereto:-

     (a) no (or where there is more than one Reference Bank, only one) Reference Bank supplies an interest rate to the Facility Agent as required by the definition of LIBOR after the Facility Agent has requested such a rate from the Reference Banks; or

     (b) the Facility Agent shall have received notification from a Bank or Banks whose participations in such Advance constitute at least fifty per cent. (50%) by value of such Advance that by reason of circumstances affecting the London Interbank Market:

          (i) deposits in Sterling for the same period as such Interest Period will not be readily available to them in the London Interbank Market in sufficient amounts in the ordinary course of business to fund their respective participations in such Advance for such Interest Period; or

          (ii) whilst such deposits are so available, the cost of such deposits exceeds LIBOR as determined in relation to such Advance for such Interest Period,

     the Facility Agent shall promptly give written notice of such determination or notification to the relevant Borrower, the Company (if different) and each of the Banks.

14.2 Effect

     The giving of any notice by the Facility Agent pursuant to Clause 14.1(a) or 14.1(b) shall not relieve any Bank of any obligation it may have under this Agreement to advance, on the relative Utilisation Date, its participation in any Advance (including any Advance for which a Request was given prior to such notice by the Facility Agent).

14.3 Negotiation and Substitute Basis

     During the period of 15 days after the giving of any notice by the Facility Agent pursuant to Clause 14.1, the Facility Agent (in consultation with the Banks) shall negotiate with the relevant Borrower and the Company in good faith with a view to ascertaining whether a substitute basis (a "Substitute Basis") may be agreed for the making of further Advances and/or the maintaining of any existing Advances to which such notice by the Facility Agent related for the current Interest Period relative to those Advances. If a Substitute Basis is agreed by all the Banks, the relevant

     Borrower and the Company it shall apply in accordance with its terms from the commencement of such Interest Period. The Facility Agent shall not agree any Substitute Basis on behalf of any Bank without the prior consent of that Bank.

14.4 Cost of Funds

     If a Substitute Basis is not so agreed by the relevant Borrower, the Company and all the Banks by the end of the 15 day period, each Bank's participation in each then existing Advance to which the notice by the Facility Agent related shall bear interest during the current Interest Period relative thereto at the rate certified by such Bank to be its cost of funds (from such sources as it may reasonably select out of those sources then available to it) for such Interest Period in relation to such Advance, plus the applicable Margin.

14.5 Right to Prepay

     Where Clause 14.4 applies the relevant Borrower, upon giving not less than five Business Days' prior written notice (through the Facility Agent) to any Bank , may prepay the whole (but not part) of the participation of that Bank in all (but not some only of) the existing Advances to which the notice by the Facility Agent related and, if so specified in the notice, in all (but not some only of) the other outstanding Utilisations of that Borrower, together with all interest accrued on those Advances and all other amounts payable under this Agreement in connection with the Utilisations prepaid.

14.6 Review of Substitute Basis

     So long as any Substitute Basis is in force or Clause 14.4 shall apply in relation to any Advance, the Facility Agent, in consultation with the relevant Borrower, the Company and each Reference Bank shall from time to time, but not less often than monthly, review whether or not the circumstances referred to in Clause 14.1 still prevail with a view to returning to the normal interest provisions of this Agreement.

14.7 Bills

(a)  If, in relation to any Bills:

     (i) the Facility Agent determines that adequate and fair means do not exist for ascertaining the applicable
          EBDR; or

     (ii) the Facility Agent determines that the Bills do not comply with the then current Bank of England regulations for Sterling bankers' acceptances (save in consequence of the Bank on which they are drawn not being a bank whose acceptances are eligible for discounting at the Bank of England according to the Bank of England's eligibility criteria in force at the date hereof), the Agent shall promptly notify the relevant Borrower and each of the Banks of that fact and that this Clause 14.7 is in operation.

(b)  After any notification under paragraph (a) above:

     (i)  the relevant Bills shall not be accepted;

     (ii) in the case of sub-paragraph (a)(i) above, no further Requests for Utilisations by way of Bills may be delivered until the Facility Agent notifies the Company that it is once again able to determine EBDR; and

     (iii) any Request given by or on behalf of any Borrower pursuant to clause 6.1 prior to such notification for Bills not yet accepted shall be treated as if it were instead a request for an Advance made pursuant to clause 5.1 specifying an Interest Period of one month (provided that period does not extend beyond the Tranche 3 Availability Period) of an amount equal to the principal amount of the requested Bills, provided that for the purposes of Clause 11.1 (Interest Rate), if necessary, LIBOR may be determined by the Facility Agent at or about 1.00 p.m. on the applicable Utilisation Date.

15.  INCREASED COSTS

15.1 Increased Costs

     Subject to Clause 15.3, if the result of:-

     (a) any change after the date hereof in or the introduction after the date hereof of, or any change after the date hereof in the interpretation, administration or application by any competent court, authority or organisation in the relevant jurisdiction of, any law, regulation or treaty or in or of any official directive or official request from, or the rules of, any governmental, fiscal, monetary or regulatory (including self-regulatory) authority, organisation or agency (whether or not having the force of law but, if not having the force of law, being a regulation, treaty, official directive, official request or rule which it is the practice of banks in the relevant jurisdiction to comply with) after the date hereof which affects banks or financial institutions of the same type as any Finance Party in that jurisdiction; or

     (b)  compliance by any Finance Party (or any Holding Company
          of   such  Finance  Party)  with  any  such  change  or
          introduction;

     including, in each case without limitation, those relating to Taxation, reserves, special deposit, cash ratio, liquidity or capital adequacy requirements or other forms of banking, fiscal, monetary or regulatory controls, is that:-

     (i) any Finance Party (or any Holding Company of such Finance Party) incurs an increased cost as a result of its (or such Finance Party's) having entered into, and/or performing and/or maintaining and/or funding its (or such Finance Party's) obligations under, any Finance Document; or

     (ii) any Finance Party (or any Holding Company of such Finance Party) incurs an increased cost in making, funding or maintaining all or any advances comprised in a class of advances or acceptances formed by or including its (or such Finance Party's) participation in some or all of the Utilisations made or to be made under this Agreement; or

     (iii) any amount receivable by any Finance Party under any Finance Document is reduced (save to the extent matched by a reduction in the cost of providing the Facilities) or the effective rate of return to any

          Finance  Party (or any Holding Company of such  Finance
          Party) under any Finance Document or on its (or such Holding Company's) capital employed for the purposes of this Agreement is reduced; or

     (iv) any Bank (or any Holding Company of such Finance Party) makes any payment or forgoes any interest or other return on or calculated by reference to any amount received or receivable by it (or by such Bank) from any Obligor or the Facility Agent or the Security Agent or any other Bank under any Finance Document;

     and such increased cost (or the relevant proportion thereof), reduction, payment, forgone interest or other return is not compensated for by any other provision of this Agreement (including, without limitation, by any Additional Cost payable pursuant to Clause 11.1(c)), then and in each such case:-

     (A)  such Finance Party shall notify the Company through the
          Facility  Agent in writing of that event promptly  upon
          its   becoming   aware  of  the  event  including,   in
          reasonable detail, particulars of the event;

     (B) subject as provided below and to Clause 2.4(a), within five Business Days after receipt by any Borrower (directly or through the Company) of a written demand from time to time by such Finance Party through the Facility Agent accompanied by a certificate of such Finance Party specifying the amount of compensation claimed and setting out the calculation of the amount in reasonable detail, such Borrower shall pay to the Facility Agent for the account of such Finance Party (or, as the case may be, Holding Company of such Finance Party) such amount as shall compensate such
          Finance Party (or such Holding Company) for such increased cost (or, in the case of (i) or (ii) above, the portion of such increased cost as is attributable to its making, funding or maintaining Advances and/or accepting and paying Bills or maintaining its obligation, if any, to participate in Utilisations under this Agreement), reduction, payment or forgone interest or other return. Nothing in this Clause shall oblige any Finance Party (or any Holding Company of such Finance Party) or the Facility Agent or the Security Agent to disclose any confidential information relating to the organisation of its affairs. Notwithstanding the foregoing, any claim by any Bank pursuant to this Clause 15.1 in respect of any period more than 90 days before such Bank gave notice pursuant to paragraph (A) above of the relevant event shall be disallowed.

15.2 Right to Prepay

     Where Clause 15.1 applies the relevant Borrower, upon giving not less than five Business Days' notice to that Finance Party (being a Bank) may prepay the whole (but not part only) of that Finance Party's participation in all (and not some only of) the outstanding Advances and Bills made or issued to or for the account of that Borrower, together with all interest and other charges on or in respect thereof, and all other amounts payable by it under the Finance Documents to such Finance Party, provided always that any such notice by such Borrower is given whilst circumstances exist entitling such Finance Party to claim compensation under this Clause 15.

15.3 Exceptions

     Clause 15.1 shall not apply so as to oblige the Company or any other Borrower to compensate any Finance Party for Applicable Taxes (to the extent that the provisions of Clause 13.3 fully and effectively compensate therefor) or for any Taxes which would have been Applicable Taxes save only for any failure by the relevant Finance Party to satisfy the exception to Clause 13.1 or for any increased cost, reduction, payment or forgone interest or other return:-

     (a) resulting from any change in or the introduction of, or any change in the interpretation or application of, any law, regulation, treaty, directive, request or rules relating to, or any change in the rate of, Taxation on the overall net income of such Bank imposed in the jurisdiction in which such Finance Party's principal office for the time being is situate or on the overall net income of such Finance Party's Facility Office imposed in the jurisdiction in which that office is situate; or

     (b) resulting from the implementation by the applicable authorities having jurisdiction over such Finance Party and/or its Facility Office of the matters set out in the statement of the Basle Committee on Banking Regulation and Supervisory Practices dated July, 1988 and entitled "International Convergence of Capital Measurement and Capital Standards", to the extent, at the rates and according to the timetable provided for therein; or

     (c) attributable to such Finance Party after the date of this Agreement entering into a commitment to lend to a third party which is, at the time that commitment is entered into, in breach of any law, regulation, treaty, directive, request or rule relating thereto as aforesaid.

16.  ILLEGALITY

     If any change after the date hereof in or the introduction after the date hereof of any law, regulation, treaty or (whether or not having the force of law but, if not having the force of law, being one with which it is the practice of banks in the relevant jurisdiction to comply) official directive or rule of any governmental, fiscal, monetary or regulatory (including self regulatory) authority, organisation or agency, having jurisdiction (together "Laws"), or any change after the date hereof in the interpretation, administration or application of Laws by a competent court or the relevant authority, organisation or agency or compliance by any Finance Party with any such change or introduction of Laws or change in interpretation, administration or application of Laws, shall make it (or make it apparent that it is) unlawful or a breach of Laws for any Finance Party to make available or fund or maintain the Utilisations or any part of the Utilisations under this Agreement or to give effect to its obligations and exercise its rights as contemplated by this Agreement, that Finance Party may, by notice to the Obligors' Agent through the Facility Agent, declare that to the extent necessary to avoid any such illegality or breach of Laws its obligations to the Company and the other Borrowers under the Finance Documents shall be terminated forthwith or, if later, on the latest date to which the obligations may remain in effect without causing the Finance Party to be in breach of Laws, whereupon:-

     (a) Prepay: each Borrower will forthwith, or by such later date as shall be immediately prior to the illegality or breach in question taking effect, prepay such part of such Finance Party's participation in the Utilisations made by such Borrower together with all interest and other charges accrued thereon to the date of the prepayment and all other amounts payable to such

          Finance Party under the Finance Documents as shall be necessary to avoid any such illegality or breach by such Finance Party of any Laws; and

     (b) Commitments: to the extent necessary to avoid any such illegality or breach of Laws such Finance Party's
          Commitments shall be cancelled and reduced to nil.

17.  MITIGATION

17.1 Mitigation

     If circumstances arise in respect of any Finance Party which would, or upon the giving of notice would, result in the operation of Clause 13, 14, 15 or 16 to the detriment of any Borrower:-

     (a) such Finance Party shall promptly upon becoming aware of the same notify the Company and, upon the written request of such Borrower, shall enter into discussions with the Company and such Borrower with a view to determining what mitigating action might be taken by such Finance Party, including discussion of the possibility of a change in its Facility Office or transfer of its participation in the Facilities and its Commitments to another bank; and

     (b) at the request of the Company, the Facility Agent will enter into discussions with the Company with a view to determining what mitigating action might be taken by the Facility Agent with respect to the administration of this Agreement by the Facility Agent;

     Without limiting or reducing the obligations of the Obligors (or any of them) under Clauses 13, 14, 15 or 16, the relevant Finance Party, shall upon the written request of the Company take such reasonable steps as may be practical and open to it to mitigate or remove the effects of such circumstances including, without limitation, a change in its Facility Office or transfer of its participation in the
     Facilities   and  its  Commitments  to  another   bank   (or
     termination  of  its  Commitments  and  prepayment  of   its
     participation   in   the  Utilisations  coupled   with   the
     assumption by another bank of a like participation and Commitment) reasonably acceptable to or nominated by the relevant Borrower and the Company or the restructuring of its participation in this Agreement in a manner which will avoid the circumstances in question and on terms acceptable to the Facility Agent, such Finance Party and the relevant Borrower and the Company, provided that nothing in this Clause shall oblige any Finance Party or the Facility Agent to take any such step if, in the opinion of such Finance Party or the Facility Agent (such opinion being conclusive), as the case may be, any such step might reasonably be expected to have an adverse effect upon its business, operations or financial condition or the management of its Tax affairs or its return in relation to its participation in the Utilisations or cause it to incur any material costs or expenses.

17.2 Costs and Expenses

     Any costs and expenses reasonably incurred by any Finance Party pursuant to this Clause 17 shall be paid by the relevant Borrowers within five Business Days after receipt of a written demand specifying the same in reasonable detail.

18.  GUARANTEE

18.1 Guarantee

     In consideration of the Finance Parties entering into this Agreement and/or becoming party to this Agreement pursuant to a Substitution Certificate or otherwise and/or participating or agreeing to participate in any Utilisation, each Guarantor hereby irrevocably and unconditionally and jointly and severally:-

     (a) guarantees to each Finance Party, as principal obligor and not merely as surety (or similar in any applicable jurisdiction), prompt performance by each other Obligor of all its payment obligations under the Finance Documents and the payment of all sums payable now or in the future to such Finance Party by each other Obligor under or in connection with the Finance Documents when and as the same shall become due;

     (b) undertakes with each Finance Party that, if and whenever any other Obligor does not pay any amount when due from it under or in connection with any Finance Document, such Guarantor will on demand pay such amount as if such Guarantor instead of such other Obligor were expressed to be the primary obligor, together with interest on that sum at the rate per annum from time to time payable by that other Obligor on that sum from the date when that sum becomes payable by such Guarantor under this Agreement until payment of that sum in full; and

     (c) indemnifies each Finance Party on demand against any loss or liability suffered by it under any Finance Document as a result of any obligation guaranteed by such Guarantor being or becoming unenforceable, invalid or illegal.

18.2 Continuing Guarantee

     This guarantee is a continuing guarantee and shall extend to the ultimate balance of all sums payable by the Obligors or any of them under the Finance Documents.

18.3 Reinstatement

     Where any discharge (whether in respect of the obligations of any Obligor, any security for such obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on insolvency, administration, liquidation or otherwise without limitation, the liability of each Guarantor under this guarantee shall continue as if there had been no such discharge or arrangement. Each Finance Party shall be entitled to concede or compromise any claim that any such payment, security or other disposition is liable to avoidance or repayment.

18.4 Waiver of Defences

     Except to the extent that such Guarantor is specifically released in writing or its obligations are specifically waived in a Waiver Letter, the obligations of each Guarantor under this Agreement shall not be affected by any circumstance, act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate such Guarantor from its obligations hereunder in whole or in part, including without limitation and whether or not known to any Obligor or any Finance Party:-

     (a)  any   time,   indulgence  or  waiver  granted   to   or
          composition with any other Obligor or any other person;
          or

     (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or take up or enforce any rights or remedies against any security or any other Obligor or any other person or any non-presentment or non-observance of any formality or other requirements in respect of any instruments or any failure to obtain the full value of any security; or

     (c) any legal limitation, disability, incapacity, lack of power, authority or legal personality of, or dissolution or change in the members or status of, or other circumstance relating to any other Obligor or any other person; or

     (d) any variation (however fundamental and whether or not involving any increase in the liability of any other Obligor thereunder) or replacement of any Finance Document or any other document or security (including without limitation any Substitute Basis agreed pursuant to Clause 14 and any agreement contemplated by this Agreement) so that references to such Finance Document or other document or security in this guarantee shall include each such variation or replacement; or

     (e) any unenforceability, illegality, invalidity or frustration of any obligations of any other Obligor or any other person under any Finance Document or any other document or security, or any failure of any other Obligor or proposed Additional Obligor to become bound by the terms of any other Finance Document, in each case whether through any want of power or authority or otherwise; or

     (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any other Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order, to the intent that such Guarantor's obligations under this Agreement shall remain in full force and this guarantee be construed accordingly as if there were no such circumstance, act, omission, matter or thing.

18.5 Immediate Recourse

     Each Guarantor waives any right it may have of first requiring any Finance Party to proceed against or enforce any other rights or security of or claim payment from or file any proof or claim in any insolvency, administration, winding up, bankruptcy or liquidation proceedings relating to, any other Obligor or any other person before claiming from such Guarantor under this Agreement.

18.6 Preservation of Rights

     Until all amounts which may be or become payable by any and all Obligors under or in connection with the Finance Documents have been irrevocably paid and discharged in full (whether by any Borrower or Guarantor or otherwise), after a claim has been made pursuant to this guarantee each Finance Party may:-

     (a) refrain from applying or enforcing any other security, monies or rights held or received by such Finance Party, as the case may be, in respect of (or capable of being applied in respect of) such amounts or apply and enforce the same in such manner and order as such Finance Party sees fit (whether against such amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

     (b) hold in a suspense account (with liability to pay interest on the monies held therein at the rate payable to its corporate customers for deposits in the same currency on like terms and in like amounts) any monies received from any Guarantor or on account of any Guarantor's liability under this Agreement.

18.7 Non-competition

     Until all amounts which may be or become payable by any and all Obligors under or in connection with the Finance Documents have been irrevocably paid in full (whether by any Borrower or Guarantor or otherwise), no Guarantor shall, after a claim has been made on it pursuant to this guarantee:-

     (a) be subrogated to any rights, security or monies held, received or receivable by any Finance Party or be entitled to any right of contribution or indemnity in respect of any payment made or monies received on account of any Obligor's liability under any Finance Document and, to the extent that any Guarantor is so subrogated or entitled by law, such Guarantor hereby (to the fullest extent permitted by law) waives and agrees not to exercise those rights or security or that right of contribution or indemnity;

     (b) be entitled or claim to rank as a creditor in the insolvency, administration, winding-up, bankruptcy or liquidation of any Obligor in competition with any Finance Party unless otherwise required by the Facility Agent or by law (in which case the proceeds, if any, of any claim in respect of any rights, security or monies of any Finance Party to which such Guarantor was subrogated, filed by such Guarantor with a receiver or other similar official, will be paid by such Guarantor to the Facility Agent to be applied in accordance with the provisions of the Finance Documents); or

     (c) be entitled to receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor or exercise any right of set-off as against any Obligor (and, without prejudice to the foregoing, each Guarantor shall forthwith pay to the Facility Agent for the Finance Parties an amount equal to any such set-off in fact exercised by it and forthwith pay or transfer, as the case may be, to the Finance Parties any such payment or distribution or benefit of security in fact received by it).

18.8 Additional Security

     This guarantee shall be in addition to and shall not in any way be prejudiced by any other security (including, without limitation, the Security Documents) now or hereafter held by any Finance Party as security for or capable of being applied against the obligations of any Obligor.

18.9 Certificate

     A certificate of the Facility Agent as to any amount due from any Borrower under this Agreement shall, in the absence of manifest error, be prima facie evidence of such amount as against each Guarantor.

19.  ADDITIONAL BORROWERS

(a) If any Subsidiary of the Company wishes to become a Borrower under this Agreement it and the Company shall each so notify the Facility Agent (which shall in turn notify the Banks and the Security Agent).

(b) If all the Banks confirm to the Facility Agent in writing that they are in principle prepared to accept that Subsidiary (and the Banks hereby so confirm with respect to the Target once the Offer has become or been declared unconditional in all respects and the Target has become a Subsidiary of the Company) as a Borrower hereunder (subject to such limitations as they may advise in the case of any Subsidiary other than the Target), the Facility Agent shall so notify the Banks and shall prepare and deliver to the Company an Accession Agreement (appropriately completed and subject to such limitations as are imposed).

(c) Upon receipt by the Facility Agent of the Accession Agreement, signed on behalf of the Company for itself and the existing Obligors, and by the proposed Additional Borrower, the Facility Agent shall execute the same for itself and on behalf of the Finance Parties and the Banks and shall as promptly as practicable give notice of such execution to all of the parties to the Accession Agreement. Upon execution of such Accession Agreement as aforesaid, it shall take effect in accordance with, but subject to, the terms hereof and thereof.


20.  REPRESENTATIONS AND WARRANTIES

20.1 Representations and Warranties

     Each Obligor (or in the case of Clause 20.1(l), the Company and Bidco only) represents and warrants to each of the Finance Parties that:-

     (a)  Status:   It is (and each of its Principal Subsidiaries
          is) a company, duly incorporated and validly existing under the laws of the place of its incorporation and has the power to own its property and assets and carry on its business as it is now being and will be conducted. No Event of Default falling within any of paragraphs (f) to (l) inclusive of Clause 23.1 has occurred with respect to it or any of its Principal Subsidiaries or any of its (or their) assets.

     (b) Powers and authority: It has the power to enter into and perform the Finance Documents and any other Transaction Documents to which it is a party and the transactions to be implemented pursuant thereto and has taken all necessary action to authorise the entry into and performance of those documents and transactions.

     (c) Legal validity: Subject to the Reservations, this Agreement constitutes, and any and each other Transaction Document to which it is or will become a party (when executed by it or on its behalf) will constitute, its legal, valid and binding obligations and (without limiting the generality of the foregoing) any Security Document to which it is a party creates the security interests which that Security Document purports to create or, as the case may be, accurately evidences a security interest which has been validly created (except that no warranty is given as to whether any such security interest is fixed or floating). To the best of its knowledge and belief after reasonable enquiry all such Transaction Documents (other than the Finance Documents) have been duly authorised and approved by the other parties thereto and constitute, subject to the Reservations, the legal, valid and binding obligations of those parties.

     (d) Non-conflict: The entry into and performance by it of this Agreement and any and each other Transaction Document to which it is a party and the transactions to be implemented pursuant to those documents do not and will not conflict with:

          (i) any law or regulation or any official or judicial order applicable to it or any Licence or any Licence Undertaking,

          (ii) its   memorandum   or  articles  of   association,
               statutes,  by-laws  or  other  constitutional   or
               governing  documents  or any  of  its  resolutions
               (having current effect), or

          (iii) any agreement or instrument to which it or any Subsidiary of it is a party or which is binding upon any of them or on its assets or those of any such Subsidiary in such a manner or to such an extent as to have a Material Adverse Effect or in a manner or to an extent which is reasonably likely to result in any material liability on the part of any of the Finance Parties to any third party by reason of any such conflict, nor will it result in the creation or imposition of any Encumbrance on any of its assets or those of any Principal Subsidiary (save, in the case of the Company and Bidco, for any Encumbrance created pursuant to the Security Documents).

     (e) No Default: (i) No Event of Default has occurred and is continuing which has not been waived, and (ii) no event has occurred and is continuing which has not been waived and which constitutes or which, with the giving of notice, expiry of any cure period, determination of materiality or satisfaction of any other condition in each case provided for in any such agreement or document (other than the mere occurrence of such event), is reasonably likely to constitute a default under or in respect of any other agreement or document to which it or any Subsidiary of it is a party in such a manner or to such an extent as to have a Material Adverse Effect.

     (f) Consents: Any and all authorisations, approvals, consents, licences, exemptions, filings, registrations and other matters required on the part of any Obligor or the Target pursuant to any law or the terms of the Licence or any Licence Undertaking for or in consequence of (i) the Offer, and/or (ii) the entry into and performance by it of and/or the validity of any of the Finance Documents and the Transaction Documents to which it is a party or the transactions to be implemented pursuant thereto and/or (iii) the continued carrying on of the business of the Target and the Group in the ordinary course, have been obtained or effected or will be obtained or effected prior to the date required by law to the extent that failure to do so would have a Material Adverse Effect, save (in the case of (ii)) for the filing in the United Kingdom of the prescribed particulars of the Security Documents pursuant to Section 395 of the Companies Act 1985 (as amended), the registration of the transfers of the shares which are the subject of mortgages and other Encumbrances created by the Security Documents and other filings and registrations necessary in connection with the enforcement of the Security Documents.

     (g)  Accounts:

          (i) Its Accounts most recently delivered to the Facility Agent under Clause 21.2(a) have been prepared, save as disclosed in notes to or accompanying those Accounts, in accordance with the provisions of Clause 21.2(d) and (in the case of audited annual Accounts) present a true and fair view of or (in the case of unaudited Accounts) fairly present its and (if consolidated Accounts) its Subsidiaries' financial position as at the Accounting Date to which the same were prepared and/or (as appropriate) the results of operations and (in the case of annual Accounts) changes in financial position during the Accounting Period ending on the relevant Accounting Date, subject, in the case of quarterly and monthly Accounts, to normal year end adjustments and to the lack of notes thereto.

          (ii) Each of the information, reports and documents delivered to the Facility Agent under Clause 21.2(b) was true and accurate in all material respects as of the date thereof and did not omit any material information required to be included therein.

     (h) Litigation: No litigation, arbitration or administrative or regulatory proceedings or investigations for which process or initiation claims have been served on it or any of its Subsidiaries and, to its knowledge, no litigation, arbitration, administrative or regulatory proceedings involving it or any of its Subsidiaries are pending or threatened, which are reasonably likely to be determined adversely to it or to such Subsidiary, and which, if so adversely determined, would have a Material Adverse Effect.

     (i) Tax liabilities: No claims are being or are reasonably likely to be asserted against it or any of its Subsidiaries with respect to Taxes which are reasonably likely to be determined adversely to it or to such Subsidiary and which, if so adversely determined, would have a Material Adverse Effect. It and each of its Subsidiaries is not materially overdue in the filing of any Tax returns required to be filed and it and any of its Subsidiaries has paid all Taxes shown to be due on any Tax returns required to be filed by it or on any assessments made against it (other than any being contested in good faith by appropriate process in respect of which adequate reserves are being maintained) non-payment, or a claim for payment, of which would in each such case have a Material Adverse Effect.

     (j) Encumbrances: No Encumbrance exists over its or any of its Subsidiaries' assets which would cause a breach of Clause 21.3(a) of this Agreement.

     (k) Information Memorandum: (This representation and warranty is given only upon issue and approval by the Company in writing of an Information Memorandum.) All material factual information contained in the Information Memorandum was true (or, in the case of information provided by any person other than the Company or Bidco its or their advisors, was true to the best of its knowledge and belief in all material respects at the date (if any) ascribed thereto in the Information Memorandum or (if none) at the date of the relevant component of the Information Memorandum. Any and all expressions of opinion or intention and any forecasts and projections contained in the Information Memorandum were arrived at after careful consideration, were fair and were based on reasonable grounds, and the Information Memorandum, taken as a whole, as of its date was not misleading in any material respect and did not omit to disclose any matter failure to disclose which would result in any material information contained in the Information Memorandum being misleading in any material respect in the context of this Agreement.

     (l) Acquired Assets: All of the Shares which are acquired by it pursuant to the Offer will be beneficially owned by Bidco and Bidco will be entitled forthwith (but subject to registration in the shareholders' register of the Target of the transfer of those Shares, which registration will be completed as soon as reasonably practicable) to become the legal registered owner of such Shares free from all Encumbrances, claims and competing interests whatsoever save as expressly permitted or created under this Agreement and the other Finance Documents.

     (m) Ownership of assets: Save to the extent disposed of without breaching the terms of any of the Finance Documents, it and each of its Subsidiaries has good title to or valid leases or licences of or is otherwise entitled to use all material assets necessary properly to conduct its business the absence of which would have a Material Adverse Effect.

     (n)  Documents:

          (i) The documents delivered to the Facility Agent by or on behalf of any Obligor pursuant to Clause 4.1 and any other provision of the Finance Documents were genuine and in the case of copy documents, were true, complete and accurate copies in all material respects, of originals which had not been amended, varied, supplemented or superseded in any way which would be likely to affect materially and adversely the interests of the Banks under the Finance Documents, save as consented to pursuant to a Waiver Letter.

          (ii) The Press Release and Offer Document and any other documents relating to the Offer furnished to the Facility Agent, contain all the material terms of the Offer. The Offer Document corresponds to the terms of the Press Release in all material
               respects.   The  Articles of  Association  of  the
               Company, the Subscription Agreement and the Intercreditor Agreement contain all the material terms of the agreements and arrangements between CSW and the Company (and between CSW and any other member of the Group) relating to the Company.

     (o)  Environmental Matters:

          (i) It and its Subsidiaries have obtained any and all requisite Environmental Licences required for the carrying on of its business as currently conducted and have at all times complied in all material respects with (A) the terms and conditions of such Environmental Licences and (B) all other applicable Environmental Law which in each case, if not complied with, would have a Material Adverse Effect, and there are to its knowledge no circumstances which may prevent or interfere with such compliance in the future;

          (ii) so far as it is aware (after due enquiry) no Dangerous Substance has been used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted at, on, from or under any site or premises (whether or not owned, leased, occupied or controlled by any Obligor or any of its Subsidiaries and including any offsite waste management or disposal location utilised by any Obligor or any such Subsidiary) in circumstances where this would be likely to result in the imposition of a liability on any Obligor which would have a Material Adverse Effect;

          (iii) so far as it is aware (after due enquiry) there is no Environmental Claim (whether in respect of any site previously or currently owned or occupied by any member of the Group or otherwise) pending or threatened, and there are no past or present acts, omissions, events or circumstances that would be likely to form the basis of any Environmental Claim (whether in respect of any site previously or currently owned or occupied by any member of the Group or otherwise), against that Obligor which in each case is reasonably likely to be determined against that Obligor and which if so decided would have a Material Adverse Effect.

     (p)  The  Company:  At the first Utilisation Date,  save  as arises under the Transaction Documents and/or in consequence of acceptances of the Offer and save also for Offer Costs, neither the Company nor Bidco had any material commitments or indebtedness.

     (q)  Licence:

          (i) The Licence is in full force and effect, there exist no material breaches of the terms of the Licence or any Licence Undertakings and there are no circumstances in existence which would entitle the Director General or the Secretary of State to seek to revoke the Licence;

          (ii) There are no Licence Undertakings, other than those copies of which have been delivered to the Facility Agent pursuant to Clause 4.1.

20.2 Repetition

     The representations and warranties set out in Clause 20.1 shall survive the execution of this Agreement and the making of each Utilisation hereunder and shall be made on the date hereof and be deemed to be repeated on the date of delivery of each Request hereunder and on each Utilisation Date and on each Interest Date, with reference to the facts and circumstances then subsisting, as if made at each such time, provided that:

     (a)  the   representation   and   warranty   set   out    in
          Clause 20.1(k) shall be made only on the date of issue and approval by the Company or Bidco in writing of any Information Memorandum; and

     (b)  the  representations and warranties set out in  Clauses
          20.1 (e), (h), (i), (l), (n)(ii), (p) and (q) shall not
          be repeated after the first Utilisation Date.

21.  UNDERTAKINGS

21.1 Duration

     The undertakings in this Clause 21 shall remain in force from and after the date of this Agreement and so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

21.2 Information and Accounting Standards

(a) Accounts: The Company shall furnish or procure that there shall be furnished to the Facility Agent in sufficient copies for each of the Banks:

     (i)  as  soon  as  practicable (and in any event within  120 days) after the end of each annual Accounting Period:

          (I) the audited consolidated accounts of the Group for such Accounting Period

          (II) the audited accounts of each Principal Subsidiary for such Accounting Period,

          in each case comprising at least an audited (in the case of the Company and Bidco, consolidated) balance sheet and profit and loss account and cash flow statement for such Accounting Period;

     (ii) as  soon  as  practicable (and in any event  within  60 days) after the end of each quarterly Accounting Period commencing with the first quarterly Accounting Period to commence after the Unconditional Date (other than the final quarterly Accounting Period in any annual Accounting Period), the unaudited consolidated accounts of the Group for such Accounting Period approved by the board of directors of the Company showing at least the detailed information necessary to determine the Company's compliance with its obligations under Clause 22.1, and in each case comprising at least a consolidated balance sheet, profit and loss account and cash flow statement for such Accounting Period, including a written report by the Chief Financial Officer on the main operating and financial issues arising during such Accounting Period (if any);

     (iii) at  the same time as the Accounts for any  annual
          Accounting Period are delivered (or, if not delivered, required to be delivered) pursuant to paragraph (i) above:

          (I) a report of the Auditors (A) setting out in reasonable detail computations establishing, as at the date of such Accounts, whether each of the financial ratios set out in Clause 22.1 were complied with, and (B) stating that the Auditors did not in the course of their audit discover any breach of the obligations set out in Clause 22.1 or, if they did, describing the same; and

          (II) a certificate signed by two Authorised Signatories of the Company (one of whom shall be the Chief Financial Officer), stating that as at the date of such certificate no Default has occurred and is then continuing which has not previously been waived pursuant to a Waiver Letter or providing details of any such Default and of the remedial action proposed to be taken;


     (iv) at the same time as the Accounts for any quarterly Accounting Period are delivered (or, if not delivered, required to be delivered) pursuant to paragraph (ii) above a certificate, signed by two Authorised Signatories of the Company (one of which shall be the Chief Financial Officer):

          (I) setting out in reasonable detail computations establishing, as at the date of such Accounts, whether each of the financial ratios set out in Clause 22.1 was complied with; and

          (II) stating that as at the date of such certificate no Default has occurred and is then continuing which has not been previously waived pursuant to a Waiver Letter or providing details of any such Default and of the remedial action proposed to be taken.

     (v) at the same time as delivered to the Director General pursuant to Condition 2 of Part II of any Licence held by any member of the Group, copies of the accounting statements delivered to the Director General pursuant thereto.

     (vi) as soon as practicable after the Unconditional Date (and in any event no later than the date of delivery, or, if not delivered, the last date for delivery, of Accounts pursuant to Clause 21.2(a)(ii) for the first full quarterly Accounting Period commencing after the Unconditional Date) consolidated unaudited accounts of the Company and its Subsidiaries prepared on a pro forma basis for the three consecutive quarterly Accounting Periods last commencing (on a pro forma basis as described below) before the Unconditional Date, showing at least the detailed information necessary to determine the Company's compliance with its obligations under Clause 22.1 and comprising at least a consolidated balance sheet, profit and loss account and cash flow statement for such Accounting Periods and all prepared as if:

          (A)  the  Unconditional Date had occurred on the  first
               day   of  the  first  of  those  three  pro  forma
               Accounting Periods (and as if the Company had then been in existence);

          (B) all Utilisations had been made on dates falling at the same intervals after the Unconditional Date taken to have occurred as aforesaid as was the case relative to the actual Unconditional Date
               (but nevertheless applying the actual interest rates determined and applicable hereunder); and

          (C) any disposal of the Grid Shares by any member of the Group (in the case of a disposal by the Target, only if it occurs whilst the Target is a member of the Group) and the consequent prepayment of the Tranche 1 Advances had occurred on the dates following the same number of days after the Unconditional Date taken to have occurred as aforesaid as was the case relative to the actual Unconditional Date.

               If Grid Shares are disposed of as aforesaid after the preparation of such pro-forma accounts, the Company shall promptly prepare and deliver revised pro-forma accounts as aforesaid so as to include such disposal and the consequent prepayment of the Tranche 1 Advances in the manner described above.

(b)  Notifications:   The Company shall furnish or  procure  that
     there shall be furnished to the Facility Agent in sufficient copies for each of the Banks:-

     (i) promptly, all notices, reports or other documents despatched by the Company to its shareholders (in their capacity as shareholders convening or concerning shareholders meetings or to which they are entitled by statute or under the Company's Articles of Association) generally (or any class of them);

     (ii) promptly after becoming aware of the same being instituted or threatened, details of any litigation, arbitration or administrative proceedings involving it or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect or which would involve liability or potential liability or alleged liability in excess of 10,000,000 pounds or its equivalent in other currencies or which involves the Director General, the Secretary of State, any Licence held by any member of the Group or any Licence Undertaking;

     (iii) promptly, such further information regarding its financial condition, business and assets and that of the Group and/or any member thereof (including any requested amplification or explanation of any item in any Accounts, forecasts, projections or other material provided by any Obligor hereunder) as the Facility Agent or the Majority Banks through the Facility Agent may reasonably request from time to time;

     (iv) promptly, upon being notified of the same, details of all transfers of shares in the share capital of any Obligor, and details of any issue or transfer of shares in the capital of any member of the Group made after the date hereof to any person who is not a member of the Group;

     (v) written details of any Default forthwith upon becoming aware of the same, and of all remedial steps being taken and proposed to be taken in respect of that Default;

     (vi) during the period from the date of issue and approval by the Company to the earlier of (A) the date six months thereafter, and (B) the close of syndication of the Facilities as determined and confirmed to the Company by the Facility Agent, the Company will notify the Facility Agent in reasonable detail of any matters (whether occurring prior to or after the date of approval and issue of the Information Memorandum) which cause the Information Memorandum when read without knowledge of such matters to be inaccurate or misleading in any material respect; and

     (vii) promptly  upon being aware that any modifications
          to the Licence are being proposed by the Director General or the Target and/or that any Licence Undertaking is being requested by the Director General or the Secretary of State, reasonable details thereof, to be updated from time to time to reflect any changes.

(c)  Audit and Accounting Dates:  The Company will ensure that:-

     (i)  the  annual  Accounts to be delivered to  the  Facility
          Agent pursuant to Clause 21.2(a)(i)(I) are audited by the Auditors;

     (ii) the  Company  shall  at all times have  duly  appointed
          Auditors or, in the event of resignation of the Auditors, shall appoint replacement Auditors within a reasonable time;

     (iii) each financial year and each quarterly Accounting
          Period of the Group shall end on an Accounting Date;

     (iv) each of its financial years and each financial year of each Subsidiary shall end on 31st March, and no member of the Group will change its financial year end (other than to 31st March) without the prior written consent of the Facility Agent.

(d) Accounting Standards: The Company will ensure that all Accounts shall be prepared in accordance with the Applicable Accounting Principles and (except in the case of annual audited Accounts provided pursuant to Clause 21.2(a)(i)(I)) in substantially the same format and with substantially the same headings and other characterisations as in the Base Financial Statements, or shall indicate in notes to or a letter accompanying such Accounts any material departures from the Applicable Accounting Principles and/or such format, headings and characterisations..

(e) Accounts Letter: Where any Accounts have been prepared in any respect so as to depart materially from the Applicable Accounting Principles and/or the format, headings and characterisations as applied and/or set out in the Base Financial Statement, the Company shall provide or procure that there is provided to the Facility Agent a written explanation of such departure which the Facility Agent shall forward to the Banks. If the Majority Banks and the Company agree, such departure shall become part of the Applicable Accounting Principles. If the Majority Banks and the Company do not so agree, such departure shall not become part of the Applicable Accounting Principles and the Majority Banks may require that the Company furnish to the Facility Agent for the Banks a statement that such departure has not altered any of the numerical information required for the purpose of establishing whether or not the Company is in compliance with its obligations under Clause 22.1 or (if it has) setting out the effects of such alteration in reasonable detail.

21.3 Security Value

(a) Negative Pledge: No Obligor will, and each Obligor will procure that no other member of the Group will, create or permit to subsist any Encumbrance on the whole or any part of its respective present or future business, assets or undertaking, except for the following:-

     (i)  Encumbrances  constituted or evidenced by the  Security
          Documents;

     (ii) Encumbrances expressly permitted by a Waiver Letter, provided that, except to the extent permitted by any of the following exceptions, the principal amount of the indebtedness secured by such Encumbrances shall not at any time be increased beyond the amount so permitted, save as permitted by a further Waiver Letter;

     (iii) Encumbrances arising by operation of law (or by agreement to the same effect) in the ordinary course of business and not as a result of any default or omission on the part of any member of the Group, including without limitation (but subject as aforesaid) (A) any rights of set-off with respect to demand or time deposits with financial institutions and bankers' liens with respect to property held by financial institutions, save in each case where such arrangements are deliberately established for the purpose of affording security to the bank or financial institution concerned and (B) Encumbrances with respect to Taxes;

     (iv) Encumbrances over goods and documents of title to goods
          (and related insurances) arising in the ordinary course of letter of credit transactions entered into in the ordinary course of trade;

     (v) Encumbrances over assets (other than the Shares) acquired by members of the Group and existing at the date of their acquisition but not created in contemplation of their acquisition, provided that (A) the principal amount secured by any such Encumbrances shall not be increased beyond the amount secured thereby at the date of such acquisition and (B) such Encumbrances are released and discharged within six months after such acquisition;

     (vi) Encumbrances over credit balances on bank accounts of members of the Group created in order to facilitate the operation of such bank accounts and other bank accounts of such members of the Group with the same bank on a net balance basis with credit balances and debit balances on the various accounts being netted off for interest purposes;

     (vii) any  Encumbrance created under or  in  connection
          with or arising out of any pooling settlement, arrangements or agreements (including, but without limitation, the Pooling and Settlement Agreement) of the electricity generation, supply and distribution industry or any transactions or arrangements entered into in a form usual in such industry in connection with the management of risks relating thereto;

     (viii) any Encumbrance created by a Project Finance Subsidiary over an asset and/or the income, cash flow or other proceeds deriving from an asset owned by it which secures only Project Finance Indebtedness of that Project Finance Subsidiary incurred for the purpose of financing the acquisition, development, ownership and operation of that asset;

     (ix) any Encumbrance created over (and giving the creditor recourse only to) the shares in the capital of a
          Project   Finance  Subsidiary  securing  only   Project
          Finance    Indebtedness   of   that   Project   Finance
          Subsidiary; or

     (x) Encumbrances (other than over the Shares) not otherwise permitted pursuant to paragraphs (i)-(ix) (inclusive) above together securing indebtedness in an aggregate principal amount not exceeding 50,000,000 pounds (or its equivalent in other currencies).

(b) Transactions similar to security: No Obligor will, and each Obligor will procure that no member of the Group will, save as permitted by a Waiver Letter:

     (i) sell or otherwise dispose of any of its assets on terms where such asset may be leased to or re-acquired by any member of the Group; or

     (ii) purchase any asset on terms providing for a retention of title by the vendor or on conditional sale terms or on terms having a like substantive effect to any of the foregoing, except for assets purchased in the ordinary course of business.

(c) Disposals: No Obligor will, and each Obligor will procure that no member of the Group will, save as permitted by a Waiver Letter either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of:

     (i) any shares in any member of the Group except for any disposal to the Company and the disposal of shares in a member of the Group holding only some or all of the businesses and assets to whose disposal the Original Banks have consented pursuant to paragraph (ii)(H) below;

     (ii) all or any substantial part of its respective assets or
          undertaking  (not  being  an  asset  referred   to   in
          paragraph (i) above), other than:

          (A) disposals of trading assets in the ordinary course of trading on arm's length terms;

          (B) disposals of assets (other than any interest in real property) where the net proceeds of such disposal will be applied with reasonable promptness in or towards acquiring other assets, in the reasonable opinion of the person effecting the disposal, comparable or superior as to type, value and quality;

          (C)  disposals  of  plant and equipment or  other  like
               assets,  not required for the efficient  operation
               of   its   business  substantially  as   currently
               conducted, on arm's length terms;

          (D) transfers of cash in the ordinary course of its business unless otherwise prohibited by the terms of the Finance Documents;

          (E)  the  disposal of investments on arm's length terms
               for   cash   or   in  exchange  for   other   such
               investments;

          (F)  disposals  of assets by a member of the  Group  to
               the Company or another member of the Group in which the Company owns directly or indirectly a corresponding percentage of the ownership interest;

          (G) the disposal of Grid Shares for cash on arm's length terms;

          (H) any disposals to which the Original Banks have consented in writing on or prior to the date hereof; and

          (I)  the disposal of receivables on arm's length terms.

          All disposals (save where indicated) shall be made only for cash consideration and on arm's length terms.

          If any member of the Group shall be or, as a result of the Target becoming a member of the Group whilst owning Grid Shares, shall become the owner of any Grid Shares, the Company and Bidco shall procure that those Grid Shares are sold to a person or persons who are not members of the Group for cash consideration and on arm's length terms by not later than the later of 31st January, 1996 and the date 30 days after the date on which shares in The National Grid Holding plc are first listed on The Stock Exchange or (if no such listing has occurred) are first able to be freely disposed of by holders thereof.

(d) Pari passu ranking: Each Obligor undertakes that its obligations under this Agreement rank and will at all times rank at least pari passu in right and priority of payment and in point of security (save by reason of and to the extent of the security afforded thereto by the Security Documents) with all its other present and future unsecured and unsubordinated obligations, other than obligations applicable generally to companies incorporated in its jurisdiction of incorporation which have priority by operation of law (including, without prejudice to the generality of the foregoing, in respect of employees' remuneration, Taxes and like obligations).

21.4 Liabilities

(a)  Borrowings:

     (i) The Company will procure that the aggregate Borrowings of the Target and its Subsidiaries taken together on a consolidated basis (including the amount of any Borrowings thereof permitted pursuant to Clause 21.4(b) and (c) and giving effect to the proviso to the definition of Borrowings in Clause 1.1) plus (to the extent not otherwise included in Borrowings of the
          Target and/or its Subsidiaries) the amount of any actual or contingent liability of the Target and/or its Subsidiaries (1) for Borrowings at that time of any person in which the Target or any of its Subsidiaries has an ownership interest, or (2) to provide funds by loan, subscription for share capital or otherwise to any person in which the Target or any of its Subsidiaries has an ownership interest, will not exceed the sum of the following:

          (A)  the outstanding principal amount from time to time
               of   any  Tranche  3  Utilisations  made  by  such
               companies;

          (B) the principal amount of all Borrowings of such companies outstanding at the Unconditional Date save to the extent refinanced by Tranche 3 Utilisations made by such companies and excluding all Borrowings outstanding at the Unconditional Date under the 400,000,000 pounds revolving credit facility available to the Target under an Agreement dated 26th July, 1995;

          (C) the outstanding principal amount from time to time of all Borrowings of such companies for which the only creditor is the Company or Bidco;

          (D) Project Finance Indebtedness of the Target and/or its Subsidiaries outstanding from time to time;
               and

          (E) 50,000,000 pounds or such higher amount (if any) as may be permitted by a Waiver Letter.

     (ii) The Company will procure that the members of the Group do not incur Borrowings of such amounts as result in the Company failing to be in compliance with Clause
          22.1.

(b) Third party guarantees: No Obligor will, and each Obligor will procure that no other member of the Group will, incur or permit to be outstanding, save as permitted by a Waiver Letter, any Borrowing falling within the provisions of paragraph (f) of the definition of that term in Clause 1.1, other than any such Borrowing (A) arising under the Finance Documents, or (B) arising out of the endorsement of negotiable instruments for the purpose and in the ordinary course of carrying on the relevant entity's trade (if and to the extent that the same would fall within the definition of Borrowings in Clause 1.1), or (C) arising out of guarantees and indemnities by members of the Group in favour of a bank to facilitate the operation of bank accounts of members of the Group which are maintained with such bank on a net balance basis, or (D) arising out of guarantees and indemnities given by members of the Group (other than the Company) in respect of Borrowings of other members of the Group where the obligation guaranteed or indemnified is permitted under the terms of this Agreement, or (E) any guarantee, indemnity or similar assurance against financial loss given under or in connection with any pooling and settlement arrangements or agreements (including, but without limitation, the Pooling and Settlement Agreement) of the electricity generation, supply and distribution industry or in connection with any transactions or arrangements entered into in a form usual in such industry in connection with the management of risk relating thereto (if and to the extent that the same would fall within the definition of Borrowings in Clause 1.1).

(c) Treasury Transactions: No Obligor will, and each Obligor will ensure that none of its Subsidiaries will, save as permitted by a Waiver Letter, enter into any interest rate swap, cap, ceiling, collar or floor or any currency swap, futures, foreign exchange or commodity contract or option (whether over the counter or exchange traded) or any similar treasury transaction, other than spot foreign exchange contracts entered into in the ordinary course of business, and transactions for the hedging of actual or projected interest rate, currency and/or commodity and/or electricity price exposures arising in the ordinary course of the trading activities of such member of the Group and for hedging against a drop in the price of Grid Shares.

21.5 Loans out: No Obligor will, and each Obligor will procure that no member of the Group will, be the creditor in respect of any Borrowings, save for:-

     (a)  any Borrowing approved pursuant to a Waiver Letter;

     (b) any Borrowing under paragraph (b) of the definition of "Borrowing" in Clause 1.1 where trade credit is extended by any member of the Group on normal commercial terms and in the ordinary course of its business on substantially the same terms (or terms more favourable to it) and in similar circumstances as for trade credit extended prior to the date hereof by the Target;

     (c) loans made by one member of the Group to another member of the Group the proceeds of which are used by the latter member of the Group in the ordinary course of its business carried on in compliance with the terms of this Agreement;

     (d)  Borrowings   not   otherwise  permitted   pursuant   to
          paragraphs (a) - (c) above in an aggregate amount for the Group as a whole at any time outstanding not exceeding 5,000,000 pounds.

21.6 Dividends, Share Capital and Subordinated Debt

(a)  Dividends

     The Company will not, save as permitted by a Waiver Letter, declare, make or pay any dividend (or interest on any unpaid dividend), charge, fee or other distribution (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital) or distribute any dividend or share premiums reserves or pay interest or other charges on Subordinated Debt (together "Dividends"), provided that the Company may pay in cash Dividends if (and only if) each of the following conditions are met:

     (i) no material Default has occurred and is continuing which has not been waived pursuant to a Waiver Letter at the time or would occur or be continuing immediately after the payment or declaration of the Dividend (whether or not caused by such payment or declaration);

     (ii) not more than 75% of the profit before tax of the Group for any annual Accounting Period shall be distributed by the Company by way of Dividends and/or repayment of Subordinated Debt (aggregated together) (the "Annual Distribution Entitlement"), provided that the Annual
          Distribution Entitlement in respect of any annual Accounting Period shall remain available (subject as provided in this Clause 21.6(a)) for distribution until (but not beyond) the date eighteen months after the end of the annual Accounting Period in respect of which it has arisen, and if not distributed by that date, shall only be distributed with the consent of the Majority Banks;

     (iii) the ratio of Consolidated Net Total Borrowings to the aggregate of Adjusted Capital and Reserves and Consolidated Net Total Borrowings is, and will be immediately after payment of the Dividends and/or repayment of the Subordinated Debt, not more than 55:100.

(b)  Certification of Payment Amounts

     Where any payment of Dividends or repayment of Subordinated Debt is proposed to be made by the Company the Company shall prior to making such payment provide to the Facility Agent not less than 10 Business Days before the proposed date for payment a certificate signed by two Authorised Signatories of the Company (one of whom shall be the Chief Financial Officer) in a form reasonably satisfactory to the Facility Agent showing (i) the date and amount of such proposed payment and (ii) such calculations in reasonable detail as are necessary to show that Clauses 21.6(a)(ii) and 22.1(a) are and immediately after the making of such payment will be complied with.

(c)  Share Capital and Subordinated Debt

     The Company will not, and (in the case of paragraph (ii)) no Obligor will, and each Obligor will procure that no other member of the Group will, save as permitted by a Waiver
     Letter:

     (i) redeem, repurchase, defease, retire, return or repay any of its share capital or Subordinated Debt, or resolve to do so, save, in the case of Subordinated Debt, (A) out of the proceeds of a further issue of share capital or Subordinated Debt permitted pursuant to paragraph (ii) below, or (B) to the extent that such redemption, repurchase, defeasance, retirement, return or repayment would be permitted pursuant to Clause 21.6(a) and (b) were it to comprise instead the payment of Dividends in the same amount; or

     (ii) save (in the case of the Company) as contemplated by the Subscription Agreement, issue any new share capital or Subordinated Debt or grant any option to any person to subscribe for any shares in its capital other than (save in the case of the Company) to another member of the Group, provided that the Company may issue (A) to CSW and/or (provided that no Event of Default under Clause 23.1(n) is then in existence or will result) any other person share capital of a type substantially similar to the shares to be issued by it to CSW pursuant to the Subscription Agreement, which is subscribed for in full in cash at the time of issue, and/or (B) to CSW and/or any person who holds at least 5% of the issued share capital of the Company without an Event of Default under Clause 23.1(n) existing or resulting from such ownership and is or has become party to the Intercreditor Agreement, Subordinated Debt which is subscribed for in full in cash.

21.7 Environmental matters

     Each Obligor will and will procure that each member of the Group will:

     (a) obtain all requisite Environmental Licences and comply in all material respects with (i) the terms and conditions of all Environmental Licences applicable to it and (ii) all other applicable Environmental Law in each case where failure to do so would have a Material Adverse Effect;

     (b) promptly upon receipt of the same, notify the Facility Agent and the Security Agent of any claim, notice or other communication served on it in respect of any alleged breach of or corrective or remedial obligation or liability under any Environmental Law which would, if substantiated, have a Material Adverse Effect.

21.8 Insurance

     Each Obligor will, and will procure that each member of the Group will, insure and keep insured all its property and assets (including those taken on lease) of an insurable nature and which are customarily insured (either generally or by companies carrying on a similar business) against loss or damage by fire and other risks normally insured against by persons carrying on the same class of business as that carried on by it in a similar location and in a sum or sums and with deductibles and other terms consistent with prudent market practice for companies carrying on a similar business in a similar location. Each Obligor will, and will procure that each member of the Group will, with reasonable promptness after becoming aware of the relevant requirement effect and maintain all insurances required by any applicable law or by the Licence.

21.9 General Undertakings

(a) Change of business: No Obligor will, and each Obligor will procure that no other member of the Group will, save as permitted by a Waiver Letter, make or threaten to make any substantial change in the nature of its respective business as compared to that conducted at the date hereof or carry on any other business which, in either case, results in any material change in the nature of the business carried on by the Group as a whole compared to that conducted at the date hereof.

(b) Mergers: Neither the Company nor the Target nor any other Obligor will, and each Obligor will procure that no other member of the Group will, save as permitted by a Waiver Letter, enter into any merger or consolidation, provided that members of the Group other than the Company, Bidco, the Target and any Obligor may merge or consolidate with other such members of the Group.

(c) Holding Company: Save as permitted by a Waiver Letter, neither the Company nor Bidco shall carry on any business (other than the holding of shares in and the provision of administrative services to members of the Group) or acquire any assets other than Cash, investments which are cash equivalents as that term is defined for the purposes of

     Financial Reporting Standard 1 "Cash Flow Statements" issued by the Accounting Standards Board or shares which (i) in the case of the Company, are shares in Bidco , or (ii) in the case of Bidco are Shares, acquired in the Target by Bidco pursuant to the Offer or are Grid Shares, or (iii) in the case of the Company and/or Bidco are shares are in companies which are already members of the Group, and in the case of
     (i), (ii) and (iii) are or become on acquisition mortgaged, pledged or otherwise charged to the Security Agent pursuant to the Security Documents.

(d) Administration and winding-up orders etc.: No Obligor will, and each Obligor will procure that no other member of the Group will, save as permitted by a Waiver Letter, make or join in making any application to any court for an administration, winding-up, receivership or other similar order to be made in relation to any member of the Group, other than in respect of a solvent winding-up or dissolution of a member of the Group which is not an Obligor where such application or the granting of any such application would not have a Material Adverse Effect.

(e) Arm's-length terms: No Obligor will, and each Obligor will procure that no other member of the Group will, enter into any material transaction with any person (including, without limitation, CSW or any of its Affiliates or associated companies) otherwise than on arms length terms, save as permitted by a Waiver Letter, and save for (i) loans made by one member of the Group to another member of the Group which are permitted by Clause 21.5(c), (ii) disposals by one member of the Group to another member of the Group permitted by Clause 21.3(c), (iii) transactions entered into on terms more favourable to a member of the Group than would have been the case had the transaction been entered into on arms length terms, and (iv) transactions (including the issue of Subordinated Debt as and to the extent permitted hereunder) expressly permitted by this Agreement.

(f) Amendments to documents: No Obligor will, and each Obligor will procure that no other member of the Group, save as permitted by a Waiver Letter, will or will agree to amend, supplement, supersede or waive any term of the Transaction Documents, if on or prior to the first Utilisation Date, without the prior written consent of the Majority Banks, and thereafter in any way which would be likely materially and adversely to affect the interests of the Banks under the Finance Documents.

(g) Constitutional Documents: No Obligor will, and each Obligor will procure that no other member of the Group will, save as permitted by a Waiver Letter or as required by law, amend or seek or agree to amend or replace the memorandum or articles of association or other constitutional documents or by-laws of any member of the Group in any way which would be likely materially and adversely to affect the interests of the Banks under the Finance Documents, provided that if any such undertaking would not be enforceable (having regard to the rule in Russell v. Northern Bank Development Corporation Limited & Ors) against any Obligor it shall not be given by that Obligor.

(h)  Compliance  with laws:  Each Obligor will, and will  procure that each other member of the Group will, comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether domestic or foreign, having jurisdiction over it or any of its assets, failure to comply with which would have a Material Adverse Effect.

(i) Consents: Each Obligor will, and will procure that each other member of the Group will, obtain, promptly renew from time to time and maintain in full force and effect, and if so requested promptly furnish certified copies to the
     Facility Agent of all such material authorisations, approvals, consents, licences and exemptions as may be required under any applicable law or regulation or under the Licence or any Licence Undertaking:

     (i) to enable each Obligor to perform its respective material obligations under the Finance Documents to which it is a party or required for the validity or enforceability of such Finance Documents or of any security provided for thereby; and/or

     (ii) to carry on its business as it is being conducted from time to time where failure to obtain, renew or maintain any such authorisation, approval, consent, licence or exemption or non-compliance with the terms of the same would have a Material Adverse Effect.

(j) Pension Schemes: The Company will if requested by the Facility Agent deliver to the Facility Agent at such time as those reports are prepared in order to comply with then current statutory or auditing requirements actuarial reports in relation to the pension schemes for the time being operated by members of the Group, and will ensure that all such pension schemes are fully funded based on reasonable actuarial assumptions applicable in the United Kingdom.

(k) Syndication: The Company shall ensure that all members of the Group will provide assistance to the Facility Agent and the Arrangers in the preparation of the information memorandum for syndication of the Facilities and comply with all reasonable requests for information from potential syndicate members made through the Facility Agent or the Arrangers.

(l) Revocation or Modification of Licence: The Company and Bidco will procure that the Target, once it has become a Subsidiary of the Company, and any and each other Licence holder shall comply in all respects with the terms of its Licence and shall not consent, without the prior written consent of the Majority Banks, to any revocation of its Licence or to any material modification to the terms thereof if such modification, in the reasonable opinion of the Majority Banks, would have (whether immediately or in the course of time prior to the Tranche 2/3 Repayment Date) a Material Adverse Effect.

(m) Licence Undertakings: The Company and Bidco will consult with the Original Banks with regard to the terms of any Licence Undertaking which it or any Holding Company of it or CSW or the Target may be required to give to the Director General or the Secretary of State in connection with the Offer and will not give and will procure that such Holding Company, CSW and (once it has become a Subsidiary of Bidco) the Target will not give any such Licence Undertaking without the prior consent of the Majority Banks (such consent not to be unreasonably withheld).

21.10     The Offer

(a)  Each of the Company and Bidco undertakes that:

     (i) without the prior agreement of the Majority Banks, (the agreement of the Majority Banks being conclusively evidenced by a written notice from the Facility Agent to the Company) neither the Company (in the case of (G)
          only) nor Bidco will:

          (A) amend or vary any material term or condition of the Offer;

          (B) do or permit to be done (otherwise than on the instructions of the Panel and otherwise than permitting the Offer to become or declaring the Offer unconditional without any breach of this Clause 21.10 (other than paragraph (a)(ii) and/or
               (iii) and otherwise than as permitted pursuant to Clause 21.10(b) or (c)) anything which would cause the Panel to regard any material term or condition of the Offer as having been waived, withdrawn or (in the case of the Judgment Conditions (as defined below)) satisfied;

          (C) subject to paragraph (b) below, waive, withdraw or agree or decide not to enforce any material term or condition of the Offer;

          (D) subject to paragraph (c) below, declare or accept or treat as satisfied any Judgment Condition;

          (E)  declare, decide or accept any percentage below  50
               per cent. plus one Share for the purposes of any of the conditions set out in paragraph A of Appendix 1 to the Press Release;

          (F) take or permit to be taken any step as a result of which the offer price stated in the Offer is, or may be required to be, increased beyond the level agreed between Bidco and the Banks from time to time;

          (G) issue any press release or other publicity which makes reference to the Facilities or to some or all of the Finance Parties unless the publicity is required by law or by the Code (in which case the Company or Bidco shall notify the Facility Agent and the Banks thereof as soon as practicable upon becoming aware of the requirement).

     (ii) in all material respects relevant in the context of the Offer, it will comply with the Code (subject to any waivers granted by the Panel), the Financial Services Act 1986, the Companies Act 1985 and all other applicable statutes, laws and regulations.

     (iii) it will keep the Facility Agent informed as to the status of and progress with respect to the Offer and in particular will from time to time and promptly upon request, give to the Facility Agent for the Banks reasonable details as to (A) the current level of acceptances of the Offer, and (B) such other matters relevant to the Offer as the Facility Agent may reasonably request. The Company or Bidco will also promptly deliver to the Facility Agent a copy of every certificate delivered by the receiving agents to Bidco and/or its advisers pursuant to the Code.

(b)  (i)  If Bidco is not aware and has not been informed by a Finance Party in writing of a circumstance or event which is or could reasonably be construed to be covered by a material term or condition to the Offer which, if not waived, would entitle Bidco (with the Panel's consent, if needed) to lapse the Offer, Bidco, by waiving, withdrawing or agreeing or deciding not to enforce that term or condition shall not breach Clause 21.10(a)(i)(C), provided that in any case involving the following conditions (as set out in Appendix 1 to the Press Release) Bidco has first taken the action provided for below:

          (A) in the case of conditions (D) and (E), Bidco has made enquiry of the Director General as to the subject matter thereof, has requested an urgent response and has allowed a reasonable time for that response to be given;

          (B) in the case of conditions (F) and (G), Bidco has sought and received appropriate advice from its legal advisers to the effect that such condition has been satisfied in all material respects in so far as requirements under English law are concerned;

          (C)  in the case of conditions (E), (F), (H), (I), (J),
               (K), (L) and (M) where (but only where) the Offer is at the relevant time recommended by the Board of Directors of the Target, Bidco has made enquiry of the Board of Directors of the Target as to whether there were in existence any circumstances or have occurred any events which would cause any such condition not to be met, has requested an urgent response and has allowed a reasonable time for that response to be given;

          (D)  In  the case of conditions (B) and (C),: no action
               shall   be  required  for  the  purpose  of   this
               paragraph (b)(i).

     (ii) If Bidco becomes aware (whether through notice from any Finance Party or otherwise) of a circumstance or event which is or could reasonably be construed to be covered by a condition of the Offer which, if not waived, would entitle Bidco (with the Panel's consent, if needed) to lapse the Offer, Bidco shall notify the Facility Agent and the following shall apply:

          (A) if Bidco wishes to waive, withdraw or agree or decide not to enforce the condition and the Majority Banks agree, Bidco may do so;

          (B) if the Majority Banks do not so agree and state that in their opinion such circumstance or event would materially and adversely affect the ability of Bidco to comply with its material obligations under the Finance Documents, Bidco will request the Panel to agree that the Offer may lapse as a result of non-satisfaction of that condition or of the conditions as to acceptances (as set out in paragraph A of Appendix 1 to the Press Release) and that such lapsing will not give rise to a breach of the Code. If the Panel does not so agree, then Bidco may, without the Banks' agreement, waive, withdraw or agree or decide not to enforce such condition.

(c) (i) In relation to each of conditions (B) and (C) (as set out Appendix 1 to the Press Release), Bidco shall disclose to the Facility Agent any and all conditions attaching to, respectively, the announcement by the UK Office of Fair Trading (in the case of condition (B)) or the indication by the Director General (in the case of condition (C).

     (ii) In relation to condition (D) Bidco shall disclose to the Facility Agent the terms of all undertakings and assurances sought by the Director General as referred to therein and proposed to be given.

     (iii) In relation to conditions (H), (I), (J), (K), (L) and (M), if Bidco becomes aware (whether through notice from any Finance Party or otherwise) of a circumstance or event which is or could reasonably be construed to be covered by such condition (ignoring for this purpose the last sentence of paragraph (d) below) and which could reasonably be expected materially and adversely to affect the ability of Bidco to comply with its material obligations under the Finance Documents, Bidco shall notify the Facility Agent.

     (iv) In relation to each Judgment Condition, Bidco shall give advance notice to the Facility Agent of its intention to be satisfied with respect to that Judgment Condition, and (where paragraphs (i), (ii) or (iii) have application in relation to such Judgment Condition) of the reasons for such intention to be satisfied;

     (v) If, in relation to a Judgment Condition, Bidco notifies the Facility Agent of its intention to be satisfied with respect to that Judgment Condition, and the Majority Banks do not promptly notify Bidco that it should not be so satisfied on grounds that the circumstances (which shall be specified in such notice) in relation to that Judgment Condition are such as in their opinion materially and adversely to affect the ability of Bidco to comply with its material obligations under the Finance Documents, Bidco may declare or accept or treat as satisfied such Judgment Condition. If the Majority Banks do so notify Bidco as aforesaid, the Majority Banks may then request Bidco to (and Bidco in such circumstances will) request the Panel to agree that the Offer may lapse as a result of non-satisfaction of that Judgment Condition or of the conditions as to acceptances (as set out in paragraph A of Appendix 1 to the Press Release) and that such lapsing will not give rise to a breach of the Code. If the Panel does not so agree, then Bidco may, without the Banks' agreement, be and declare itself to be satisfied as to such Judgment Condition.

(d) As used in this Clause 21.10 "Judgment Condition" means a material term or condition of the Offer which refers to Bidco being satisfied, or making a determination, as to any matter. For the purposes of this Clause 21.10, each of conditions (H), (I), (J), (K), (L) and (M) as set out Appendix 1 to the Press Release shall be deemed to include a requirement that Bidco be satisfied as to the existence or non-existence (as the case may be) of circumstances or events which would cause such condition to be met or not to be met (as the case may be).

22.  FINANCIAL RATIOS

22.1 Financial Ratios

     The Company will procure that, save as agreed pursuant to a Waiver Letter:-

     (a)  Adjusted Capital and Reserves to Consolidated Net Total
          Borrowings:

          The ratio of Consolidated Net Total Borrowings to the aggregate of Adjusted Capital and Reserves and Consolidated Net Total Borrowings shall not be more than 75:100 at any time on or before the Grid Disposal Date or 65:100 at any time after the Grid Disposal Date; and

     (b)  Consolidated  EBITDA  to  Consolidated  Total  Interest
          Payable:

          Consolidated EBITDA for any period comprising an annual Accounting Period of the Company or four consecutive quarterly Accounting Periods of the Company (taken together as one period) shall not be less than 1.65 times Consolidated Total Interest Payable for such period in the case of any such period ending on or before the commencement of the first quarterly Accounting Period to commence after the Grid Disposal Date or 2.25 times Consolidated Total Interest Payable for such period in the case of any such period ending on or after the expiry of the first quarterly Accounting Period to commence after the Grid Disposal Date.

          In this Clause 22.1, "Grid Disposal Date" means whichever is the earlier of (i) the Unconditional Date (if on that date none of the Company, Bidco or the Target own any Grid Shares) or (otherwise) the date on which all Grid Shares owned by members of the Group are sold, and (ii) (if the date in (i) above is not the Unconditional Date) the later of 31st January, 1996 and the date 30 days after the date on which shares in The National Grid Holding plc are first listed on The Stock Exchange or (if no such listing has occurred) are first able to be freely disposed of by holders thereof.

22.2  Initial  Consolidated  EBITDA/Consolidated  Total  Interest
      Payable Tests

     The first test of the covenant set out in Clause 22.1(b) shall be made in respect of a period ending on the expiry of the quarterly Accounting Period commencing on, or (if none) on the expiry of the first quarterly Accounting Period commencing after, the Unconditional Date. The first three tests of such covenant shall be made in respect of periods which shall include such number of pro forma Accounting Periods commencing before the Unconditional Date as shall be required in order that each test is made for a period comprising four quarterly Accounting Periods and on the basis of pro forma Accounts for those pro forma Accounting Periods delivered to the Facility Agent pursuant to Clause 21.2(a)(vi) and Accounts delivered to the Facility Agent pursuant to Clause 21.2(a)(ii).

23.  DEFAULT

23.1 Events of default

     Each  of  the  events set out below is an Event  of  Default
     (whether or not caused by any reason outside the control of any or all of the Obligors or of any other person):-

     (a) Non-payment: any Obligor does not pay on the due date any amount payable by it under any Finance Document at the place, in the currency and in the funds expressed to be payable, provided that this sub-clause shall not apply to unpaid amounts which are paid in full within five days of the due date; or

     (b)  Breach of Obligation:

          (i) any Obligor fails to comply with any provision of Clause 22 (Financial Undertakings); or

          (ii) any Obligor fails to comply with any other provision of this Agreement (irrespective of whether or not such provision is valid and enforceable against such Obligor) and/or any other provision of any other Finance Document and, if such failure is in the reasonable opinion of the Majority Banks capable of remedy within such period, such Obligor shall have failed to remedy such failure within 21 days after the earlier of the relevant Obligor becoming aware of such default and receipt by the relevant Obligor of written notice from the Facility Agent to such Obligor requiring the failure to be remedied; or

          (iii) any  Obligor  shall do  any  of  the  things
               prohibited in Clauses 21.6(a) (Dividends) or 21.6(c) (Share Capital), or any of the things prohibited in Clause 21.9(g) (Constitutional Documents) shall be done to or by any Obligor, whether or not (having regarding to the rule in Russell v. Northern Bank Development Corporation Limited & Ors.) such undertaking is enforceable against that Obligor, and the thing, if remediable in the reasonable opinion of the Majority Banks, shall not have been remedied within 21 days after the earlier of the relevant Obligor becoming aware thereof and receipt by the relevant Obligors of written notice from the Facility Agent to such Obligor requiring the thing to be remedied; or

     (c) Misrepresentation/Breach of Warranty: any representation, warranty or statement made or repeated by or on behalf of any Obligor, in any Finance Document or in any certificate or statement delivered by or on behalf of any Obligor or other member of the Group under or in connection with any Finance Document, is incorrect or misleading in any respect which in the reasonable opinion of the Majority Banks is material when made or deemed to be made or repeated by reference to the facts and circumstances then subsisting and, if the circumstances causing such misrepresentation are in the reasonable opinion of the Majority Banks capable of remedy within such period, such Obligor shall have failed to remedy such circumstances within 21 days after the earlier of the relevant Obligor becoming aware of such misrepresentation and receipt by the relevant Obligor of written notice from the Facility Agent to such Obligor requiring the circumstances causing such misrepresentation to be remedied; or

     (d) Invalidity: any of the Finance Documents shall cease to be in full force and effect in any material respect or shall cease to (or be alleged by any Obligor not to) constitute the legal, valid and binding obligation of any Obligor party to it or, in the case of any Security Document, fail to (or be alleged by any Obligor not to) provide effective security in favour of the Security Agent and the Banks over the assets over which security is intended to be given by that Security Document, in each case in a manner and to an extent reasonably considered by the Majority Banks to be materially adverse to the interests of the Banks under the Finance Documents or it shall be unlawful for any Obligor to perform any of its material obligations under any of the Finance Documents, provided that where the relevant Finance Documents are re-executed in the same form in all material respects and none of the circumstances described in this paragraph apply in respect of those Finance Documents as so re-executed and the interests of the Banks under the Finance Documents are not continuing to be materially and adversely affected as a result of any of the foregoing circumstances having occurred, the relevant Event of Default under this paragraph shall be treated as having been cured; or

     (e)  Cross-acceleration:

          (i)  any  Borrowings of any one or more members of  the
               Group   (taken   together  if   more   than   one)
               aggregating 25,000,000 pounds (or the equivalent in
               other   currencies)  or  more  at  any  one   time
               outstanding become due and payable or due for redemption before their normal maturity date or are placed on demand, in each such case by reason
               of   the   occurrence  of  an  event  of   default
               (howsoever characterised) or any event having the same effect, or any such Borrowings which are payable on demand shall be demanded other than where the Borrowings or the demand therefor is being contested in good faith and the Facility
               Agent is reasonably satisfied that the relevant member of the Group has available sufficient reserves to pay such Borrowings); or

          (ii) any such Borrowings aggregating 25,000,000 pounds (or the equivalent in other currencies) or more, or any sum or sums payable in respect of any such Borrowings, are not paid when due (or, in the case of demand facilities, within 3 Business Days of their due date) (whether falling due by demand, at scheduled maturity or otherwise) or within any
               applicable  grace  period  provided  for  in   the
               original document evidencing or constituting those Borrowings; or

          (iii) (if funds aggregating 25,000,000 pounds (or the equivalent thereof in other currencies) are outstanding in respect thereof) any commitment for or underwriting of any facility for Borrowings of any member of the Group is cancelled or suspended by the provider of that facility by reason of the occurrence of an event of default (howsoever characterised); or

          (iv) any Encumbrances over assets of any one or more members of the Group (taken together if more than one) securing an aggregate of 25,000,000 pounds (or its equivalent in other currencies) or more become enforceable and steps are taken to enforce the same;

          provided that if the Borrowings concerned are Project Finance Indebtedness (and in relation to paragraph (iv) above any such Encumbrance extends only over the shares in or assets of a Project Finance Subsidiary securing only Project Finance Indebtedness), the foregoing events or circumstances shall not constitute Events of Default; or

     (f) Liquidation: any order is made or resolution passed or any legal proceedings are initiated or are consented to by any Obligor or any petition shall be presented or legal proceedings commenced by any person (and not, where that person is unconnected with that member of the Group save for being a creditor of such member, discharged or stayed within twenty-one days in the case of both legal proceedings and such petition) for the suspension of payments generally or for any process giving protection against creditors or for the dissolution, termination of existence, liquidation, winding up, bankruptcy or other like process of the Company, Bidco or any Principal Subsidiary (other than a solvent liquidation, dissolution or winding up of a member of the Group (not being an Obligor)); or

     (g) Moratorium: a moratorium in respect of all or any debts of the Company, Bidco or the Company, Bidco or any Principal Subsidiary or a composition or an arrangement with creditors generally of the Company, Bidco or any Principal Subsidiary or any other arrangement whereby its affairs and/or assets are submitted to the control of or are protected from its creditors is applied for, ordered or declared; or

     (h) Administrator: an application is made for the appointment of an administrator (as such term is used in the Insolvency Act 1986) or similar official in relation to the Company, Bidco or any Principal

          Subsidiary or an effective resolution is passed by the directors or shareholders of the Company, Bidco or any Principal Subsidiary for such an application to be made or an administrator or administrative receiver is appointed in respect of the Company, Bidco or any Principal Subsidiary; or

     (i) Receiver: a liquidator or provisional liquidator (save as excepted in paragraph (f) above) or, a trustee, receiver, administrative receiver, manager (being a person acting on behalf of all or any creditors) or similar officer is appointed in respect of the Company, Bidco or any Principal Subsidiary or in respect of (or takes possession of) all or any part of its assets with a value in excess of 25,000,000 pounds (or the equivalent in other currencies); or

     (j) Insolvency: the Company, Bidco or any Principal Subsidiary is declared or deemed pursuant to any applicable legislation to be insolvent or is or is deemed pursuant to any applicable legislation to be unable, or admits in writing its inability, to pay its debts as they fall due or stops or threatens to stop payment of its debts generally or becomes insolvent within the terms of any applicable law excluding
          Section 123(1)(a) of the Insolvency Act, 1986; or

     (k)  Distress:    any   distress,   execution,   attachment,
          registration  or  other process  affects  the  Company,
          Bidco  or  any Principal Subsidiary having an aggregate
          value of 25,000,000 pounds save where (i) the relevant member is, in good faith, contesting the distress, execution,
          attachment,   sequestration   or   other   process   by
          appropriate proceedings diligently pursued and (ii) the Majority Banks acting reasonably are satisfied that the ability of any Obligor to comply with its obligations under the Finance Documents will not be materially and adversely affected whilst such distress, execution, attachment, diligence or other process is being so contested; or

     (l) Analogous Proceedings: there occurs, in relation to the Company, Bidco or any Principal Subsidiary in any country or territory in which it is incorporated or carries on business or to the jurisdiction of whose courts it or any part of its assets is subject, any event which, in the reasonable opinion of the Majority Banks, corresponds in that country or territory with any of the events mentioned in paragraphs (f) to (k) (inclusive) above, or the Company, Bidco or any Principal Subsidiary otherwise becomes subject, in any of those countries or territories, to any law or proceedings relating to insolvency, bankruptcy, liquidation, reorganisation or dissolution having a similar effect to the events mentioned in paragraphs
          (f) to (k) (inclusive) above; or

     (m) Cessation: the Company, Bidco or any Principal Subsidiary ceases to carry on all or a substantial part of its business (save in consequence of any reorganisation, reconstruction or amalgamation permitted under this Agreement or approved pursuant to a Waiver Letter and save as may result from any disposal of assets permitted by the terms of this Agreement or any solvent liquidation, dissolution or winding-up of any of the Group (not being an Obligor) which would not have a Material Adverse Effect); or

     (n)  Control:  without  the  prior written  consent  of  the
          Majority Banks, any single person or group of persons acting in concert (as defined in the City Code on Takeovers and Mergers) acquires control (as defined in
          Section  416  of the Income and Corporation  Taxes  Act
          1988) of the Company or Bidco or the Target (unless such person or group of persons shall be CSW) or CSW shall cease to own directly or indirectly for its own account a majority of all classes of the share capital of the Company or Bidco or Target (once it has become a Subsidiary of the Company) shall cease to be Subsidiaries of CSW; or

     (o) Proceedings: there is current or pending at the Unconditional Date or there shall occur thereafter any litigation, arbitration, administrative, regulatory or other proceedings or enquiry (including without limitation, any such by the Office of Fair Trading, the Monopolies and Mergers Commission, the Department of Trade and Industry, or any equivalent body in any other jurisdiction or the European Commission or any division of any thereof or authority deriving power from any thereof) concerning or arising in consequence of any of the Transaction Documents and/or the implementation of any matter or transaction provided for in the Transaction Documents or otherwise concerning or involving any member of the Group and the same has a Material Adverse Effect; or

     (p) Expropriation: the authority or ability of the Company, Bidco or the Target to conduct its business is wholly or substantially curtailed by any seizure, expropriation, intervention, renationalisation or other action by or on behalf of any governmental, regulatory or other authority; or

     (q)  Revocation  and Modification of Licence:   without  the
          prior consent of the Majority Banks, any Licence (or any replacement Licence as contemplated in paragraph
          (i) below) is:

          (i) revoked or surrendered other than in circumstances which permit the Company or another member of the Group to carry on the electricity distribution and supply business of the Target substantially as is envisaged at the date of this Agreement either without a Licence (as a result of a change to the Act) or with a new Licence whose terms are not materially less favourable than those of the Licence in force prior to such revocation or surrender; or

          (ii) modified in any manner which in the reasonable opinion of the Majority Banks would have (whether immediately or over time) a Material Adverse
               Effect; or

     (r) Compliance with Act: the Target fails to comply with a final order (within the meaning of Section 25 of the Electricity Act) or with a provisional order (within the meaning of that section) which has been confirmed under that section (and not since been revoked); or

     (s) Pooling and Settlement Agreement: any notice requiring the Target to cease to be a party to the Pooling and Settlement Agreement is given to the Target under Clauses 60.1.3 or 60.2.2 of the Pooling and Settlement Agreement; or

     (t)  Intercreditor Agreement and Subordinated Creditors:

          (i) any creditor for any Subordinated Debt fails to comply with any of the material provisions of, or its material obligations under, the Intercreditor
               Agreement; or

          (ii) any   warranty  made  by  any  creditor  for   any
               Subordinated Debt in the Intercreditor Agreement is incorrect when made; or

          (iii) the Intercreditor Agreement is not or ceases to be binding on or enforceable against any creditor for any Subordinated Debt by reason of any act or omission by the Company or such creditor;

          and in each such case in the reasonable opinion of the Majority Banks the interests of the Banks under the Finance Documents or any of them shall be materially prejudiced thereby.

23.2 Sanctions

     Subject, where applicable, to Clause 23.3, upon the occurrence of an Event of Default and at any time thereafter while the same is continuing and has not been waived pursuant to a Waiver Letter, the Facility Agent may, and shall if so directed by the Majority Banks, by notice to the Company:-

     (a)  declare that an Event of Default has occurred; and/or

     (b) declare that the Total Commitments shall be cancelled or reduced forthwith to the level specified by the Facility Agent, whereupon the same shall be so cancelled and all fees payable in relation to the amount of the Total Commitments so cancelled or reduced shall become immediately due and payable, provided that until all the Shares have been acquired pursuant to the Offer and/or the procedure set out in Section 428 et seq. Companies Act, 1985 or the Offer Termination Date has occurred this power shall not be exercised so as to result in (i) the maximum aggregate amount from time to time remaining to be paid (on the assumption that all outstanding Shares will be acquired) to accepting shareholders pursuant to the Offer and/or pursuant to procedures implemented or to be implemented under
          Section 428 et seq. Companies Act 1985, less (ii) the amount (if any) by which the aggregate amount subscribed to the Company by CSW in cash for share capital and Subordinated Debt from time to time exceeds the amount which has actually been paid to accepting shareholders pursuant to the Offer from time to time, exceeding (iii) the amount of the undrawn Commitments the proceeds of drawings of which are capable in accordance with Clause 3.1 of being applied in payment to accepting shareholders in the Target pursuant to the Offer; and/or

     (c) declare that some or all of the Utilisations to some or all of the Borrowers (as specified in such notice), together with all interest, commissions and other charges accrued with respect to those Utilisations and all other amounts payable by some or all of the Borrowers (as specified in such notice) or any of them under the Finance Documents from time to time, shall thenceforth be repayable on demand being made by the Facility Agent (and in the event of any such demand those Utilisations, such interest, commissions and other charges and such other amounts shall be immediately due and payable); and/or

     (d) declare some or all of the Utilisations by some or all of the Borrowers (as specified in such notice) immediately due and repayable, whereupon they shall become immediately due for payment or repayment together with all interest, commissions and other
          charges   accrued  on  those  with  respect  to   those
          Utilisations and all other amounts payable by those Borrowers under the Finance Documents; and/or

     (e) declare that some or all of the Borrowers shall forthwith pay or procure the payment to the Facility Agent of a sufficient sum to cover the Outstanding Liability Amounts under outstanding Bills constituting Utilisations by those Borrowers (as specified in such notice), whereupon the same shall become immediately due and payable and, once paid, shall be held by the Facility Agent in an interest bearing account for application in reimbursing the Banks, as the case may be, forthwith for all payments made or to be made under such outstanding Bills, provided that any sum remaining after settling such payments shall be applied first in settlement of any other amounts then due and payable to any Facility Agent and/or the Banks under the Finance Documents and, subject to that, any balances shall be promptly repaid to the relevant Borrowers or other person entitled to the balance.

23.3 Clean up Period

     If during the period of three months from the Unconditional Date any event or circumstance which (but for this
     Clause 23.3) would constitute a Default (the "Potential Event of Default") shall exist which consists of, or is a direct consequence of any event or circumstance which occurred in relation to the Target or any of its Subsidiaries (or its or any of their business, assets or liabilities) on or before the Unconditional Date, then the following shall apply:

     (a) the Company or Bidco or the Target shall notify the Facility Agent of that fact by fax promptly after becoming aware thereof, giving a reasonable description of:

          (i)  the Potential Event of Default and its causes; and

          (ii) the  remedial action in relation to that Potential
               Event of Default which the Company and/or Bidco and/or the Target propose to take;

     (b) that Potential Event of Default shall not constitute a Default, and the Facility Agent shall not with respect to that Potential Event of Default (but, for the avoidance of doubt, not so as to restrict the Facility Agent's rights to take such action with respect to any other Event of Default which is not a Potential Event of Default) be entitled to take any of the actions set out in Clause 23.2, until (assuming that the Potential Event of Default is then continuing) the earlier of:

          (i)  the  date  three  months after  the  Unconditional
               Date; or

          (ii) the Facility Agent confirming in writing to the Company and Bidco that in the reasonable opinion of the Facility Agent it is likely that a Material Adverse Effect would result from such Potential Event of Default or from the effects thereof or from the continued inaction by the Facility Agent as regards the exercise of rights under this Agreement; or

          (iii) a Material Adverse Effect actually occurring.

     Provided that (A) the foregoing shall not apply with respect to any Potential Event of Default under any of the following Clauses 23.1(a), (b)(i) (insofar as it relates to Clause 22.1(b)), (b)(iii), (d), (f), (g), (h), (i), (n), (p), (q),

     (r) or (s), in each case irrespective of whether or not that Potential Event of Default occurred in consequence of any event or circumstance which occurred before the Unconditional Date, and (B) any Potential Event of Default shall nevertheless constitute a Default for the purposes of Clause 4.3, save (in the case only of a Potential Event of Default consisting of a Default arising under Clause 23.1
     (b)(ii), (c) or (e)) where it is demonstrated to the reasonable satisfaction of the Majority Banks that such Potential Event of Default is likely to be cured within three months after the Unconditional Date without any
     Material Adverse Effect occurring, and (C) where the Potential Event of Default consists of a breach of Clause 22.1(a), the date referred to in paragraph (i) above shall be taken as the earlier of the date when the Company has issued further share capital or incurred further Subordinated Debt as referred to in Clause 21.6(d)(i) and the expiry of the period referred to in the first lines of Clause 21.6(d).

24.  INDEMNITIES

24.1 Currency Indemnity

(a) If any amount payable by any Obligor under or in connection with any Finance Document is received by any Finance Party in a currency (the "Payment Currency") other than that agreed to be payable under that Finance Document (the "Agreed Currency"), whether as a result of any judgement or order or the enforcement of the same, the liquidation of such Obligor or otherwise and the amount produced by converting the Payment Currency so received into the Agreed Currency at market rates prevailing at or about the time of receipt of the Payment Currency is less than the amount of the Agreed Currency due under that Finance Document, then the Obligors shall, as an independent and additional obligation, indemnify each Finance Party for the deficiency and any loss sustained as a result.

(b) The above indemnities shall constitute separate and independent obligations of each of the Obligors from their other obligations under the Finance Documents and shall apply irrespective of any indulgence granted by any Finance Party. The Obligors shall pay the reasonable costs of making any conversion from the Payment Currency to the Agreed Currency.

(c)  Each   Obligor  waives  any  right  it  may  have   in   any
     jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable under that Finance Document.

24.2 Other indemnities

     The Obligors shall indemnify each Finance Party against any losses (excluding loss of the applicable Margin save in the case of paragraphs (a) and (b) below), charges or expenses which such Finance Party may sustain or incur as a consequence of:-

     (a)  the occurrence of any Default; or

     (b)  the operation of Clause 23.2; or

     (c) any repayment or prepayment of an Advance or payment of an overdue amount being made otherwise than on its Interest Date; or

     (d) (other than by reason of default by any Finance Party) any Utilisation not being made (or not being made in full) to any Borrower after a Request has been given pursuant to Clause 5 or Clause 6 (as the case may be), including but not limited to any losses, charges or expenses on account of funds acquired, contracted for or utilised to fund any amount payable under this Agreement, any amount repaid or prepaid or any Utilisation (as the case may be). A certificate of such Finance Party as to the amount of any such loss or expense shall be prima facie evidence in the absence of manifest error.

24.3 Indemnity Relating to Facilities

(a) The Company agrees to indemnify each Finance Party and each of their respective directors, officers and employees against any and all claims, damages, liabilities, costs and expenses (including legal fees) which may be incurred by or asserted against such Finance Party or their respective directors, officers and employees in connection with or arising out of any such proceedings, actions or enquiry by any regulatory authority of a type referred to in Clause 23.1(o) (ignoring the provision as to materiality contained therein) or any litigation or other proceedings connected with the Offer. It is agreed that:

     (i) Each Finance Party shall notify the Company in reasonable detail of any potential claim by it or its directors, officers or employees on the Company under this Clause 24.3 promptly upon its becoming aware of that potential claim; and

     (ii) If the Company wishes any Finance Party to enter into any negotiations with a view to settlement of any dispute with any third party likely to give rise to any claims, damages, liability, costs and expenses for which a claim may be made under this Agreement, it shall notify that Finance Party accordingly, which Finance Party will then enter into such negotiations in good faith on a without prejudice basis but shall not be bound so to settle; and

     (iii) Any payments required to be made by reason of this indemnity shall be in addition to any other amounts provided for in this Agreement or agreed to be paid in respect of the Facilities.

(b) Each Finance Party shall give promptly to the Company such details and copies of legal opinions and process served concerning (or concerning the circumstances giving rise to) any claims, damages, liabilities, costs and expenses which may form the basis of any claim by it on the Company hereunder, as the Company may reasonably request.

(c)  At  the  request  of the Company, from time  to  time,  each
     Finance Party will discuss with the Company and will give careful consideration in good faith to the views of the Company concerning the appointment of professional advisers in connection with any such claims, damages, liabilities, costs and expenses (and in connection with the circumstances giving rise thereto and any proceedings current, pending or threatened relating thereto) and the conduct of any proceedings, and will use reasonable endeavours to procure that (once appointed) all professional advisers acting for it in relation thereto shall do likewise and that where possible and where such Finance Party does not reasonably consider that it is against such Finance Party's best interest, one firm of professional advisers only is appointed to represent all of the Finance Parties.

(d) Notwithstanding the foregoing provisions of this Clause 24.3, no Finance Party shall be required to disclose to the Company or any other Obligor any matter with regard to which it is under a duty of non-disclosure. All information which may be disclosed by any Finance Party pursuant to this Clause 24.3 shall be disclosed on the same conditions as to confidentiality, as are set out in Clause 32.

25.  AGENTS, ARRANGERS AND BANKS

25.1 Appointment

     Each Bank hereby appoints the Facility Agent and the Security Agent to act as its agent hereunder and with respect to the Finance Documents and irrevocably authorises the Facility Agent on such Bank's behalf to:

     (a)  enter   into   any  Accession  Agreement  or   Security
          Agreement (whereupon and by which act such Bank shall become bound thereby); and

     (b) perform such duties and exercise such rights and powers under the Finance Documents as are specifically delegated to such Agent by the terms thereof, together with such rights and powers as are reasonably incidental thereto.

     Each Agent shall have only those duties and powers which are expressly specified in the Finance Documents. Each Agent's duties under the Finance Documents each are intended to be of a mechanical and administrative nature.

25.2 Majority Banks' Directions

     In the exercise of any right or power granted and as to any matter not expressly provided for by the Finance Documents, each Agent shall act in accordance with the instructions of the Majority Banks or as this Agreement may require and shall be fully protected in so doing. Any such instructions shall be binding on all the Banks. Subject to Clauses 25.7 and 25.16, in the absence of any such instructions and/or any relevant requirement contained in any Finance Document, each Agent may act or refrain from acting with respect to such right or power and as to any such matter as it shall see fit.

25.3 Relationship

(a) The relationship between each Bank and each Agent is that of principal and agent. Nothing herein (other than in relation to the Security Agent and the Security Documents as to which the Security Agent shall be a trustee for the Banks) shall constitute the Facility Agent a trustee or (save, with regard to any Bank, as necessarily results from its agency relationship with that Bank) fiduciary for any Bank, any Obligor or any other person.

(b) No Agent shall be liable to any Obligor for any breach by any Bank of this Agreement or be liable to any Bank for any breach by any Obligor of any Finance Document.

25.4 Delegation

     Without prejudice to its obligations hereunder, each Agent may act under the Finance Documents through its personnel and through agents selected by it with reasonable care (who shall be entitled to the same protections as those given to the Agents under this Clause 25).

25.5 Documentation

     Neither any Agent or any of the Arrangers nor any of its officers, employees or agents shall be responsible to any Bank or to each other for:-

     (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document in connection therewith; or

     (b)  the collectibility of amounts payable thereunder; or

     (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance
          Document or other document in connection therewith.

25.6 Default

     No Agent shall be required to ascertain or inquire as to the performance or observance by any Obligor of the terms of any Finance Document or any other document in connection therewith. No Agent shall be deemed to have knowledge of the occurrence of any Default unless that Agent has received notice from a party hereto describing such Default and stating that such notice is a "Notice of Default". If any Agent receives such a notice of default or officers of any Agent engaged in the performance of that Agent's functions under the Finance Documents otherwise acquire actual knowledge that a Default has occurred, that Agent shall give notice thereof promptly to the Banks. Each Agent shall take or refrain from taking such action with respect to such Default as shall be directed by the Majority Banks, provided that nothing herein contained shall oblige any Agent to institute any legal action or proceedings on behalf of any Bank. Until any Agent shall have received such directions, it may (but shall not be obliged to) take or refrain from taking such action with respect to such Default as it shall see fit.

25.7 Exoneration

     Neither Agent nor any of its officers, employees or agents shall be liable to any Bank for any action taken or omitted under or in connection with any Finance Document unless caused by its or their negligence or wilful misconduct.

25.8 Reliance

     Each Agent may rely on any communication or document reasonably believed by it to be genuine and correct and may rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify. Each Agent may engage, pay for and rely on legal or other professional advisers selected by it and shall be protected in so relying.

25.9 Credit approval

     Each of the Banks severally represents and warrants to each Agent and each of the Arrangers that it has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and their related entities and other parties considered by it to be relevant in connection with its participation in this Agreement and has not relied exclusively on any information, including the Information Memorandum provided to such Bank by any Agent or any Arranger in connection herewith. Each Bank represents, warrants and undertakes to each Agent and each Arranger that it shall continue to make its own independent appraisal of the creditworthiness of the Obligors and other parties considered by it to be relevant in connection with the Finance Documents and their related entities while any amount is or may be outstanding under the Finance Documents.

25.10     Information

(a) The Facility Agent shall promptly furnish each Bank with a copy of any documents received by it under Clause 21.2. If so requested by any Bank, the Facility Agent shall furnish to such Bank (at the expense of the Company) a copy of any of the documents listed in Schedule G delivered on or prior to Closing.

(b) The Facility Agent shall, without any liability on its part in the event of any failure to do so except in the case of its negligence or wilful default, send to the Banks (at the expense of the Company) any document (or a summary of the material details of such document) received by it from any Obligor pursuant to this Agreement which contains any information which the Facility Agent considers to be of direct and material interest and significance to the Banks and their interests under this Agreement and which can lawfully be distributed by the Facility Agent without incurring any liability to any person whatsoever.

(c) Save as provided in paragraph (a) above neither Agent nor any Arranger shall have any duty either initially or on a continuing basis to provide any Bank with any credit or other information with respect to the financial condition or affairs of any Obligor or any of their related entities whether coming into its possession or that of any related entities of the Facility Agent or any Arranger before the entry into of this Agreement or at any time thereafter.

(d)  Unless  specifically requested to do so by a  Bank,  neither
     Agent shall have any duty to request any certificates or other documents from any Obligor under any of the Finance
     Documents.

(e) No Agent need disclose any information relating to any Obligor or any of their related entities or any other person if such disclosure would or might in the reasonable opinion of the Facility Agent constitute a breach of any law or regulation or be otherwise actionable at the suit of any person.

25.11     The Facility Agent and the Arrangers individually

(a) Each Agent and each Arranger shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Facility Agent or an Arranger.

(b) Each Agent and each Arranger may accept deposits from, lend money to and generally engage in any kind of banking, trust, advisory or other business whatsoever with any Obligor and their related entities and accept and retain any fees payable by any Obligors or any related entities for its own account in connection herewith and/or therewith without liability to account therefor to any Bank or any Arranger.

25.12     Indemnity

     Each Bank agrees to indemnify each Agent on demand (to the extent not reimbursed by any Obligor and without prejudice to the liability of any Obligor under any Finance Document) for any and all liabilities, losses, damages, penalties, actions, judgements, costs, expenses or disbursements of any kind whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of its acting as an Agent under any of the Finance Documents or performing its duties thereunder or any action taken or omitted by any Agent thereunder (including, without limitation, the charges and expenses referred to in Clause 26.5 and all stamp Taxes on or in connection with any of the Finance Documents but excluding payment of its agency fee pursuant to Clause 26.3 and the normal administrative costs and expenses incidental to the performance of its agency duties hereunder save to the extent increased in consequence of a Default). Such indemnification by each Bank shall be pro rata to its Commitments. Notwithstanding the foregoing, no Bank shall be liable for any portion of the foregoing resulting from any Agent's negligence or wilful misconduct.

25.13     Legal restrictions

     Each Agent may refrain from doing anything which would or might in its reasonable opinion (a) be contrary to the law of any applicable jurisdiction or any applicable official directive or regulation or (b) render it liable to any person, and may do anything which in its reasonable opinion (acting on legal advice) is necessary to comply with any such law or directive.

25.14     Resignation

     Each Agent may (after consultation with the Company) resign by giving notice thereof to the Banks and the Company and may be removed by the Majority Banks giving notice to that effect to such Agent and the Company. In that event the
     Majority Banks, with the consent of the Company where the relevant Agent has so resigned (such consent not to be unreasonably withheld or delayed and the Company shall be deemed to have consented if it has not given notice refusing consent within 14 days of any request for consent) and in any event after consultation with the Company to the extent practicable, may appoint a successor for the relevant Agent which shall be a reputable and experienced bank, incorporated in or having a branch in England and acting through such branch. If the Majority Banks have not, within 30 days after such notice of resignation or removal, so appointed a successor Agent which shall have accepted such appointment, the retiring Agent, after consultation with the Company, shall have the right to appoint a successor Agent which shall be a reputable and experienced Bank incorporated or having a branch in England and acting through such branch. The resignation or removal of the retiring Agent and the appointment of any successor Agent or Security Agent shall both become effective upon the successor Facility Agent or Security Agent notifying all the parties hereto in writing that it accepts such appointment, whereupon the successor Facility Agent or Security Agent shall succeed to the position of the retiring Facility Agent or Security Agent and the terms "Facility Agent" and "Security Agent" in all of the Finance Documents shall include such successor Agent where appropriate. This Clause 25 shall continue to benefit a retiring Agent in respect of any action taken or omitted by it hereunder while it was an Agent.

25.15     Assignments

     Each Agent may treat each Bank named as a party hereto as continuing to be such a party, as entitled to payments hereunder and as acting hereunder through its Facility Office until it has received notice from such Bank to the contrary.

25.16     Amendments

(a) If authorised by the Majority Banks, the Facility Agent or (in the case of the Security Documents) the Security Agent may (except where any other authority is required for the same by the express provisions of this Agreement) grant waivers or consents or (with the agreement of the Company) vary the terms of the Finance Documents. Any such waiver, consent or variation so authorised and effected by the Facility Agent or, as the case may be, the Security Agent shall be binding on all the Banks and the Facility Agent or, as the case may be, the Security Agent shall be under no liability whatsoever in respect of any such waiver, consent or variation, provided always that, except with the prior written consent of all the Banks and the Company, nothing in this Clause 25.16(a) shall authorise:-

     (i)  the extension of any Availability Period; or

     (ii) any variation of the definition of "Majority Banks" in Clause 1.1; or

     (iii) any  extension of the date for, or alteration  in
          the amount or currency of, or waiver of any payment of principal, interest, Margin, fee, commission or any other amount payable under any of the Finance Documents; or

     (iv) any change to any Bank's Commitment; or

     (v)  any  variation of Clauses 12.2, 13, 30.2,  32  or  this
          Clause 25.16; or

     (vi) any variation of any provision wherein (before such variation) it is provided that certain things may not be done without or may be done with the consent or approval of all the Banks.

(b) If authorised by the Majority Banks, the Security Agent may grant any waiver or consent in relation to, or variation of the material provisions of, any Security Document (but not, for the avoidance of doubt, so as to release any security). Subject as otherwise provided for in this Agreement, any release of the security provided by any Security Document over the Shares requires the consent of all the Banks,.

25.17     Security Agent as Trustee

(a) The Security Agent in its capacity as Trustee or otherwise shall not be liable for any failure, omission, or defect in perfecting the security constituted by any Security Document or any security created thereby including, without limitation, any failure to register the same in accordance with the provisions of any of the documents of title of the relevant Obligor to any of the property thereby charged.

(b) The Security Agent in its capacity as Trustee or otherwise may accept without enquiry such title as any Obligor may have to the property over which security is intended to be created by any Security Document.

(c) Save where the Security Agent holds a legal mortgage over or over an interest in, real property or shares, the Security Agent in its capacity as Trustee or otherwise shall not be under any obligation to hold any title deeds, Security Documents or any other documents in connection with the property charged by any Security Document or any other such security in its own possession or to take any steps to protect or preserve the same. The Security Agent may permit the relevant Obligor to retain all such title deeds and other documents in its possession.

(d) Save as otherwise provided in the Security Documents, all moneys which under the trusts herein or therein contained are received by the Security Agent in its capacity as Trustee or otherwise may be invested in the name of or under the control of the Security Agent in any investment for the time being authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Security Agent with the consent of the Majority Banks. Additionally, the same may be placed on deposit in the name of or under the control of the Security Agent at such bank or institution (including any Agent) and upon such terms as the Security Agent may think fit. Any and all such monies and all interest thereon shall be paid over to the Facility Agent forthwith upon demand by the Facility Agent.

(e) Each Bank hereby confirms its approval of the Finance Documents and any security created or to be created pursuant thereto and hereby authorises, empowers and directs the Security Agent (by itself or by such person(s) as it may nominate) to execute and enforce the same as trustee or as otherwise provided (and whether or not expressly in the Banks' names) on its behalf.

26.  FEES, EXPENSES AND STAMP TAXES

26.1 Commitment Fee


(a) The Company will pay (or will procure that there is paid) to the Facility Agent for distribution among the Banks pro rata to the aggregate of their respective Tranche 1 Commitments, Tranche 2 Commitments and Tranche 3 Commitments, as the case may be, a commitment fee computed at the rate of (i) zero point one zero per cent. (0.10%) per annum on the daily undrawn balance of the Tranche 1 Commitments, the Tranche 2 Commitments and the Tranche 3 Commitments during the period from and including the date hereof until the earlier of the Unconditional Date and the expiry of the applicable Availability Period, (ii) zero point three seven five per cent. (0.375%) per annum on the daily undrawn balance of the Tranche 1 Commitments, the Tranche 2 Commitments and the
     Tranche 3 Commitments during the period from and including the Unconditional Date until the earlier of the first
     Utilisation Date and the expiry of the applicable Availability Period, and (iii) 50% of the applicable Margin (being that chargeable from time to time in relation to calculations involving the relevant Commitments) from and including the first Utilisation Date.

(b) Accrued commitment fee shall be payable quarterly in arrears and also on the date on which the Tranche 1 Commitments or the Tranche 2 Commitments or the Tranche 3 Commitments, as the case may be, shall terminate. Commitment fee shall accrue from day to day and be calculated on the basis of a year of 365 days and for the actual number of days elapsed. The Company shall supply to the Facility Agent promptly on request such information as is necessary to calculate the amount of commitment fee payable from time to time.

26.2 Arrangement and Underwriting Fees

     On the dates stated in such letter, the Company shall pay to the Facility Agent for the account of the Arrangers an arrangement fee and an underwriting fee in the amount stated in a letter dated on or before the date hereof from the Facility Agent to the Company, counter-signed by or on behalf of the Company.

26.3 Agency Fees

     The Company shall pay to each of the Facility Agent and the Security Agent for its own account for use by it as it sees fit agency fees in the amounts, and on the dates as specified in letters dated on or before the date hereof from the Facility Agent to the Company, counter-signed by the Company.

26.4 Initial and Documentation expenses

(a) On or before the date of the first Utilisation if demanded before such date and otherwise promptly on demand by the Facility Agent, the Company shall reimburse the Facility Agent for the reasonable out-of-pocket charges and expenses (including, but not limited to, the fees and expenses of legal advisers) incurred by it or the Arrangers in connection with the negotiation, preparation, printing and execution of the Finance Documents (including any thereof which may be executed at any time after the date of this Agreement), together in all cases with all value added and similar Taxes applicable.

(b) The Company shall reimburse the Facility Agent within 30 days of demand for the reasonable out of pocket charges and expenses (including, but not limited to, the fees and expenses of legal advisers) incurred by it or the Arrangers in connection with the syndication by the Original Banks of the Finance Documents and the Commitments and Utilisations thereunder and the execution of any further Finance Documents from time to time, together with all value added tax and similar Taxes applicable to the same.

(c) Where this Agreement provides that any document or other information is to be copied or provided by the Facility Agent to all or any of the Banks or the Security Agent (including, without limitation, as contemplated in Clause
     25.10(a) or (b)) the Company will promptly on demand reimburse the Facility Agent for the reasonable out-of-pocket charges and expenses incurred by it in so copying or providing such document or other information, together with all value added and similar Taxes applicable to the same.

26.5   Expenses  of  Administration,  Enforcement,   Waiver   and
       Amendment

     The Company (or the relevant Borrower where in the reasonable opinion of the Facility Agent such amounts are referable to a particular Borrower) shall reimburse each of the Finance Parties promptly on demand for the out-of-pocket charges and expenses (including the fees and expenses of legal advisers and notaries and the fees and expenses of any accountants or other professional advisers (a) incurred by any of them in connection with the enforcement of, or the preservation of any rights under, any of the Finance
     Documents, (b) reasonably incurred by any of them in connection with any waiver or consent which may at any time be sought by any Obligor under or in relation to any of the Finance Documents, and (c) reasonably incurred by any of them in connection with any variation of or supplement to any of the Finance Documents (other than any Substitution Certificate or a variation or supplement requested by a Finance Party), together, in each case, with all value added and similar Taxes applicable to the same. While any Default is continuing and has not been waived the Company (or the relevant Borrower, as the case may be) shall promptly on demand pay each of the Facility Agent and the Security Agent for the reasonable cost of the management time properly charged by the Facility Agent or, as the case may be, the Security Agent in connection with any additional administration of the Finance Documents arising in consequence of such Default.

26.6 Stamp Taxes

     The Company shall pay or indemnify the Finance Parties against any and all stamp, registration and similar Taxes (excluding such Taxes as are imposed by a jurisdiction other than the United Kingdom) which may be or become payable in connection with the entry into, performance or enforcement against any of the Obligors of any of the Finance Documents.

27.  WAIVERS, REMEDIES CUMULATIVE

27.1 Waivers

     No failure to exercise and no delay in exercising any right, power or privilege under any Finance Document by any of the Finance Parties shall operate as a waiver of the same, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of the same, or the exercise of any other right, power or privilege. No waiver by any of the Finance Parties shall be effective unless it is in writing.

27.2 Remedies Cumulative

     The rights and remedies of each of the Finance Parties in this Agreement may be exercised as often as necessary and are cumulative and not exclusive of any rights or remedies provided by law.

28.  NOTICES

28.1 Address

     Except as otherwise stated in this Agreement, all notices or other communications hereunder to any party hereto shall be made by letter or by facsimile transmission and shall be deemed to be duly given or made when delivered (in the case of letter or facsimile transmission) to such party addressed to it at its address or telex number or facsimile number specified in the relevant Part of Schedule A or Schedule B, or at such other address or telex number or facsimile number as such party may after the date of this Agreement specify for such purpose to the others by notice.

28.2 Non-working days

     A notice or other communication received on a non-working day or after 5.00 p.m. on a working day in the place of receipt shall be deemed to be served on the next following working day in such place.

29.  ASSIGNMENTS, TRANSFERS AND SUBSTITUTIONS

29.1 Successors

     This Agreement shall be binding upon and ensure to the benefit of the Obligors, the Banks, the Facility Agent, the Security Agent and their respective successors and permitted assigns.

29.2 Assignments and Transfers by Obligors

     Save as expressly provided in this Agreement, no Obligor may assign or transfer all or any part of its rights or obligations under this Agreement without the prior written consent of all the Banks.

29.3 Assignments and Transfers by Banks

(a) Subject to Clause 29.10 any Bank may at any time assign or otherwise transfer all or any part of its rights or obligations under this Agreement and the other Finance Documents to another bank with the consent of the Company (such consent not to be unreasonably withheld and not to be required for assignments or transfers from a Bank to another Bank or to an Affiliate of any Bank), provided that such bank is then a Recognised Bank, that if it is a bank having its principal place of business in the U.S.A. it is a bank as defined in section 3(a)(6) of the Securities Exchange Act 1934 of the U.S.A. and that in the case of a transfer of obligations the transferee shall have confirmed to the Facility Agent and the Company, prior to the transfer taking effect, that it undertakes to be bound by the terms of the Finance Documents as a Bank under those documents (such confirmation to be in form and substance satisfactory to the Facility Agent and the Company). On any such transfer of obligations being made the original Bank shall be relieved of its obligations to the extent of the transfer of such obligations .

(b) A proportion of the assignor's rights and obligations under and arising out of the other Finance Documents equal to the proportion of the assignor's rights under this Agreement being transferred or assigned, shall automatically be assigned or transferred, as appropriate, to the assignee or transferee at the same time as the rights under this Agreement.

29.4 Substitution Certificates

(a) Subject to Clause 29.10 if any Bank (the "Existing Bank") wishes to transfer all or any part of its rights, benefits and/or obligations under the Finance Documents to another bank (the "New Bank") then, as an alternative to Clause 29.3, provided that the New Bank is then a Recognised Bank and that if it is a bank having its principal place of business in the U.S.A. it is a bank as defined in section 3(a)(6) of the Securities Exchange Act 1934 of the U.S.A., the Existing Bank may, with the consent of the Company (such consent not to be unreasonably withheld and not to be required for assignments or transfers from a Bank to another Bank or to an Affiliate of any Bank) effect a substitution in respect thereof involving the New Bank in respect of all of its rights, benefits and/or obligations by the delivery to the Facility Agent and acceptance by it of a duly completed certificate executed by the Existing Bank and the New Bank in substantially the form of Schedule D (a "Substitution Certificate").

(b) Upon delivery to the Facility Agent of any Substitution Certificate and acceptance of the same by the Facility Agent (which delivery and acceptance shall be evidenced exclusively and conclusively by the Agent's countersignature thereon pursuant to paragraph (d) below):-

     (i) the respective rights of the Existing Bank and the Obligors (or the relevant Obligors) against each other under the Finance Documents with respect to all or the relevant part of the Existing Bank's relevant Commitment and/or relevant Advances (all as specified in the schedule to such Substitution Certificate), shall be terminated and each shall be released from all further obligations to the other under the Finance Documents with respect to the same, (all such rights and obligations to be so terminated or released being referred to as "Discharged Rights and Obligations");

     (ii) the relevant Obligors and the New Bank and (through the Facility Agent) the other parties to the Finance Documents shall each acquire rights against each other and assume obligations towards each other which differ from the Discharged Rights and Obligations only (subject as provided in Clause 29.7) insofar as the Obligors, the New Bank and such other parties have assumed and/or acquired the same in place of the Obligors, the Existing Bank and such other parties respectively;

     (iii) the  Facility Agent, the Security Agent, the  New
          Bank and the other Banks as well as the other parties to the Finance Documents shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such New Bank been an original party to this Agreement as a Bank with the Discharged Rights and Obligations acquired or assumed by it in consequence of such Substitution Certificate;

     (iv) the New Bank shall become by the execution by the Facility Agent of such Substitution Certificate bound by the terms of the Intercreditor Agreement as if it were an original party thereto as a Senior Creditor and shall acquire the same rights and assume the same obligations towards the other parties to the Intercreditor Agreement as would have been acquired and assumed had the New Bank been an original party to the Intercreditor Agreement as a Senior Creditor; and

     (v) a proportion of the Existing Bank's rights and obligations under all of the Finance Documents, equal to the proportion of the Existing Bank's rights under this Agreement being assumed by the New Bank, shall automatically and simultaneously be assumed by the New Bank.

(c) Discharged Rights and Obligations shall not include, and there shall be no termination or release pursuant to this Clause 29.4 of, any rights or obligations arising pursuant to Clauses 13 or 15.1 in respect of the period or in respect of payments made hereunder during the period prior to the effective date of the relevant Substitution Certificate (as stated in that certificate).

(d) Each Obligor, the Banks and the Security Agent hereby irrevocably appoint the Facility Agent to receive and countersign each Substitution Certificate as agent on its behalf and, to the extent relevant, the provisions of Clause 25 shall apply mutatis mutandis with respect to such appointment. The Facility Agent shall be entitled (but not obliged) to decline to accept and/or countersign any proposed Substitution Certificate entered into in breach of Clause 29.9.

(e) The New Bank party to any Substitution Certificate shall pay to the Facility Agent an administration fee of 500 pounds on or before the effective date for that Substitution Certificate (as specified therein).

(f) Without prejudice to any provision of Clause 25, each New Bank shall, by its execution of a Substitution Certificate, accept that neither the Existing Bank party to that certificate nor the Facility Agent, the other Banks, the Arrangers or the Security Agent is in any way responsible for or makes any representation or warranty as to (i) the accuracy and/or completeness of any information supplied to such New Bank in connection with the Finance Documents,
     (ii) the creditworthiness, condition, affairs, status or nature of the Obligors or the observance by any of them of any of their obligations under any Finance Document,
     (iii) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or (iv) the tax status of any payments to be made to or for the account of such New Bank by any Obligors or the Facility Agent or the Security Agent under any Finance Document and save, in the case of the Facility Agent or the Security Agent, as otherwise expressly provided herein, none of such parties shall be or be deemed to be the agent or trustee of such New Bank in connection with this Agreement.

(g) Each New Bank shall, by its execution of a Substitution Certificate, be taken to confirm that it is a financial institution whose ordinary business is or includes participation in syndicated facilities of this type and that it has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and their related entities and other parties considered by it to be relevant in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank or the Facility Agent or the Security Agent or the Arrangers in connection with any Finance Document. No other party shall be required to investigate the truth or otherwise of such confirmation and all parties to this Agreement shall be entitled fully to rely on that confirmation for the purposes of this Agreement.

(h) The Facility Agent shall be entitled to rely on any Substitution Certificate delivered to it pursuant to the provisions of this Agreement which is complete and regular on its face as regards its contents and appears to be signed on behalf of the Existing Bank and the New Bank named as party to this Agreement, and the Facility Agent shall have no liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with and counter-signing that Substitution Certificate.

(i) The Facility Agent shall notify the Company promptly of the receipt and execution on its behalf by the Facility Agent of any Substitution Certificate and shall deliver a copy of it to the Company.

29.5 Reference Banks

     The Facility Agent may (subject to the Company giving its consent thereto, such consent not to be unreasonably withheld) nominate additional Banks or Affiliates thereof to become Reference Banks and such Banks or Affiliates shall become Reference Banks upon their indicating to the Facility Agent that they are prepared to act as such. The Facility Agent will give the Company written notice of such Banks or Affiliates having become Reference Banks as soon as practical thereafter. If a Reference Bank (or the Bank of which a Reference Bank is an Affiliate, in the case of any Reference Bank which is not itself a Bank) transfers the whole of its rights and obligations under this Agreement as a Bank or ceases to be one of the Banks, the Facility Agent, subject to agreement by the Company (such agreement not to be unreasonably withheld or delayed) will appoint another Bank to replace such Bank or Affiliate as a Reference Bank.

29.6 Change of Facility Office

     Each Bank shall participate in this Agreement through its Facility Office(s), but any Bank may change its Facility Office with respect to any Utilisation from time to time, on giving not less than four Business Days' prior notice to the Facility Agent, to any other location in the United Kingdom.

29.7 Increased Costs and Illegality

(a) Subject as provided in paragraph (b) below, if any assignment, transfer or substitution of or with respect to all or any part of the rights or obligations of a Bank under this Agreement pursuant to Clause 29.3 or 29.4 or any change in Facility Office pursuant to Clause 29.6 is made which results (or would but for this Clause result) at the time thereof in amounts becoming payable under Clauses 13 or 15.1, then the assignee, transferee, New Bank or Bank acting through its new Facility Office shall be entitled to receive such amounts only to the extent that the assignor, transferor, Existing Bank or Bank acting through its original Facility Office would have been so entitled had there been no such assignment, transfer, substitution or change in Facility Office. No such assignment, transfer, substitution or change in Facility Office shall be made if the assignee, transferee or substitute or such Bank (in the case of a change in Facility Office) would be entitled immediately afterwards to give notice under Clause 16.

(b) The provisions of the first sentence of paragraph (a) above shall not apply in relation to any assignment, transfer or substitution of or with respect to the rights or obligations of the Original Banks, provided that the same is effected by the Original Banks within six months from the date of this Agreement.

     However, the Original Banks will use reasonable endeavours (to the extent not materially prejudicial to their ability successfully to syndicate the Facilities within six months of the Unconditional Date) to avoid making any assignment, transfer or substitution to or in favour of any assignee, transferee or New Bank having an entitlement at the time of such assignment, transfer or novation to receive amounts payable under Clauses 15 or 16.1 in amounts greater than would have been payable by the Obligors hereunder at that time in the absence of such assignment, transfer or substitution.

29.8 Sub-participations

     Any Bank shall be entitled freely to enter into any sub-participation or other arrangement with any third party relating to the Finance Documents which does not transfer to that third party any obligation and/or any legal or equitable interest in any of the rights arising under this Agreement.

29.9 Timing

     Each Bank undertakes to the Facility Agent that it will not effect any assignment or transfer pursuant to Clause 29.3 and will not enter into any Substitution Certificate pursuant to Clause 29.4 on or within five Business Days before the due date for any payment to be made under any of the Finance Documents where it would have the effect of altering the amount to be paid by the Facility Agent to such Bank consequent on the receipt by the Facility Agent of such payment under the Finance Documents.

29.10 Restriction

     Notwithstanding anything to the contrary contained in this Agreement, unless otherwise agreed by the Majority Banks in any particular case, each Bank may only effect an assignment or transfer of, or substitution with respect to, outstanding Utilisations and/or Commitments where the assignment, transfer or substitution relates to all Utilisations in which it participates and/or all its Commitments pro rata as between such Utilisations and/or such Commitments.

30.  SET-OFF AND REDISTRIBUTION

30.1 Set-off

     Each Bank may (but shall not be obliged to) set off against any obligation of any Obligor due and payable by it to or for the account of such Bank under this Agreement and not paid on the due date any moneys held by such Bank for the account of such Obligor at any office of such Bank anywhere and in any currency, whether or not matured. Such Bank may effect such currency exchanges as are appropriate to implement the set-off and any usual charges and all applicable Taxes in relation to such currency exchanges shall be paid by such Obligor. Any Bank which has set off shall give prompt notice of that fact to the relevant Obligor.

30.2 Redistribution

(a) If at any time the proportion which any Bank (the "receiving Bank") has received or recovered (whether by set-off or otherwise) on account of any sum due from any Borrower or any Guarantor under this Agreement is greater (the amount of the excess being herein referred to as the "excess amount") than the proportion received or recovered by the Bank receiving or recovering the smallest proportion (which shall include a nil receipt) in relation to the sum then due to the latter Bank from the relevant Borrower or the Guarantors under this Agreement, then the receiving Bank shall promptly notify the Facility Agent thereof and:-

     (i) the receiving Bank shall promptly and in any event within ten days of receipt or recovery of the excess amount pay to the Facility Agent an amount equal to the excess amount;

     (ii) the excess amount shall be treated as having been paid to or recovered by the receiving Bank for the account of the Facility Agent for payment to the Banks as provided in paragraph (iii) below, and the obligations of the relevant Borrower and the Guarantors to the receiving Bank shall only be reduced or discharged by the receipt or recovery by the receiving Bank of such excess amount to the extent of the receiving Bank's entitlement to payment by the Facility Agent pursuant to paragraph (iii) below; and

     (iii) the parties to this Agreement shall treat such payment as if it were a payment by the relevant Borrower or the Guarantors to the Facility Agent on account of a sum owed to the Banks and shall pay the same to the Banks (including the receiving Bank) pro rata to their respective entitlements in such sum;

     provided that where a receiving Bank is subsequently required to repay to any Obligor any amount received or recovered by it and dealt with under paragraphs (i), (ii) and (iii) above, each Bank shall promptly repay to the Facility Agent for the receiving Bank the portion of such amount distributed to it, together with interest on it at a rate sufficient to reimburse the receiving Bank for any interest which it has been required to pay to such Obligor in respect of such portion of such amount.

(b) Where a receiving Bank has recovered any amount as a consequence of the satisfaction or enforcement of a judgement obtained in any legal action or proceedings to which it is a party, this Clause 30.2 shall not apply so as to benefit any other Bank which (being entitled so to do) did not join with the receiving Bank in such action or proceedings, unless the receiving Bank did not give prior notice of its involvement in such action or proceedings to the Facility Agent for disclosure to the other Banks.

(c) Each Bank shall promptly give notice to the Facility Agent of:-

     (i) the institution by such Bank of any legal action or proceedings under this Agreement or in connection with this Agreement prior to such institution; and

     (ii) the receipt or recovery by such Bank of any amount received or recovered by it otherwise than through the Facility Agent.

     Upon receipt of any such notice, the Facility Agent will as soon as practicable thereafter notify all the other Banks.

30.3 Loss Sharing

     Without prejudice to the foregoing provisions of this Clause 30, if it transpires for any reason that after enforcement in full of the Finance Documents any of the liabilities of any of the Obligors under the Finance Documents remain undischarged and for any reason any resulting losses are not being borne by the Banks pro rata to the amount which their respective aggregate Commitments bore to the aggregate of all the Commitments on the date on which an Enforcement Event occurred, the Banks shall make such payments inter se as shall be required to ensure that after taking into account such payments such losses are borne by the Banks pro rata. For this purpose, "Enforcement Event" means the Facility Agent first exercising any of its rights under Clause 23.2(b), (d) or (e) or, having exercised its rights under Clause 23.2(c), first making demand with respect to some or all of the Advances. Any assignment, transfer or substitution by a Bank pursuant to Clause 29 (whether occurring before or after an Enforcement Event) shall also be effective to assign, transfer or effect a substitution pursuant to that Clause with respect to the rights of such Bank under this Clause 30.3.

31.  GOVERNING LAW AND JURISDICTION

31.1 Governing Law

     This Agreement shall be governed by and construed in accordance with English law.

31.2 Courts of England

(a) For the benefit of each of the Finance Parties, each Obligor hereby irrevocably agrees that the High Courts of Justice in London, and all appellate courts therefrom have jurisdiction to settle any disputes which may arise out of or in connection with any of the Finance Documents and that any suit, action or proceedings (together "Proceedings") in connection with any Finance Document may be brought in the High Courts of Justice in London and all appellate courts therefrom and accordingly submits to the jurisdiction of the High Courts of Justice in London and all appellate courts therefrom.

(b) Each Obligor hereby irrevocably and unconditionally agrees that nothing in any of the Finance Documents shall affect the right to serve process in any manner permitted by law.

31.3 No limitation

     Nothing in this Clause 31 shall limit the right of any of the Finance Parties to take Proceedings against any Obligor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdiction preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

32.  CONFIDENTIALITY

     Each Finance Party hereby severally undertakes to each Obligor that it will keep confidential and that it will not make use of for any purposes (otherwise than for the purposes of the Finance Documents and otherwise than in the context of an addition to its general experience, knowledge or expertise), any of the Transaction Documents or other documents relating to this Agreement and all of the information distributed on behalf of the Obligors or any of them during syndication or contained in, received under or obtained in the course of discussions relating to the Information Memorandum and/or the Transaction Documents, other than any such document or information which has become generally available to banks through no breach by it of this Clause, provided that each Finance Party shall be entitled to make disclosure of the same:-

     (a) to its auditors, accountants, legal counsel and tax advisers and to any other professional advisers appointed to act in connection with the administration of the Finance Documents or the enforcement of, or realisation of any security provided under, any of the Finance Documents;

     (b) (whether or not the relevant assignment, transfer, substitution, sub-participation or other arrangement is made) to any proposed assignee, transferee or substitute of, or proposed party to any proposed sub-participation (or party to any actual sub-
          participation) or other arrangement with, any Bank permitted pursuant to this Agreement, provided that before any such disclosure such assignee, transferee, substitute or other party expressly undertakes to the Company and the Facility Agent in writing to be bound by this Clause 32 irrespective of whether such assignment, transfer, substitution or other arrangement shall proceed;

     (c) to any other third party where the relevant Obligor has previously agreed in writing that disclosure may be made to that third party;

     (d)  to   any  banking  or  other  regulatory  or  examining
          authorities (whether governmental or otherwise) where such disclosure is requested by them;

     (e) pursuant to subpoena or other legal process, or in connection with any action, suit or proceeding relating to any of the Finance Documents;

     (f) pursuant to any law or regulation having the force of law; and

     (g)  to CSW and to any member of the Group.

     The provisions of this Clause 32 shall supersede any undertakings with respect to confidentiality previously given by any Finance Party in favour of any Obligor.

33.  MISCELLANEOUS

33.1 Severability

(a) If any provision of any Finance Document is prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate the remaining provisions of such Finance Document or affect the validity or enforceability of such provision in any other jurisdiction.

(b) If any of the undertakings given in Clause 21.6(a) (Dividends), 21.6(c) (Share Capital and Subordinated Debt) or 21.9(g) (Constitutional Documents) are not enforceable against any Obligor the obligation on each other Obligor to procure compliance with such undertaking shall remain enforceable.

33.2 Certifications

     Where any person gives any certificates on behalf of any of the parties to the Finance Documents pursuant to any provision hereof and such certificate proves to be incorrect, the individual shall incur no personal liability in consequence of such certificate being so incorrect save where such individual acted fraudulently, recklessly or negligently in giving such certificate (in which case any liability of such individual shall be determined in accordance with applicable law).

33.3 Accounts as Evidence

     Accounts maintained by the Facility Agent or each Bank in connection herewith shall constitute prima facie evidence of sums owing to such Bank under this Agreement.

33.4 Press Announcements

     The Company and the Facility Agent shall agree the form of all press announcements issued in respect of the Finance
     Documents.

33.5 Counterparts

     This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.


IN WITNESS WHEREOF the parties to this Agreement have caused this Agreement to be duly executed on the date first written above.

                           SCHEDULE A

                              PART I

                            BORROWERS

CSW INVESTMENTS
State of Incorporation:       England and Wales
Registered Office:            65 Fleet Street
                              London EC4Y 1HS
Registered No: 3123865
Address for Notices:          c/o Central and South Western Corporation
                              PO Box 660164
                              Dallas
                              Texas 75266-0164
                              USA
Attention: Treasurer
Fax: 001 214 7771223


CSW (UK) PLC
State of Incorporation        England and Wales
Registered Office:            65 Fleet Street
                              London EC4Y 1HS
Registered No: 3123442
Address for Notices:          c/o Central and South Western Corporation
                              PO Box 660164
                              Dallas
                              Texas 75266-0164
                              USA
Attention: Treasurer
Fax: 001 214 7771223

                             PART II

                           GUARANTORS

CSW INVESTMENTS
State of Incorporation:       England and Wales
Registered Office:            65 Fleet Street
                              London EC4Y 1HS
Registered No: 3123865
Address for Notices:          c/o Central and South Western Corporation
                              PO Box 660164
                              Dallas
                              Texas 75266-0164
                              USA
Attention: Treasurer
Fax: 001 214 777 1223


CSW (UK) PLC
State of Incorporation:       England and Wales
Registered Office:            65 Fleet Street
                              London EC4Y 1HS
Registered No: 3123442
Address for Notices:          c/o Central and South Western Corporation
                              PO Box 660164
                              Dallas
                              Texas 75266-0164
                              USA
Attention: Treasurer
Fax: 001 214 777 1223

                            PART III

Facility Agent and Security Agent

Credit Suisse,
5 Cabot Square
London E14 4QR
England

Address for notices: as above

Attention:                    Geoff Ireland/John Chrisford
Tel:                          0171-888-8000
Fax:                          0171-888-8398

                           SCHEDULE B

Bank, Facility Office       Tranche 1        Tranche 2       Tranche 3
and Notice Details          Commitment      Commitment      Commitment
                             pounds           pounds          pounds

CITIBANK, N.A.            83,333,333.33    283,333,333.33   50,000,000
P.O. Box 242
336 Strand
London WC2R 1HB
England

Address for notices: as above

Attention: Loans Administration
Tel: 0171-500-4242
Fax: 0171-500-4482

CREDIT SUISSE             83,333,333.34    283,333,333.34   50,000,000
5 Cabot Square
London E14 4QR
England

Address for notices: as above

Attention: Client Services Unit
Tel: 0171-888-8000
Fax: 0171-888-8398

UNION BANK OF SWITZERLAND 83,333,333.33    283,333,333.33   50,000,000
P.O. Box 428
100 Liverpool Street
London EC2M 2RH
England

Address for notices: as above

Attention: Credit Administration
Tel: 0171 901 1777/4770
Fax: 0171 901 3903/1903

                            250,000,000       850,000,000   150,000,000
                              pounds            pounds        pounds

                           SCHEDULE C

                        FORMS OF REQUEST

                        PART I (ADVANCE)


To:  Credit Suisse
     5 Cabot Square
     London E14 4QR


     Attention:  [                               ]


From: [Company or Borrower]              Date: [             ]


                        REQUEST (ADVANCE)
           Facility Agreement dated 5th November, 1995

Dear Sirs,

[On behalf of] [As] the Borrower named below, we hereby give you notice pursuant to Clause 5.1 of the above Facility Agreement that we require an Advance to be made to the Borrower named below under the Facility Agreement, as follows

(a)  Borrower:                [                              ]

(b)  Utilisation Date:        [                              ]

(c)  Requested Amount:        [                              ]

(d)  Interest Period:         [                              ]

(e)  Tranche Designation:     [                              ]


Payment  instructions with respect to the proceeds of the Advance to  be  made in relation to this Request are as follows,  subject
always    to    Clause   12.2   of   the   Facility    Agreement:
[                          ].

+  [We  confirm  that acceptances of the Offer in respect  of  an
aggregate of at least [              ] Shares have been  received
and  that Bidco or its advisers are due to pay a sum of at  least
pounds [         ] to accepting shareholders in the Target within
the next five Business Days. We further confirm that the proceeds of the Advance hereby requested will be applied in accordance with the relevant part of Clause 3.1.

OR
+ Include only in Request for Tranche 2 Advances save where the proceeds of those Advances are to be used for an alternative purpose permitted by Clause 3.1, in which case the purpose should be stated in the Request.

Purpose:




Terms used in this Request and defined in the Facility Agreement have the same meaning in this Request as in the Facility
Agreement.

We confirm that all of the conditions precedent to the obligations of the Banks with respect to the making of the proposed Advance provided for in Clause 4 of the Facility Agreement are satisfied or have been waived pursuant to a Waiver Letter.

                        Yours faithfully

                     [Authorised Signatory]
                      [for and on behalf of
                     [                    ]

                         PART II (BILLS)

To:  Credit Suisse
     5 Cabot Square
     London E14 4QR



From: [Company or Borrower]                      Date: [       ]



                         REQUEST (BILL)
           Facility Agreement dated 5th November, 1995

Dear Sirs,

[On behalf of] [As] the Borrower named below, we hereby give you notice pursuant to Clause 6.1 of the above Facility Agreement of the following proposed utilisation of the bill facility under the Tranche 3 Facility:

(a)  Borrower:                [                       ]

(b)  Utilisation Date:        [                       ]

(c)  Requested Amount:        [                       ]

(d)  Purpose:                 [                       ]

(e)  Interest Period:         [7 to 183 days' duration]

Payment  instructions  with  respect  to  the  proceeds  of   the
Utilisation  to  be  made  in relation to  this  Request  are  as follows, subject always to Clause 12.2 of the Facility Agreement:
[            ].

Terms used in this Request and defined in the Facility Agreement have the same meaning in this Request as in the Facility
Agreement.

We confirm that all of the conditions precedent to the obligations of the Banks with respect to the making of the proposed Utilisation provided for in Clause 4 of the Facility Agreement are satisfied or have been waived pursuant to a Waiver Letter no Default has occurred and is continuing or would result from the proposed Utilisation.

                        Yours faithfully

                     [Authorised Signatory]

                      for and on behalf of

                           SCHEDULE D

                    SUBSTITUTION CERTIFICATE

To:  CREDIT SUISSE
     (the "Facility Agent")
     for itself and on behalf of
     the other parties to the Facility
     Agreement and Intercreditor Agreement
     referred to below.


This  Certificate  ("Substitution  Certificate")  relates  to   a
Facility Agreement (together with and as supplemented and amended by all Accession Agreements, Substitution Certificates and other agreements from time to time entered into in relation to it, the "Facility Agreement") dated 5th November, 1995 made between CSW Investments as the Company, CSW (UK) plc as Bidco, the Arrangers and the Banks (all as defined in the Facility Agreement), and Credit Suisse as Facility Agent and Security Agent for the Banks in respect of term loan facilities of up to 1,100,000,000 pounds and a revolving credit facility of up to 150,000,000 pounds, and to the Intercreditor Agreement referred to in the Facility Agreement. Terms defined in the Facility Agreement shall, unless otherwise defined herein, have the same meanings herein as in the Facility Agreement.

1.   [Existing Bank] (the "Existing Bank"):-

     (a) confirms that the details appearing in the Schedule hereto under the headings "Existing Bank's Commitments (Portion Substituted)" and "Existing Bank's Participations in Utilisations (Portion Substituted)" are accurate; and

     (b)  requests [                          ] (the "New  Bank")
          to accept and procure the substitution pursuant to Clause 29.4 of the Facility Agreement of the Existing Bank by the New Bank in respect of the portion of its relevant Commitment(s) specified under the heading "Existing Bank's Commitments (Portion Substituted)" in the Schedule hereto and/or in respect of the Utilisations referred to under the heading "Existing Banks' Participations in Utilisations (Portion Substituted)" by counter-signing the copy of this Substitution Certificate executed by the Existing Bank and delivering the same to the Facility Agent.

2. The New Bank hereby requests the Obligors, the Arranger, the Banks, the Facility Agent and the Security Agent and the other parties to the Intercreditor Agreement to accept this duly executed Substitution Certificate as being delivered pursuant to and for the purposes of Clause 29.4 of the Facility Agreement and Clause 18 of the Intercreditor Agreement so as to take effect in accordance with its terms under such Clauses on [insert date of substitution].

3. The New Bank hereby (a) confirms receipt of a copy of the Finance Documents as at the date hereof and all such other documents and information as it has required in connection herewith, (b) accepts and confirms the application of the provisions of Clause 29.4 of the Facility Agreement and Clause 18 of the Intercreditor Agreement as they apply in connection herewith and the transactions and matters to occur in consequence hereof, and (c) confirms the correctness of the details specified with respect to it in the schedule hereto.

4. The New Bank hereby undertakes to counter-indemnify the Existing Bank for the New Bank's pro rata share of all amounts payable by the Existing Bank under the Bills in respect of which any liability is intended to be transferred hereunder, which Bills are identified in the Schedule.

5.   The New Bank confirms that:

     (a) it has received a copy of the Finance Documents together with such other documents and information as it has required in connection with this transaction;

     (b) it has not relied and will not hereafter rely on the Existing Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information;

     (c) it has made its own independent investigation and assessment of the financial affairs of each Obligor and their related entities and the other parties considered by it to be relevant in connection with this transaction and agrees that it has not relied and will not rely on the Existing Bank, the Arrangers, the Facility Agent, the Security Agent or the Banks to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group or any other party to the Finance Documents (save as otherwise expressly provided therein);

     (d) it has power and authority to become a party to the Finance Documents and has taken all necessary action to authorise execution of this Substitution Certificate and has obtained all necessary approvals and consents to the assumption of its obligations under the Facility Agreement and the Intercreditor Agreement; and

     (e)  it is a Recognised Bank.

6. The New Bank hereby undertakes with the Existing Bank and each of the other parties to the Facility Agreement and the Intercreditor Agreement that it will perform in accordance with its terms all those obligations which by the terms of the Facility Agreement and the Intercreditor Agreement will be assumed by it thereunder after delivery of the executed copies of this Substitution Certificate to the Facility Agent and countersignature thereof by the Facility Agent, and the New Bank hereby undertakes to be bound by the provisions of the Facility Agreement and the Intercreditor Agreement as if the New Bank were an original party thereto.

7. The Existing Bank hereby gives notice that nothing herein or in any Finance Document (or any other document relating thereto) shall oblige the Existing Bank (i) to accept a re-transfer from or novation by the New Bank of the whole or any part of its rights, benefits and/or obligations under the Finance Documents or (ii) to support any losses directly or indirectly sustained or incurred by the New Bank for any reason whatsoever including, without limitation, the non-performance by any Obligor or any other party to the Finance Documents (or any document relating thereto) of their obligations under any such document. The New Bank hereby acknowledges the absence of any such obligation as is referred to in paragraphs (i) and (ii) above.

8. This Substitution Certificate shall be governed by and construed in accordance with English law.

9. This Substitution Certificate may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

              Schedule to Substitution Certificate

Existing Bank's Commitments (Portion Substituted)

Tranche 1 Commitment:

Tranche 2 Commitment:

Tranche 3 Commitment:

Existing   Bank's   Participations   in   Utilisations   (Portion
Substituted)

Tranch   Amount         Amount hereby   Type of      Utilisation  Next
         of Existing    Substituted     Utilisation  Date         Interest
         Bank's
         participation                                            Payment Date




Details of Bills:



Existing Bank:                          New Bank:
[Name]                                  [Name]

By:                                     By:

Date:                                   Date:

                                        Facility Office:
                                        Address for Notices:
                                        Attention:
                                        Telex:
                                        Fax:

CREDIT SUISSE
for itself and as Facility Agent and for and on behalf of the Obligors, the Arrangers, the Banks and the Security Agent and each of the parties to the Intercreditor Agreement


By:            By:

Date:

                           SCHEDULE E

                 CALCULATION OF ADDITIONAL COST


(1) The Additional Cost relative to each Advance where (and to the extent that) Banks making such Advance are subject to the Mandatory Liquid Asset requirements of the Bank of England, will be, subject as hereinafter provided, for the Interest Period relating to such Advance (or, if longer than three months, for each consecutive period of three months within such Interest Period and for any balance of such Interest Period) (which Interest Period if not longer than three months and each other such period is herein referred to as a "Relevant Period") the percentage rate (or the arithmetic average of the percentage rates where there is more than one Reference Bank supplying the same) supplied by the Reference Banks (or such of them as supply it to the Facility Agent) arrived at by applying the following formula in relation to each Reference Bank:-

     Additional Cost = BY + L(Y-X) + S(Y-Z) % per annum
                         100-(B + S)

     Where:-

     B   =     The  percentage  of  such  Reference  Bank's
               eligible liabilities then required to be held on a non-interest-bearing deposit account with the Bank of England pursuant to the cash ratio requirements of the Bank of England.

     Y   =     The  rate at which Sterling deposits  in  an
               amount approximately equal to the principal amount
               of such Advance are offered by such Reference Bank
               to leading banks in the London Interbank Market at
               or  about  11.00  a.m.  on  the  Utilisation  Date
               relative to such Advance (or the first day of  the
               relevant  Interest Period) for a period comparable
               to   the  Relevant  Period  in  relation  to  such
               Advance.

     L =       The   average   percentage   of   eligible
               liabilities which the Bank of England from time to time requires each Reference Bank to maintain as secured money with members of the London Discount Market Association and/or as secured call money with those money brokers and gilt-edged market makers recognised by the Bank of England.

     X = The rate at which secured Sterling deposits in an amount approximately equal to the principal amount of such Advance may be placed by such Reference Bank with members of the London Discount Market Association and/or as secured call money with money brokers and gilt-edged market makers at or about 11.00 a.m. on such Utilisation Date (or the first day of the relevant Interest Period) for a period comparable to the Relevant Period in relation to such Advance.

     S = The percentage of such Reference Bank's eligible liabilities then required to be placed as a special deposit with the Bank of England.

     Z =       The  percentage  interest  rate  per  annum
               allowed   by  the  Bank  of  England  on   special
               deposits.

     For the purposes of this paragraph "eligible liabilities" and "special deposits" shall bear the meanings ascribed to them from time to time by the Bank of England.

(2) In the application of the above formula, B, Y, L, X, S and Z will be included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY will be calculated as 0.5 x 15 and not as 0.5% x 15%.

(3) The Additional Cost computed by the Facility Agent in accordance with this schedule shall be rounded upward, if necessary, to four decimal places.

(4) The calculation in respect of the Additional Cost for each Advance denominated in Sterling will be made by the Facility
     Agent on the first day of each Relevant Period.

(5) Calculations will be made on the basis of a year of 365 days and the actual number of days elapsed.

(6) If no Reference Bank furnishes the appropriate information for the purposes of this Schedule, the Additional Cost shall be determined by the Facility Agent on the basis of such other information and quotations as the Facility Agent shall reasonably determine to be appropriate.

(7) In the event of a change in circumstances (including the imposition of alternative or additional official requirements, excluding capital adequacy requirements) which renders the above formula inappropriate in the reasonable opinion of the Facility Agent, the Facility Agent shall promptly notify the Company and the Banks thereof and (after consultation with the Reference Banks and the Company) shall notify the Borrowers of the manner in which the Additional Cost shall thereafter be determined (which manner shall be determined in a bona fide manner and provide a fair assessment of the Additional Cost) and the Obligors and the Banks shall be bound thereby.

                           SCHEDULE F

                       ACCESSION AGREEMENT


THIS ACCESSION AGREEMENT is dated the        day of             ,
19    and made BETWEEN [                       ] (the "Additional
Borrower") (1), (the "Company" and an "Existing Borrower" and a "Guarantor") (2), CSW (UK) PLC ("Bidco") and an "Existing
Borrower" and a "Guarantor") (3) [                        ] (each
also an "Existing Borrower") (4), and CREDIT SUISSE in its capacities as Arranger, Facility Agent and Security Agent under the Facility Agreement referred to in Recital (A) hereof and on behalf of the other Arrangers and the Banks parties to and defined as such in such Facility Agreement and on behalf of each of the parties to the Intercreditor Agreement (5) other than the Obligors.

WHEREAS:

(A) By and upon and subject to the terms of a facility agreement (the "Facility Agreement", which term includes any supplements and amendments thereto which may at any time be made in relation thereto and also any Substitution Certificates and Accession Agreements) dated 5th November, 1995 made between the Company and Bidco as Borrowers and Guarantors as therein defined, the Arrangers, the several banks parties thereto as Banks, Credit Suisse as Facility Agent and Security Agent, term loan facilities and a revolving credit facility were made available to certain of the Borrowers (as defined in the Facility Agreement).

(B) Each of the entities expressed to be party hereto (other than the Additional Borrower), whether directly or through signature hereof by the Facility Agent or the Company on its behalf, is a party to the Facility Agreement and the Intercreditor Agreement either by having been an original party thereto or pursuant to an Accession Agreement or a Substitution Certificate to which it is party or otherwise.

(C) The Additional Borrower wishes to become party to the Facility Agreement as a Borrower pursuant to the procedure established in Clause 19 of the Facility Agreement and a party to the Intercreditor Agreement pursuant to the procedure established in Clause 18 of the Intercreditor Agreement, by the execution of this Accession Agreement.

NOW IT IS HEREBY AGREED as follows:-

1.   Definitions

     Terms used herein which are defined in or to which a meaning or construction is assigned by or in the Facility Agreement shall, unless otherwise defined herein, have the same meaning and construction herein as therein.

2.   Agreements, Confirmations and Representations

(a)  The Additional Borrower hereby:-

     (i)  confirms  that it has received a copy of  the  Facility
          Agreement and the Intercreditor Agreement, together with such other documents and information as it has required in connection herewith and therewith;

     (ii) agrees to become, with effect from the date of this Accession Agreement a Borrower under the Facility Agreement and an Obligor under the Intercreditor Agreement and agrees to be bound in such capacity with effect from such date by the terms of the Facility Agreement and the Intercreditor Agreement and undertakes accordingly to perform its obligations as a Borrower or, as the case may be, Obligor thereunder;

     (iii) confirms the accuracy of the information set out under its name at the end of this Accession Agreement;

     (iv) represents and warrants as a Borrower to the Arranger, the Banks, the Security Agent and the Facility Agent in the terms of Clause 20.1 (other than paragraphs [(k), (l), (m), and (o)(ii),] of the Facility Agreement by reference to the facts and circumstances existing at the date hereof; and

     (v) confirms that it has not relied on any of the Finance Parties, to assess or inform it as to the legality, validity, effect or enforceability of the Facility Agreement or the Intercreditor Agreement or any other document referred to therein or the accuracy or completeness of any such information as is referred to in paragraph (i) above or the creditworthiness, affairs, condition or status of any of the parties to the Facility Agreement or the Intercreditor Agreement, or any such other document.

(b) The Existing Borrower(s), the Guarantors and the Finance Parties and the parties to the Intercreditor Agreement hereby agree amongst themselves and with the Additional Borrower that the Additional Borrower shall become party to the Facility Agreement and the Intercreditor Agreement with effect from the date of this Accession Agreement.

3.   Law

      This Accession Agreement shall be governed by and construed in accordance with English law.

IN  WITNESS WHEREOF the parties hereto have caused this Accession
Agreement to be duly executed on the date first written above.


Additional Borrower:


Company:

CSW INVESTMENTS


for itself and as agent for and on
behalf of the Existing Borrowers and
the Guarantors

By:

Facility Agent:

CREDIT SUISSE


for itself and as Facility Agent and
for and on behalf of the Arrangers,
the Banks and the Security Agent
and all parties to the
Intercreditor Agreement
other than the Obligors

By:

                           SCHEDULE G

                DOCUMENTARY CONDITIONS PRECEDENT


1.   A   certified  copy  of  the  memorandum  and  articles   of
     association (if any), statutes or by-laws and of each other constitutional or governing document of each Obligor.

2.   A  certified  copy  or  originals of all  other  Transaction
     Documents.

3. The fee letter(s) referred to in Clause 26.2 and 26.3 duly executed by the Company.

4. At least two originals of (a) the Security Documents, duly executed by each relevant Obligor, and (b) (if Subordinated Debt is to be subscribed) the Intercreditor Agreement, duly executed by all parties other than the Finance Parties.

5. A certified copy of a resolution of the Directors of each Obligor approving the transactions and matters contemplated by this Agreement and the other Finance Documents to which it is a party and authorising an Authorised Signatory of such Obligor to execute respectively on their behalf all the Finance Documents to which they are party and in the case of documents to be executed under seal or as a deed, authorising the execution thereof as a deed or the affixation of the seal and the witnessing thereof by the appropriate officers in accordance with the relevant Obligor's articles of association, statutes, by-laws or other constitutional documents.

6. A copy of (and of all applications for) any and all approvals, consents, licences, exemptions and other requirements of governmental and other authorities required for the entering into or performance of the Finance Documents and any other Transaction Document.

7. A specimen, of the signature of each person (each being an Authorised Signatory) authorised to execute any of the Finance Documents on behalf of any Obligor and/or to sign all notices, certificates and other documents or communications to be delivered by such Obligor thereunder.

8. An opinion, addressed to the Facility Agent and the Banks, of English legal advisers to the Facility Agent and the Banks as to such matters relating to the Obligors and their obligations under the Finance Documents as the Facility Agent may reasonably require.

9.   The  Offer  Document,  reflecting  the  text  of  the  Press
     Release.

10.  The Press Release.

11.  A copy of any and each Licence Undertaking.

12. A copy of any amendments to be made to the Licence consequent on the acquisition of the Shares by the Company.

                           SCHEDULE H

                          Form of Bill


Face of Bill

No.                 for pounds ...................

                                       Commitment  pounds .......... 19.....

To


On  ................................... 19.... pay  against  this
Bill    of    Exchange    to    our    order    the    sum     of
 ....................................................  for   value
received against [                                ].



                                             For and on behalf of




                                             ....................
                                             Authorised Signatory


Reverse of Bill

For and on behalf of




 ....................
Authorised Signatory

                           SCHEDULE I

                    Form of Power of Attorney


THIS  POWER  OF ATTORNEY is made as a deed the            day  of
199[     ] by [                              ] (registered number
[                        ])  (the "Borrower") for the purposes of
a Facility Agreement dated 5th November, 1995 (the "Facility Agreement") made between (inter alios) the Borrower, the
Arrangers,  the  Banks and Credit Suisse as  Facility  Agent  and
Security Agent.

1. Terms defined in the Facility Agreement have their defined meanings when used in this Deed.

2. The Borrower hereby appoints Credit Suisse to be the attorney of the Borrower, on behalf of the Borrower, to draw, endorse and deliver, in accordance with the following provisions of this Deed, any Bills which the Borrower is obliged under Clause 6 of the Facility Agreement to ensure that the Facility Agent receives as a result of any Utilisations of the Tranche 3 Facility by the Borrower by way of Bills.

3. The powers conferred on Credit Suisse under paragraph 2 of this Deed shall be exerciseable jointly by any two persons
     (whether or not directors) who are for the time being authorised signatories of Credit Suisse.

4. In exercising those powers, such authorised signatories shall:

     (i) act as the agents of Credit Suisse in its capacity as the Borrower's attorney under this Deed; and

     (ii) sign on behalf of Credit Suisse and the Borrower as follows:

     "For  and  on behalf of [            ] by Credit  Suisse  as
     Attorney.



     ....................
     Authorised Signatory"

5. Any authorised signatory of Credit Suisse may make such arrangements as are customary for facilities of this type for the Bills drawn and endorsed under this Deed to be delivered in accordance with the Facility Agreement.

6. Any Bills drawn, endorsed and delivered in accordance with this Deed shall be binding upon the Borrower for all purposes and the Borrower hereby agrees to ratify any action taken by or on behalf of Credit Suisse in accordance with the terms of this Deed.

7. This Deed shall remain in full force and effect and may be acted upon until the receipt by Credit Suisse of a notice in writing which is signed by a director or the secretary of the Borrower, is addressed to Geoff Ireland or John Chrisford of Credit Suisse, is left at (not posted to) the offices of Credit Suisse and expressly revokes this Deed.

8. Notwithstanding the foregoing such revocation shall not take effect with respect to any Bills in relation to which a Drawdown Notice has been issued prior to the time of receipt by Credit Suisse of the notice of revocation referred to in paragraph 7 above and in relation to which the powers of Credit Suisse contained in this Deed shall remain in full force and effect.

9.   This Deed shall be governed by English law.

IN WITNESS whereof the Borrower has executed this Deed on the date first before written.

Executed as a deed by    )
[                  ]     )
acting by                )
and                      )



 ..........................
director




 ..........................
director/secretary

                SIGNATORIES TO FACILITY AGREEMENT

The Company

CSW INVESTMENTS

By:  S. MCDONNELL


Bidco

CSW (UK) PLC

By:  S. MCDONNELL


The Arrangers

CITIBANK INTERNATIONAL PLC

By:  E. ROBINSON


CREDIT SUISSE

By:  S. JACKSON          By:  R. SMITH-MORGAN


UNION BANK OF SWITZERLAND

By:  B. MILLS            By:  P. COSTELLO


The Original Banks

CITIBANK, N.A.

By:  S. ZAMAN


CREDIT SUISSE

By:  S. JACKSON          By:  R. SMITH-MORGAN


UNION BANK OF SWITZERLAND

By:  B. MILLS            By:  P. COSTELLO


The Facility Agent and the Security Agent

CREDIT SUISSE

By:  S. JACKSON               By:  R. SMITH-MORGAN